SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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WRIGHT MEDICAL GROUP N.V.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2019 ANNUAL GENERAL MEETING
OF SHAREHOLDERS PROXY STATEMENT

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FROM OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
(+ 31) 20 521-4777

May 17, 2019
Dear Shareholders:
On behalf of the board of directors, we cordially invite you to attend the 2019 Annual General Meeting of Shareholders of Wright Medical Group N.V. to be held on Friday, June 28, 2019, beginning at 12:00 p.m. (Central European Time) at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
Information about our Annual General Meeting, the agenda items and the various matters on which our shareholders will vote is included in the notice of meeting and proxy statement that follow.
It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person.  Regardless of whether you plan to attend the meeting, we encourage you to exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card before the closing of these voting facilities at 11:59 p.m. (Eastern Time) on June 26, 2019.  If you attend the Annual General Meeting and prefer to vote in person, you may withdraw your proxy at that time.
Our Annual Report to Shareholders, including our annual report on Form 10-K for the fiscal year ended December 30, 2018, is being provided to you together with these proxy materials for your review.  A copy of our related Dutch statutory annual accounts, as prepared in accordance with Dutch law, is available on our website at www.wright.com.
On behalf of the board of directors and management, it is our pleasure to express our appreciation for your continued support.
Sincerely,

/s/ David D. Stevens	/s/ Robert J. Palmisano
David D. Stevens	Robert J. Palmisano
Chairman	President and Chief Executive Officer

We intend to make this proxy statement and our 2018 Annual Report to Shareholders available on the Internet and to commence mailing of the notice to all shareholders entitled to vote at the Annual General Meeting beginning on or about May 17, 2019.  We will mail paper copies of these materials, together with a proxy card, within three business days of a request properly made by a shareholder entitled to vote at the Annual General Meeting.

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF WRIGHT MEDICAL GROUP N.V.:
Notice is hereby given that the Annual General Meeting of Shareholders of Wright Medical Group N.V. will be held on Friday, June 28, 2019, beginning at 12:00 p.m. (Central European Time) at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
The agenda for the Annual General Meeting is as follows:
1.	Opening.
2.	Report of our board of directors on the fiscal year ended December 30, 2018 (for discussion only).
3.
Appointment of one executive director and eight non-executive directors and notification to the shareholders of the contemplated appointment of Robert J. Palmisano as executive director and David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors to serve until the 2020 Annual General Meeting or until his or her earlier death, resignation or removal (Voting Proposal No. 1).

4.	Directors’ remuneration for the fiscal year ended December 30, 2018 (for discussion only).
5.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 (Voting Proposal No. 2).
6.	Appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 29, 2019 (Voting Proposal No. 3).
7.	Adoption of our Dutch statutory annual accounts for the fiscal year ended December 30, 2018 (Voting Proposal No. 4).
8.	Release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 30, 2018 (Voting Proposal No. 5).
9.
Extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction (Voting Proposal No. 6).

10.
Limited authorization of our board of directors to issue ordinary shares or grant rights to subscribe for ordinary shares up to 20% of our issued and outstanding shares at the time of the issue until June 28, 2021 (Voting Proposal No. 7).

11.
Limited authorization of our board of directors to resolve to exclude or restrict our shareholders’ pre-emptive rights under Dutch law with respect to the ordinary shares and rights to subscribe therefor that the board of directors may issue or grant pursuant to the authority in agenda item 10 above until June 28, 2021 (Voting Proposal No. 8).

12.	Approval of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan (Voting Proposal No. 9).
13.	Approval, on an advisory basis, of our executive compensation (Voting Proposal No. 10).
14.	Closing.

Many of the agenda matters are presented to the general meeting of our shareholders as a result of our company being organized under the laws of the Netherlands.  Several matters that are within the authority of the board of directors under most U.S. state corporate laws require shareholder approval under Dutch law.  Additionally, Dutch governance provisions require certain discussion topics for annual general meetings of shareholders upon which shareholders do not vote.
Our board of directors has determined that all holders of record of our ordinary shares as of the close of business on Friday, May 31, 2019, according to American Stock Transfer & Trust Company, LLC, our registrar and transfer agent, or such shareholders’ proxies, are entitled to notice of and to attend and vote at the Annual General Meeting.  If you wish to attend the Annual General Meeting, however, you must notify our board of directors of your intention to do so no later than June 21, 2019, by submitting your name and number of ordinary shares beneficially owned to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.  If you own ordinary shares through a broker, such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register.  If you own your ordinary shares through a broker and you wish to attend the Annual General Meeting, you must notify our board of directors of your intention to do so in the manner described above no later than June 21, 2019 and also provide us with appropriate evidence of ownership of and authority to vote the shares no later than June 21, 2019.  Access to the Annual General Meeting is permitted only after verification of personal identification.
It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares you hold and whether or not you plan to attend the Annual General Meeting in person.  Regardless of whether you plan to attend the Annual General Meeting, I encourage you to exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card before the closing of these voting facilities at 11:59 p.m. (Eastern Time) on June 26, 2019.  If you attend the meeting and prefer to vote in person, you may withdraw your proxy at that time.
With respect to the appointment of one executive director and eight non-executive directors in Voting Proposal No. 1, our board of directors recommends a vote “FOR” the appointment of Robert J. Palmisano as executive director and each of David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors.  With respect to the other voting proposals, our board of directors recommends a vote “FOR” each of the other voting proposals being presented to our shareholders at the Annual General Meeting.
* * * * *
By Order of the Board of Directors,

/s/ James A. Lightman
James A. Lightman
Senior Vice President, General Counsel and Secretary

Amsterdam, The Netherlands
May 17, 2019

References in this proxy statement to:
•	“Wright,” “company,” “we,” “our” or “us” refer to Wright Medical Group N.V. and our subsidiaries;
•	“Wright ordinary shares,” “ordinary shares” or “shares” in this proxy statement refer to our ordinary shares, par value €0.03 per share;
•	“Annual General Meeting” or “AGM” refer to the 2019 Annual General Meeting of Shareholders, unless another year is specified;
•	a particular year refer to the applicable fiscal year, unless we indicate otherwise;
•	“Wright/Tornier merger” or the “merger” in this proxy statement refer to the merger between Wright Medical Group, Inc. and Tornier N.V. completed on October 1, 2015; and
•	“legacy Wright” and “legacy Tornier” refer to Wright Medical Group, Inc. and Tornier N.V., respectively, before completion of the Wright/Tornier merger.
Information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by those sections. Forward-looking statements are based on our current expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in our most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission, or SEC, on February 27, 2019, in “Part I, Item 1A, Risk Factors,” which is being provided to you together with this proxy statement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in our Annual Report on Form 10-K, including in “Part I, Item 1A. Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Annual Report on Form 10‑K are not exclusive and further information concerning our company and our business, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

PROXY STATEMENT SUMMARY
This executive summary provides an overview of the information included in this proxy statement.  We recommend that you review the entire proxy statement and our 2018 Annual Report to Shareholders before voting.
2019 ANNUAL GENERAL MEETING

DATE AND TIME
Friday, June 28, 2019
12:00 p.m. (CET)

LOCATION
Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands

RECORD DATE
Holders of record of our ordinary shares at the close of business on May 31, 2019 are entitled to notice of, to attend, and to vote at the 2019 Annual General Meeting or any continuation, postponement, or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON FRIDAY, JUNE 28, 2019

This proxy statement and our annual report on Form 10-K for the fiscal year ended December 30, 2018 are available at www.proxyvote.com.  In addition, such documents also are available at our offices at the address set forth above and on our website at www.wright.com.
VOTING PROPOSALS
Voting proposal	Board’s vote recommendation	Page
No. 1 – Appointment of directors	FOR	34
No. 2 – Ratification of appointment of independent registered public accounting firm	FOR	40
No. 3 – Appointment of auditor for Dutch statutory annual accounts	FOR	43
No. 4 – Adoption of Dutch statutory annual accounts	FOR	44
No. 5 – Release of certain liabilities	FOR	45
No. 6 – Extension of authority of Board to repurchase shares	FOR	46
No. 7 – Limited authorization to issue ordinary shares	FOR	47
No. 8 – Limited authorization to exclude or restrict shareholders’ pre-emptive rights until June 28, 2021	FOR	49
No. 9 – Approval of Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan	FOR	51
No. 10 – Advisory approval of executive compensation	FOR	67

2018 BUSINESS HIGHLIGHTS

In 2018, we demonstrated how we are built to win as we had a very good year, with many areas of the company achieving strong performance.  Below are highlights of our 2018 financial, operational and strategic achievements.
FINANCIAL
$836 million
Net Sales
Achieved $836 million in net sales, a 12% é over 2017, propelled by major new product launches – including our PERFORM™ Reversed Glenoid, BLUEPRINT™ adoption, AUGMENT® Injectable and our PROstep™ Minimally Invasive Surgery (MIS) system, as well as improved execution in our U.S. lower extremities sales force

$117 million	Adjusted EBITDA Achieved $117 million in non-GAAP adjusted EBITDA, a 32% é over 2017
14%	Adjusted EBITDA Margin Expanded adjusted EBITDA margin by 210 basis points to 14%
79%	Adjusted Gross Margin Expanded non-GAAP adjusted gross margin to 79%

OPERATIONAL
Twice market rate	U.S. Upper Extremities Business Our U.S. upper extremities business grew more than twice the market rate, fueled by our PERFORM™ Reversed Glenoid, SIMPLICITI™ and other shoulder products
10%
U.S. Lower Extremities Business
Our U.S. lower extremities business grew 10% due to the improvement in our lower extremities sales force, the success of our new products like PROstep™ MIS and good progress in further building our Ambulatory Surgery Center (ASC) business

✔
Received Premarket Approval from FDA for AUGMENT® Injectable
AUGMENT® Injectable Bone Graft provides a clinically proven and safe and effective alternative to autograft for use in hindfoot and ankle fusion in an easy to use flowable formulation

STRATEGIC
✔
Completed Acquisition of Cartiva, Inc.
This acquisition added to our lower extremities portfolio Cartiva’s Synthetic Cartilage Implant, the first and only PMA product for the treatment of great toe osteoarthritis, which is supported by compelling clinical performance and backed by Level I clinical evidence

40%
Accelerated Adoption of BLUEPRINT™ Enabling Technology
We achieved an approximate 40% case penetration with our BLUEPRINT™ enabling technology by the end of 2018, up from 20% in the second quarter of 2018

Please see Annex I for a reconciliation of non-GAAP financial measures to most comparable measures under U.S. generally accepted accounting principles.

CORPORATE GOVERNANCE

HIGHLIGHTS
✔	One tier of directors – one executive director and eight non-executive directors	✔	Internal board rules similar to U.S. corporate bylaws or corporate governance guidelines
✔	Annual election of directors	✔	Nearly 100% meeting attendance by directors
✔	Majority independent directors	✔	Robust stock ownership guidelines and retention requirements
✔	Independent board chairman	✔	Extensive executive succession planning efforts
✔	Four standing board committees: audit, compensation, nominating, corporate governance and compliance and strategic transactions	✔	Annual review of corporate governance documents
✔	Fully independent board committees	✔	Annual and thorough board and board committee evaluations
✔	Recent board refreshment efforts	✔	No poison pill or the Dutch equivalent
BOARD AND COMMITTEE SELF-ASSESSMENTS
The board of directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of the full board of directors and each committee.  Therefore, each year, the nominating, corporate governance and compliance committee oversees a self-assessment process to ensure that the full board of directors and each committee conduct an assessment of their performance and solicit feedback for areas of improvement.

SHAREHOLDER ENGAGEMENT
We are committed to a robust and proactive shareholder engagement program.  The board of directors values the perspectives of our shareholders, and feedback from shareholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for board discussions throughout the year.
In 2018, we contacted our top 50 institutional shareholders, representing approximately 83% of our outstanding ordinary shares, and attended over 300 meetings for investors and interested investors.
Shareholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures.  Some of the actions we have taken in response to feedback over the last several years include:
✔	Added performance-based awards to our annual executive officer long-term incentive award program;
✔	Adopted a clawback policy;
✔	Adopted a double-trigger change-in-control vesting provision in our 2017 equity and incentive plan;
✔	Designed our 2017 equity and incentive plan to reflect evolving shareholder preferences; and
✔	Require pre-approval of additional directorships by our board members.
BOARD ENGAGEMENT
We have not adopted a formal process for shareholder communications with our board of directors.  Nevertheless, every effort has been made to ensure that the views of our shareholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner.  Shareholders and other interested parties can communicate with our board as listed below.

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	Investor Relations (901) 290-5817	julie.dewey@wright.com	Annual General Meeting Friday, June 28, 2019 Wright Medical Group N.V.

BOARD COMPOSITION AND DIVERSITY

The board of directors understands the importance of adding diverse, experienced talent to the board in order to establish an array of experience and strategic views.  The nominating, corporate governance and compliance committee is committed to refreshment efforts to ensure that the composition of the board and each of its committees encompasses a wide range of perspectives and knowledge.
Gender Diversity
Female Representation	22% (Two of Nine)

KEY QUALIFICATIONS

The following are some of the key qualifications, skills, and experiences of the board of directors.
Senior Leadership/ Management	Financial Expertise	Industry Expertise	Sales and Marketing Expertise
Strategic Planning/M&A	Investor Relations	International Experience	Regulatory/ Clinical/ Quality/ Compliance Experience
Public Company Board Experience	Experience in High-Growth Businesses	Technology/Cybersecurity Experience	Reimbursement

BOARD AND COMMITTEE COMPOSITION

The board of directors has an audit committee, a compensation committee, a nominating, corporate governance and compliance committee, and a strategic transactions committee.  Below are our directors, their committee memberships, and their 2018 attendance rates for board and committee meetings.
Director	Board	Audit	Compensation	Nominating, corporate governance and compliance	Strategic transactions	Attendance rate
Robert J. Palmisano	●					100%
David D. Stevens	Chair			●	●	100%
Gary D. Blackford	●			Chair		100%
J. Patrick Mackin	●		●			80%
John L. Miclot	●		Chair		●	100%
Kevin C. O’Boyle	●	Chair			●	100%
Amy S. Paul	●		●	●		100%
Richard F. Wallman	●	●				100%
Elizabeth H. Weatherman	●	●			Chair	100%
BOARD NOMINEES

Below are the directors nominated for election by shareholders at the Annual General Meeting for a one-year term.  The board of directors recommends a vote “FOR” each of these nominees.
All director nominees listed below served during the fiscal year ended December 30, 2018, and attended at least 75% of the sum of all board meetings and committee meetings, as applicable.
Director	Age	Serving since	Independent	Current board committees
Robert J. Palmisano	74	2015	No(1)	N/A
David D. Stevens	65	2015	Yes	Nominating, Corporate Governance and Compliance and Strategic Transactions
Gary D. Blackford	62	2015	Yes	Nominating, Corporate Governance and Compliance
J. Patrick Mackin	52	2018	Yes	Compensation
John L. Miclot	60	2015	Yes	Compensation and Strategic Transactions
Kevin C. O’Boyle	63	2010	Yes	Audit and Strategic Transactions
Amy S. Paul	67	2015	Yes	Compensation and Nominating, Corporate Governance and Compliance
Richard F. Wallman	68	2008	Yes	Audit
Elizabeth H. Weatherman	59	2006	Yes	Audit and Strategic Transactions

(1)
Robert J. Palmisano serves as executive director, a role that is inherently not independent.  In addition to serving as executive director, Mr. Palmisano serves as President and Chief Executive Officer.

EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is generally designed to:
✔	Reinforce our corporate mission, vision and values;
✔	Attract and retain executives important to the success of our Company;
✔	Align the interests of our executives with the interests of our shareholders; and
✔	Reward executives for the achievement of Company performance objectives, the creation of shareholder value in the short- and long-term, and their contributions to the success of our Company.
EXECUTIVE COMPENSATION BEST PRACTICES

Our compensation practices include many best practices that support our executive compensation objectives and principles and benefit our shareholders.
What we do		What we don’t do
✔	Structure our executive officer compensation so that a significant portion of pay is at risk	No automatic salary increases
✔	Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by shareholders
✔	Use a mix of performance measures and caps on payouts	No excessive perquisites
✔	Require minimum vesting periods on equity awards	No new single-trigger change in control arrangements
✔	Require double-trigger for equity acceleration upon a change in control	No tax gross-ups, other than limited CEO and relocation tax gross-ups
✔	Maintain a competitive compensation package	No change in control excise tax gross-ups
✔	Have robust stock ownership guidelines and stock retention requirements for executive officers	No pledging or hedging of Wright securities
✔	Maintain a robust clawback policy	No short sales or derivative transactions in Wright shares, including hedges
✔	Hold an annual say-on-pay vote	No current payment of dividends on unvested awards
HOW WE PAY

Our executive compensation program consists of the following principal elements:
✔	Base salary;
✔	Short-term annual incentive compensation; and
✔	Long-term incentive compensation.

2018 EXECUTIVE COMPENSATION ACTIONS

2018 compensation actions and incentive plan outcomes based on performance are summarized below:
Pay element	2018 actions
Base Salary	• Our CEO received no base salary increase. • Our NEOs received base salary increases between zero and 4.0%.
Short-Term Annual Incentive
•   Target bonus percentage for our CEO remained the same at 100% and remained the same for our other NEOs, ranging from 50% to 65% of base salary.
•  Our CEO’s and CFO’s short-term incentive is based 100% on corporate performance goals.
•   Other NEOs’ short-term incentives are based on corporate performance goals, and in some cases, divisional and individual performance goals.
•   Corporate performance payouts were 111.1% of target, based on fiscal 2018 performance. (see page 80 for additional details)
•   U.S. and international divisional performance payouts were 117.2% and 98.0% of target, respectively, based on fiscal 2018 performance.

Long-Term Incentives
•   The target long-term incentive (LTI) grant guideline for our CEO increased from 400% to 450% of base salary to align closer with targeted competitive levels and remained the same for other NEOs, ranging from 100% to 175%, except in the case of one NEO whose LTI increased to 225%.
•    LTI is delivered 1/3 in stock options, 1/3 in time-vested restricted stock unit (RSU) awards, and 1/3 in performance share unit (PSU) awards.
•    Stock options and RSU awards vest over four years.
•    PSU awards vest and are paid out in Wright ordinary shares upon the achievement of a threshold net sales growth goal over a three-year period.
•    Since PSU awards were first granted in 2017, there were no payouts of prior PSU awards during 2018.

Other
•   We paid Mr. Morton a $200,000 signing bonus upon his hiring, 100% of which he would have had to repay if he had voluntarily left Wright within one year of his start date and 50% of which he must repay if he voluntarily leaves within two years of his start date.
•   In June 2016, we agreed to pay Mr. Cooke a $1.2 million retention payment to relocate his family to the United Kingdom. This payment, made in June 2018, is in lieu of any future change in control or severance payment under his separation pay agreement.
•   In December 2018, we approved new compensation packages for Messrs. Berry and Cordell in connection with their promotions effective January 2019.

SAY-ON-PAY VOTE

The board of directors is providing our shareholders with an advisory vote on our executive compensation commonly known as a say-on-pay vote.  We last submitted a say-on-pay proposal to our shareholders at our 2018 Annual General Meeting held on June 29, 2018.  At that meeting, over 98% of the votes cast by our shareholders were in favor of our say-on-pay vote.
The board of directors recommends a vote “FOR” the approval of our say-on-pay proposal.

AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

The board of directors has approved the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan (which we refer to as the amended 2017 plan).  The amended 2017 plan increases the number of Wright ordinary shares authorized for issuance under the plan by an additional 6.2 million shares.  Our continuing ability to offer equity incentive awards under the Wright Medical Group N.V. 2017 Equity and Incentive Plan (the 2017 plan) is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive markets for employee talent in which we operate.
In addition, the amended 2017 plan reflects certain changes in light of the Tax Cuts and Jobs Act and its impact on Section 162(m) of the Internal Revenue Code of 1986, as amended.  We retained, however, the annual award limits and performance measures as part of good corporate governance.  The amended 2017 plan also incorporates a more stringent limit on non-employee director awards limiting overall non-employee director compensation to $450,000 per year or $600,000 per year in the case of a non-employee chairman of the board or in the fiscal year of a non-employee director’s initial service as a non-employee director.  Finally, the amended 2017 plan increases the limit on incentive stock options and full value awards commensurate with the overall share increase.
The board of directors recommends a vote “FOR” the approval of the amended 2017 plan.
LIMITED SHARE ISSUANCE AND WAIVER OF PRE-EMPTIVE RIGHTS AUTHORIZATIONS

Under Dutch law and our articles of association, we are required to seek approval of our shareholders each time we wish to issue shares from our authorized ordinary share capital, or we wish to exclude or restrict the pre-emptive rights that are afforded to our shareholders under Dutch law and our articles of association, unless our shareholders have authorized our board of directors to issue shares and exclude or restrict such pre-emptive rights.
This proxy statement explains two proposals which would authorize our board of directors until June 28, 2021 to issue, or grant rights to purchase or subscribe for, and to exclude or restrict pre-emptive rights on the issue of, or grant of rights to purchase or subscribe for, our unissued ordinary shares up to 20% of our issued and outstanding shares at the time of issue, which is further divided into 10% for general corporate purposes (including potential mergers and acquisitions) and an additional 10% only for potential mergers and acquisitions.
The board of directors recommends a vote “FOR” the limited authorizations of our board of directors to issue ordinary shares and resolve to exclude or restrict our shareholders’ pre-emptive rights under Dutch law as described later in this proxy statement.
OTHER ROUTINE VOTING PROPOSALS

This proxy statement contains information regarding the other routine voting proposals being submitted to a vote of shareholders.  With respect to these other voting proposals, the board of directors recommends a vote:
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019;
•	“FOR” the appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 29, 2019;
•	“FOR” the adoption of our Dutch statutory annual accounts for the fiscal year ended December 30, 2018;
•	“FOR” the release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 30, 2018; and

•
“FOR” the approval of the extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction.

OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES

We are committed to environmental, social and governance (ESG) principles. As a global organization, we recognize our important role in the communities and environment in which we work and live and are committed to not only delivering innovative and high quality products but also improving the quality of life for patients worldwide.
Sustainability is one of our core values. Environmental sustainability at Wright is built upon a philosophy of investing in our business to maximize our resiliency in the market place, while also improving the quality of life for patients worldwide and recognizing the impact of our direct and indirect operations on the environment. We are committed to protecting the environment while utilizing resources in a sustainable manner, and encouraging the responsible use and application of our products.
Our social consciousness is evidenced by our commitment to good corporate citizenship. Through our Wright Cares and other employee volunteer programs and grant and charitable donations, we seek to be a positive influence in the communities where we operate and our employees and their families live and work.
Our recent ESG initiatives have focused on:
•	sustainability efforts (e.g., incorporate sustainability concepts into the design of our products and their packaging to reduce the environmental footprint of our products);
•	humanitarianism (e.g., product donations and volunteering during work hours through our Wright Cares programs);
•	education (e.g., scholarships and tuition reimbursement programs);
•	health and wellness (e.g., days devoted to healthcare awareness and fitness challenges); and
•	access to healthcare and products (e.g., patient information programs and donations of implants, products, and supplies related to medical missions and care for the indigent).

2020 ANNUAL GENERAL MEETING

Date of 2020 Annual General Meeting
We anticipate that our 2020 Annual General Meeting will be held in June 2020.
Important Dates for Shareholder Submissions
The following are important dates in connection with our 2020 Annual General Meeting.  Any shareholder who wishes to propose a matter for consideration at our 2020 Annual General Meeting, or to make a director nomination, must cause such proposal or nomination to be delivered to James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
Shareholder action	Submission deadline
Proposal Pursuant to Rule 14a-8 of the United States Securities Exchange Act of 1934, as amended	No later than January 17, 2020
Nomination of a Candidate Pursuant to our Articles of Association	No later than April 28, 2020
Proposal of Other Business for Consideration Pursuant to our Articles of Association	No later than April 28, 2020

INFORMATION ABOUT THE ANNUAL GENERAL MEETING
The board of directors of Wright Medical Group N.V. is soliciting your proxy for use at the 2019 Annual General Meeting to be held on Friday, June 28, 2019.  The board is soliciting proxies to give all shareholders of record an opportunity to vote on matters properly presented at the Annual General Meeting.  The Annual General Meeting to which this proxy statement relates constitutes the annual general meeting of shareholders for purposes of and will satisfy applicable laws, rules and regulations of the United States, the Nasdaq Global Select Market and the Netherlands.
We have elected to provide access to our proxy materials on the Internet.  Accordingly, we are sending an Important Notice of Availability of Proxy Materials for the Annual General Meeting (which we refer to as the Internet Notice) to most of our shareholders of record and paper or electronic copies of the proxy materials to our remaining shareholders of record.  Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice.  All shareholders may request to receive a printed set of the proxy materials.  Instructions on how to request a printed copy by mail or electronically may be found on the Internet Notice and on the website referred to in the Internet Notice, including an option to request paper copies on an ongoing basis.  We will mail this proxy statement and 2018 Annual Report, together with a proxy card, to those shareholders entitled to vote at the Annual General Meeting who have properly requested paper copies of such materials, within three business days of such request.
WHEN AND WHERE WILL THE ANNUAL GENERAL MEETING BE HELD?

The Annual General Meeting will be held on Friday, June 28, 2019, at 12:00 p.m. (Central European Time), at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.  Directions to attend the Annual General Meeting may be obtained by calling Investor Relations at (901) 290-5817.
WHAT IS THE PURPOSE OF THE ANNUAL GENERAL MEETING?

The purpose of the Annual General Meeting is to give our shareholders an opportunity to consider and act upon the matters set forth in this proxy statement:
Voting proposal	Item of business
Voting Proposal No. 1	Appointment of Directors
Voting Proposal No. 2	Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2019
Voting Proposal No. 3	Appointment of KPMG N.V. as Auditor for Dutch Statutory Annual Accounts for Fiscal Year 2019
Voting Proposal No. 4	Adoption of Dutch Statutory Annual Accounts
Voting Proposal No. 5	Release of Certain Liabilities
Voting Proposal No. 6	Extension of Authority of the Board of Directors to Repurchase up to 10% of our Issued Share Capital Until December 28, 2020
Voting Proposal No. 7	Limited Authorization to Issue Ordinary Shares Until June 28, 2021
Voting Proposal No. 8	Limited Authorization to Exclude or Restrict Shareholders’ Pre-Emptive Rights Until June 28, 2021
Voting Proposal No. 9	Approval of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan
Voting Proposal No. 10	Advisory Approval of our Executive Compensation

ARE THERE MATTERS TO BE VOTED ON THAT ARE NOT INCLUDED IN THIS PROXY STATEMENT?

We currently are not aware of any business that will be presented at the Annual General Meeting other than as described in this proxy statement.  If, however, any other matter is properly brought at the Annual General Meeting, or any continuation, postponement, or adjournment thereof, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters in accordance with their best judgment.
HOW DO I ATTEND THE ANNUAL GENERAL MEETING?

If you wish to attend the Annual General Meeting, you must notify our board of directors of your intention to do so no later than June 21, 2019, by submitting your name and the number of Wright ordinary shares beneficially owned to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.  If you own your ordinary shares through a broker and you wish to attend the Annual General Meeting, you must notify our board of directors of your intention to do so in the manner described above no later than June 21, 2019 and also provide us with appropriate evidence of ownership of and authority to vote the shares no later than June 21, 2019.  Access to the Annual General Meeting is permitted only after verification of personal identification.
WHO IS ENTITLED TO VOTE AT THE ANNUAL GENERAL MEETING?

Only shareholders of record of our ordinary shares at the close of business on May 31, 2019, or the record date, according to American Stock Transfer & Trust Company, LLC, our registrar and transfer agent, or such shareholders’ proxies, will be entitled to vote at the Annual General Meeting.  As of May 10, 2019, the number of outstanding ordinary shares entitled to vote on each voting proposal at the Annual General Meeting was 126,122,077.
HOW MANY VOTES DO I HAVE?

Each Wright ordinary share entitles the holder thereof to one vote on each matter that is voted on at the Annual General Meeting.
IS MY VOTE IMPORTANT?

Yes.  Your vote is important regardless of how many Wright ordinary shares you own.  Please take a moment to read the instructions in response to the next question below, vote your shares and submit your proxy as soon as possible to ensure that your shares are represented and voted at the Annual General Meeting.
HOW DO I VOTE?

If you are the registered holder of Wright ordinary shares, you are the record holder of those shares, and you can vote at the Annual General Meeting in person or by proxy.  We recommend that you vote by proxy even if you plan to attend the Annual General Meeting.  If you attend the Annual General Meeting, you may revoke your proxy by voting in person at that time.
If you are a shareholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on June 26, 2019 to be counted.

There are three ways to vote by proxy:
•
By Internet – You can vote by Internet by going to the website www.proxyvote.com and following the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, your proxy card.

•	By Telephone – You can vote by telephone by calling toll-free 1-800-690-6903 in the United States, Canada and Puerto Rico and following the instructions.
•
By Mail – You can vote by mail by completing, signing, dating and mailing your proxy card in the envelope provided if you received a paper copy of these proxy materials.  If you vote by Internet or telephone, please do not mail your proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate.  You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on (i)  our executive director nominee and each of our eight non-executive director nominees in Voting Proposal No. 1 and (ii) each of the other voting proposals in this proxy statement.
If you vote by proxy without indicating your instructions, your shares will be voted:
•
“FOR” the appointment of Robert J. Palmisano as executive director and David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors, as recommended by our board of directors, in Voting Proposal No. 1; and

•	“FOR” each of the other voting proposals in this proxy statement, as recommended by our board of directors.
AM I A “RECORD HOLDER” OR DO I HOLD MY SHARES IN “STREET NAME”?

A record holder holds shares in his or her name.  Shares held in “street name” means that shares are held in the name of a bank or broker on a person’s behalf.
CAN I VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes.  If you own Wright ordinary shares through a broker, bank or other nominee, such shares often are referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register.  For shares held in street name, there is a two-step process for distributing our proxy materials and tabulating votes.  Brokers inform us how many of their clients own ordinary shares in street name, and the broker forwards our proxy materials to those beneficial owners.  If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified on your broker’s voting instruction form.  Shortly before the Annual General Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders.  If you plan to attend the Annual General Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual General Meeting, as well as notify our board of directors of your intention to do so in the manner described above no later than June 21, 2019, and provide us with appropriate evidence of ownership of and authority to vote the shares no later than June 21, 2019.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes.  You may change your vote or revoke a proxy at any time prior to its exercise at the Annual General Meeting by:
•	giving to our Senior Vice President, General Counsel and Secretary a written notice of revocation of the proxy’s authority;
•	submitting a duly executed proxy card bearing a later date;
•	voting again by Internet, telephone or mail at a later time before the closing of these voting facilities at 11:59 p.m. (Eastern Time) on June 26, 2019; or
•	attending the Annual General Meeting and voting in person.
Your attendance at the Annual General Meeting alone, without voting at the meeting, will not revoke your proxy.
WHAT VOTE IS REQUIRED TO APPOINT DIRECTORS AND APPROVE EACH VOTING PROPOSAL?

Under Dutch law and our articles of association, our board of directors has the right to make binding nominations for open positions on the board of directors.  If the list of candidates contains one candidate for a vacancy to be filled, such candidate shall be appointed, unless the binding nature of the nominations by the board of directors is set aside.  The binding nature of the nominations by our board of directors may be overridden by a vote of two-thirds of the votes cast at an annual general meeting if such two-thirds vote constitutes more than one-half of our issued share capital, in which event a new meeting would be called at which the resolution for appointment of a member of our board of directors would require a majority of two-thirds of the votes cast, representing more than one-half of the issued share capital.  At an annual general meeting of shareholders, votes with respect to the appointment of a member of our board of directors can only be cast for candidates named in the agenda of the meeting or the explanatory notes thereto.
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting and entitled to vote on the proposal is required to approve each of the other voting proposals in this proxy statement.
Although there is no general quorum requirement under Dutch law, our articles of association provide that resolutions with respect to the voting proposals in this proxy statement shall be passed by a simple majority of votes cast in a meeting where at least one-third of the outstanding shares are represented.  Broker non-votes will not count as shares present at the Annual General Meeting or for the purpose of determining the number of votes cast.  “Broker non-votes” are shares that are held in “street name” by a broker, bank or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.  Abstentions will count as shares present at the Annual General Meeting, but will not count for the purpose of determining the number of votes cast.
HOW WILL VOTES BE COUNTED?

Each Wright ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or cast in person at the Annual General Meeting.  Shares will not be voted in favor of a proposal if either the shareholder abstains from voting on a particular matter or the shares represent broker non-votes.
WHO WILL COUNT THE VOTES?

All proxies submitted to us will be tabulated by Broadridge Financial Solutions, Inc.  All shares voted by shareholders of record present in person at the Annual General Meeting will be tabulated by our Corporate Secretary or his designee.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE VOTING PROPOSALS?

Our board of directors recommends that you vote:
•
“FOR” the appointment of Robert J. Palmisano as executive director and David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors, in each case to serve until the 2020 Annual General Meeting or until his or her earlier death, resignation or removal (Voting Proposal No. 1);

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 (Voting Proposal No. 2);
•	“FOR” the appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 29, 2019 (Voting Proposal No. 3);
•	“FOR” the adoption of our Dutch statutory annual accounts for the fiscal year ended December 30, 2018 (Voting Proposal No. 4);
•	“FOR” the release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 30, 2018 (Voting Proposal No. 5);
•
“FOR” the approval of the extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction (Voting Proposal No. 6);

•	“FOR” the limited authorization to issue ordinary shares until June 28, 2021 (Voting Proposal No. 7);
•	“FOR” the limited authorization to exclude or restrict shareholders’ pre-emptive rights until June 28, 2021 (Voting Proposal No. 8);
•	“FOR” the approval of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan (Voting Proposal No. 9); and
•	“FOR” the approval, on an advisory basis, of our executive compensation (Voting Proposal No. 10).
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL GENERAL MEETING?

We plan to announce preliminary voting results at the Annual General Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual General Meeting.

CORPORATE GOVERNANCE
BEST PRACTICES

✔	One tier of directors – one executive director and eight non-executive directors	✔	Internal board rules similar to U.S. corporate bylaws or corporate governance guidelines
✔	Annual election of directors	✔	Nearly 100% meeting attendance by directors
✔	Majority independent directors	✔	Robust stock ownership guidelines and retention requirements
✔	Independent board chairman	✔	Extensive executive succession planning efforts
✔	Four standing board committees: audit, compensation, nominating, corporate governance and compliance and strategic transactions	✔	Annual review of corporate governance documents
✔	Fully independent board committees	✔	Annual and thorough board and board committee evaluations
✔	Recent board refreshment efforts	✔	No poison pill or the Dutch equivalent
INTERNAL RULES FOR THE BOARD OF DIRECTORS

Our board of directors has adopted internal rules, which are similar to U.S. corporate bylaws or corporate governance guidelines.  A copy of these internal rules can be found on the Investors—Governance Documents & Charters section of our website at www.wright.com.  Among the topics addressed in our internal rules for our board of directors are:
Board responsibility	Board meetings
Board composition	Board resolutions
Chairman responsibilities	Conflicts of interest
Executive director responsibilities	Board committees
Non-executive director responsibilities	Disclosure of information
Ownership of securities	Confidentiality
DUTCH CORPORATE GOVERNANCE CODE

In addition to the Listing Rules of the Nasdaq Stock Market and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code.  The Dutch Corporate Governance Code (as last amended on December 8, 2016) contains a number of principles and best practices, with emphasis on integrity, transparency and accountability as the primary means of achieving good governance.
There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Dutch Corporate Governance Code.  Although we apply several provisions of the Dutch Corporate Governance Code, as an SEC registrant and Nasdaq listed company, we believe that it is appropriate to maintain governance practices that are in line with our peers listed on the Nasdaq Global Select Stock Market, and therefore, at times may choose to apply practices common for Nasdaq listed companies.
In accordance with the Dutch Corporate Governance Code’s compliance principle of “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Corporate Governance Code by either applying the Dutch practices or explaining why the company has chosen to apply different practices, we disclose in our Dutch statutory annual report that accompanies our Dutch statutory annual accounts to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations.  Our Dutch statutory annual report may be found on the Investors—Annual Reports section of our website at www.wright.com.

DIRECTOR INDEPENDENCE

Under the Listing Rules of the Nasdaq Stock Market, independent directors must compose a majority of our board of directors.  In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating, corporate governance and compliance committees must be independent directors.  Audit committee members also must satisfy the enhanced independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act), and compensation committee members must satisfy the enhanced independence criteria set forth in Rule 10C-1 under the Exchange Act.  Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director.  Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including, among others, family relationships, our board of directors has determined that eight of our current nine directors, consisting of David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman are independent directors under Nasdaq listing rules and that each of the audit committee members and compensation committee members satisfy the additional enhanced independence criteria. Further, all of our non-executive directors are independent under the independence definition in the Dutch Corporate Governance Code.  In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining independence, including the beneficial ownership of ordinary shares by each director.
BOARD OF DIRECTORS LEADERSHIP STRUCTURE

Mr. Stevens serves as Chairman of our board of directors.  Mr. Palmisano serves as our President and Chief Executive Officer and executive director.
Under the internal rules for our board of directors, the chairman may only be a non-executive director and may not be involved, nor have been involved in the daily management of Wright.  The chairman’s general and specific responsibilities cover:  (i) determining the agenda and chairing the meetings of our board of directors; (ii) ensuring that there is sufficient time for decision-making by our board of directors; (iii) ensuring the functioning of our board of directors and conducting shareholder meetings, including our Annual General Meetings of shareholders; (iv) managing our board of directors to ensure that it operates effectively; (v) ensuring that the members of our board of directors receive accurate, timely and clear information, in particular about our performance, to enable our board of directors to make sound decisions, monitor effectively and provide advice to promote the success of Wright; (vi) encouraging active engagement by all the members of our board of directors; (vii) setting and approving our board of directors agenda to take full account of the issues and the concerns of all directors; (viii) promoting effective relationships and open communication, both inside and outside the boardroom, between non-executive directors and the executive directors; (ix) monitoring effective implementation of board of directors decisions; (x) ensuring clear structure for and the effective running of board committees together with and facilitated by our corporate secretary, (xi) maintaining effective communication with major shareholders so as to ensure that our board of directors develops an understanding of their views; (xii) in conjunction with our corporate secretary, taking the lead in providing a properly constructed induction program for new directors that is comprehensive, formal and tailored; (xiii) ensuring that the performance of individuals and of our board of directors as a whole and its committees is evaluated at least once a year; and (xiv) establishing a close relationship of trust with the executive director, by providing support and advice while respecting executive responsibility.

Under the internal rules for our board of directors, the executive director’s responsibilities within our board of directors include: (i) day-to-day management of Wright comprising all decisions in the ordinary course of its business, and within the strategic and financial objectives and boundaries as included in the strategy and business plans approved by our board of directors; (ii) strategic management of Wright, including developing strategy and business plans for Wright, including the financial projections and the budget, and proposing these plans to our board of directors and implementing them after approval of our board of directors; (iii) maintaining appropriate accounting, financial and other controls; (iv) establishing and maintaining internal procedures, which ensure that all major financial information is known to our entire board of directors, so that the timeliness, completeness and correctness of the external financial reporting are assured; (v) adopting company policies in respect of corporate conduct, including compliance with applicable laws and regulations; (vi) reviewing the process of the provision of appropriate financial and operational information to our board of directors, and to (public) authorities or other relevant bodies; (vii) preparing and monitoring implementation of succession plans regarding our management; (viii) evaluating the overall effectiveness of Wright; and (ix) such other matters as may be specifically delegated to the executive director by our board of directors.
We currently believe this leadership structure is in the best interests of Wright and our shareholders and strikes the appropriate balance between the President and Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of Wright and the Chairman’s responsibility to guide the overall strategic direction of Wright and provide oversight of our corporate governance and guidance to our President and Chief Executive Officer and to set the agenda for and preside over board meetings.  We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies.  We believe that our company is well-served by this leadership structure.
BOARD COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has four standing board committees:  audit committee, compensation committee, nominating, corporate governance and compliance committee, and strategic transactions committee.  Each of these committees has the composition described in the table below and the responsibilities described in the sections below.  Our board of directors has adopted a written charter for each committee of our board of directors.  These charters are available on the Investors—Governance Documents & Charters section of our corporate website at www.wright.com.  Our board of directors from time to time may establish other committees.
The following table summarizes the current membership of each of our four board committees.
Director	Board	Audit	Compensation	Nominating, corporate governance and compliance	Strategic transactions	Attendance rate
Robert J. Palmisano	●					100%
David D. Stevens	Chair			●	●	100%
Gary D. Blackford	●			Chair		100%
J. Patrick Mackin	●		●			80%
John L. Miclot	●		Chair		●	100%
Kevin C. O’Boyle	●	Chair			●	100%
Amy S. Paul	●		●	●		100%
Richard F. Wallman	●	●				100%
Elizabeth H. Weatherman	●	●			Chair	100%

AUDIT COMMITTEE
The audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our consolidated financial statements.  The primary responsibilities of the audit committee include:
•
assisting our board of directors in monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements insofar as they relate to our consolidated financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, our independent registered public accounting firm's qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

•
appointing, compensating, retaining, and overseeing the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review, or attest services and dealing directly with any such auditing firm; provided, that such appointment will be subject to shareholder ratification or decision in the case of the auditor for our Dutch statutory annual accounts;

•	providing a medium for consideration of matters relating to any audit issues;
•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and approving all related party transactions required to be disclosed under the U.S. federal securities laws.
The audit committee reviews and evaluates, at least annually, the performance of the audit committee and its members, including compliance of the committee with its charter.
The audit committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.
The audit committee currently consists of Mr. O’Boyle (Chair), Mr. Wallman and Ms. Weatherman.  During 2018, the audit committee consisted of Mr. Wallman (Chair), Mr. Blackford and Mr. O’Boyle.  We believe that the composition of the audit committee complies with the applicable rules of the SEC and the Nasdaq Stock Market.  Our board of directors has determined that each of Mr. O’Boyle, Mr. Wallman and Ms. Weatherman is an “independent director” under the rules of the Nasdaq Stock Market and that each of Messrs. O’Boyle and Wallman is an “audit committee financial expert,” as defined in SEC rules, and satisfies the financial sophistication requirements of the Nasdaq Stock Market.  Our board of directors also has determined that each of Mr. O’Boyle, Mr. Wallman and Ms. Weatherman meets the more stringent independence requirements for audit committee members of Rule 10A-3(b)(1) under the Exchange Act and the Listing Rules of the Nasdaq Stock Market and is independent under the Dutch Corporate Governance Code.
COMPENSATION COMMITTEE
The primary responsibilities of our compensation committee, which are within the scope of the board of directors compensation policy adopted by the general meeting of our shareholders, include:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations;

•
making recommendations to our board of directors with respect to incentive compensation and equity-based plans that are subject to board and shareholder approval, administering or overseeing all of our incentive compensation and equity-based plans, and discharging any responsibilities imposed on the committee by any of these plans;

•
reviewing and recommending to our board of directors any severance or similar termination payments proposed to be made to our Chief Executive Officer and reviewing and approving any severance or similar termination payments proposed to be made to any other executive officer;

•
reviewing and discussing with our Chief Executive Officer and reporting periodically to our board of directors plans for development and corporate succession plans for our executive officers and other key employees, which include transitional leadership in the event of an unplanned vacancy;

•
reviewing and discussing with management the “Compensation Discussion and Analysis” section of this proxy statement, and, based on such discussions, recommending to our board of directors whether the “Compensation Discussion and Analysis” section should be included in this proxy statement; and

•
approving, or recommending to our board of directors for approval, the compensation programs, and the payouts for all programs, applying to our non-executive directors, including reviewing the competitiveness of our non-executive director compensation programs and reviewing the terms to make sure they are consistent with our board of directors compensation policy adopted by the general meeting of our shareholders.

The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the committee with its charter.
The compensation committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.  Before selecting any such counsel, consultant or advisor, the compensation committee reviews and considers the independence of such counsel, consultant or advisor, including any other services the counsel, consultant or other advisor is providing to our company and management.
The compensation committee currently consists of Mr. Miclot (Chair), Mr. Mackin and Ms. Paul.  During 2018, the compensation committee consisted of Mr. Miclot (Chair), Mr. Mackin, Mr. O’Boyle and Ms. Weatherman.  We believe that the composition of our compensation committee complies with the applicable rules of the SEC and the Nasdaq Stock Market.  Our board of directors has determined that each of Mr. Miclot, Mr. Mackin and Ms. Paul is an “independent director” under the rules of the Nasdaq Stock Market, meets the more stringent independence requirements for compensation committee members of Rule 10C‑1 under the Exchange Act and the Listing Rules of the Nasdaq Stock Market and is independent under the Dutch Corporate Governance Code.  None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors.
NOMINATING, CORPORATE GOVERNANCE AND COMPLIANCE COMMITTEE
The primary responsibilities of our nominating, corporate governance and compliance committee include:
•	reviewing and making recommendations to our board of directors regarding the size and composition of our board of directors;
•	identifying, reviewing, and recommending nominees for election as directors;
•	making recommendations to our board of directors regarding corporate governance matters and practices, including any revisions to our internal rules for our board of directors; and

•
overseeing our compliance efforts with respect to our legal, regulatory, and quality systems requirements and ethical programs, including our code of business conduct, other than with respect to matters relating to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, which are within the purview of the audit committee.

The nominating, corporate governance and compliance committee reviews and evaluates, at least annually, the performance of the nominating, corporate governance and compliance committee and its members, including compliance of the committee with its charter.
The nominating, corporate governance and compliance committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.
The nominating, corporate governance and compliance committee currently consists of Mr. Blackford (Chair), Ms. Paul, and Mr. Stevens.  During 2018, the nominating, corporate governance and compliance committee consisted of Ms. Paul (Chair), Mr. Blackford, Mr. Stevens and Ms. Weatherman.  We believe that the composition of our nominating, corporate governance and compliance committee complies with the applicable rules of the Nasdaq Stock Market.  Our board of directors has determined that each of Mr. Blackford, Ms. Paul and Mr. Stevens is an “independent director” under the rules of the Nasdaq Stock Market.
The nominating, corporate governance and compliance committee considers all candidates recommended by our shareholders pursuant to specific minimum qualifications that the nominating, corporate governance and compliance committee believes must be met by a recommended nominee for a position on our board of directors, which qualifications are described in the nominating, corporate governance and compliance committee’s charter, a copy of which is available on the Investors—Governance Documents & Charters section of our corporate website www.wright.com.  We have made no material changes to the procedures by which shareholders may recommend nominees to our board of directors, as described in our most recent proxy statement.
STRATEGIC TRANSACTIONS COMMITTEE
The primary responsibilities of our strategic transactions committee include:
•
reviewing and evaluating potential opportunities for strategic business combinations, acquisitions, mergers, dispositions, divestitures, investments, and similar strategic transactions involving our company or any one or more of our subsidiaries outside the ordinary course of our business that may arise from time to time;

•
approving on behalf of our board of directors any strategic transaction that may arise from time to time and is deemed appropriate by the strategic transactions committee and involves total cash consideration of less than $5.0 million; provided, however, that the strategic transactions committee is not authorized to approve any strategic transaction involving the issuance of capital stock or in which any director, officer, or affiliate of our company has a material interest;

•
making recommendations to our board of directors concerning approval of any strategic transactions that may arise from time to time and are deemed appropriate by the strategic transactions committee and are beyond the authority of the strategic transactions committee to approve;

•	reviewing integration efforts with respect to completed strategic transactions from time to time and making recommendations to management and our board of directors, as appropriate;
•
assisting management in developing, implementing, and adhering to a strategic plan and direction for its activities with respect to strategic transactions and making recommendations to management and our board of directors, as appropriate;

•	reviewing and approving the settlement or compromise of any material litigation or claim against us; and

•
reviewing and evaluating potential opportunities for restructuring our business in response to completed strategic transactions or otherwise in an effort to realize anticipated cost and expense savings for, and other benefits to, our company and making recommendations to management and our board of directors, as appropriate.

The strategic transactions committee reviews and evaluates periodically the performance of the committee and its members, including compliance of the committee with its charter.
The strategic transactions committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.
The strategic transactions committee currently consists of Ms. Weatherman (Chair), Mr. Miclot, Mr. O’Boyle, and Mr. Stevens.  During 2018, the strategic transactions committee consisted of Ms. Weatherman (Chair), Mr. Stevens and Mr. Wallman.
BOARD AND BOARD COMMITTEE MEETINGS; ATTENDANCE

The board of directors held five meetings during 2018.  The audit committee held eight meetings, the compensation committee held six meetings, the nominating, corporate governance and compliance committee held five meetings, and the strategic transactions committee held five meetings during 2018.  All directors attended at least 75% of the combined total of (i) all board meetings and (ii) all meetings of committees of the board of which the director was a member during 2018.
Our formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders is that, due to the location of our Annual General Meetings in the Netherlands, the residence of our directors in the United States and the fact that regular board meetings do not take place at or around the time of the annual general meetings of shareholders, directors are not required to attend annual general meetings of shareholders.  None of our directors attended our 2018 Annual General Meeting held on June 29, 2018.
CONSIDERATION OF DIRECTOR NOMINEES

Our board of directors has delegated to the nominating, corporate governance and compliance committee the responsibility, among other things, to review and make recommendations to our board of directors regarding the size and composition of our board of directors and identify, review and recommend nominees for appointment as directors.  The policy of the nominating, corporate governance and compliance committee with respect to nominees for appointment as directors submitted or recommended by our shareholders is to consider properly submitted recommendations for candidates to our board of directors from our shareholders.  In evaluating such recommendations, the nominating, corporate governance and compliance committee seeks to achieve a balance of experience, knowledge, integrity and capability on our board of directors and to address the membership criteria described below.  Any shareholder recommendations for consideration by the nominating, corporate governance and compliance committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Wright within the last three years, at least three personal references, a statement of recommendation of the candidate from the shareholder, a description of our ordinary shares beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on our board of directors and a written indication to provide such other information as the nominating, corporate governance and compliance committee may reasonably request.  There are no differences in the manner in which the nominating, corporate governance and compliance committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or otherwise.

The nominating, corporate governance and compliance committee will evaluate and recommend candidates for membership on our board of directors consistent with criteria established by the committee.  The nominating, corporate governance and compliance committee has not formally established any specific, minimum qualifications that must be met by each candidate for our board of directors or specific qualities or skills that are necessary for one or more of the members of our board of directors to possess.  However, the nominating, corporate governance and compliance committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate: (i) high personal and professional ethics, values and integrity; (ii) the education, skill and experience that our board of directors deems relevant and useful, including whether such attributes or background would contribute to the diversity of our board of directors as a whole; (iii) the ability and willingness to serve on any committees of our board of directors; and (iv) the ability and willingness to commit adequate time to the proper functioning of our board of directors and its committees.
BOARD DIVERSITY

The board of directors understands the importance of adding diverse, experienced talent to the board in order to establish an array of experience and strategic views.  The nominating, corporate governance and compliance committee is committed to refreshment efforts to ensure that the composition of the board and each of its committees encompasses a wide range of perspectives and knowledge.
While we do not have a stand-alone diversity policy, the nominating, corporate governance and compliance committee and our board of directors believe that the above‑mentioned attributes provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.  The nominating, corporate governance and compliance committee seeks nominees with a broad diversity of experience, expertise and backgrounds.  The nominating, corporate governance and compliance committee does not assign specific weight to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.  We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

BOARD OVERSIGHT OF BUSINESS STRATEGY AND ANNUAL OPERATING PLAN

Our board of directors oversees our strategic direction and business activities.  Throughout the year, the board and management discuss our short and long-term business strategy.  As part of our long-term strategy, management typically formulates three-year financial targets against which performance is reviewed by the board.
With respect to our short-term strategy, at the end of each year, our management presents to the board of directors a preliminary annual operating plan for the following year and receives input from the board.  At the beginning of each year, management then presents a final annual operating plan that is approved by the board of directors.  At each subsequent regular board meeting, the board of directors reviews our operating and financial performance relative to the plan.

RISK OVERSIGHT

Risk is inherent with every business.  We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity and tax), operational, political, strategic and reputational risks.  Our management is responsible for the day-to-day management of risks faced by us, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed.  Our board of directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us.  Our President and Chief Executive Officer, who is also a board member, regularly discusses with the board the strategies and risks facing our company.
The board’s standing committees oversee risks associated with their respective principal areas of focus.  The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, on our processes for the management of business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements as they relate to our financial statements and financial reporting obligations.  The audit committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company.  The compensation committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning.  The nominating, corporate governance and compliance committee oversees risks relating to our compliance efforts with respect to legal and regulatory requirements and relevant company policies and procedures, including our code of business conduct, code of conduct on insider trading and confidentiality and other aspects of our corporate compliance program and risks related to our corporate governance matters and policies and director succession planning.  The strategic transactions committee oversees risks related to strategic transactions that we may undertake.
SUCCESSION PLANNING

The board of directors recognizes that one of its most important responsibilities is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our CEO and the other members of our management team.  This responsibility is reflected in the charter of the compensation committee, which requires the compensation committee to assist the board of directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans, which will include transitional leadership in the event of an unplanned vacancy.
In furtherance of the foregoing, our CEO and Senior Vice President and Chief Human Resources Officer provide an annual succession planning report to the compensation committee, which summarizes the overall composition of our senior leadership team, including their professional qualifications, tenure, and work experience.  The report also identifies internal members of the management team who are viewed as potential successors to the CEO and each member of our senior management team.  Succession planning is also regularly discussed in executive sessions of the board of directors.  The board of directors becomes familiar with internal potential successors for key leadership positions through various means, including the annual succession planning report and board of directors and committee meetings, and less formal interactions throughout the course of the year.

Additionally, the board of directors, with support and recommendations from the nominating, corporate governance and compliance committee, oversees the succession of its members.  To this end, at least once a year, in connection with the annual director nomination and re-nomination process, the nominating, corporate governance and compliance committee evaluates each director’s performance, relative strengths and weaknesses, and future plans, including any personal retirement objectives.  As part of that evaluation, the nominating, corporate governance and compliance committee also identifies areas of overall strength and weakness with respect to its composition and considers whether the board of directors as a whole possesses core competencies in the areas of accounting and finance, industry knowledge, management experience, sales and marketing, strategic vision, compensation, and corporate governance, among others.
BOARD AND COMMITTEE SELF-ASSESSMENTS
The board of directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances the effectiveness of the full board of directors and each committee.  Therefore, each year, the nominating, corporate governance and compliance committee oversees a self-assessment process to ensure that the full board of directors and each committee conduct an assessment of their performance and solicit feedback for areas of improvement.

SHAREHOLDER ENGAGEMENT

We are committed to a robust and proactive shareholder engagement program.  The board of directors values the perspectives of our shareholders, and feedback from shareholders on our business, corporate governance, executive compensation, and sustainability practices are important considerations for board discussions throughout the year.
In 2018, we contacted our top 50 institutional shareholders, representing approximately 83% of our outstanding ordinary shares, and attended over 300 meetings for investors and interested investors.
Shareholder feedback is thoughtfully considered and has led to modifications in our executive compensation program, governance practices and disclosures. Some of the actions we have taken in response to feedback over the last several years include:
✔	Added performance-based awards to our annual executive officer long-term incentive award program;
✔	Adopted a clawback policy;
✔	Adopted a double-trigger change-in-control vesting provision in our 2017 equity and incentive plan;
✔	Designed our 2017 equity and incentive plan to reflect evolving shareholder preferences; and
✔	Require pre-approval of additional directorships by our board members.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD

We have not adopted a formal process for shareholder communications with our board of directors.  Nevertheless, every effort has been made to ensure that the views of our shareholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner.  We believe our responsiveness to shareholder communications to our board of directors has been excellent and, to date, we have not considered it necessary to adopt a formal process.  Nevertheless, our board of directors will continue to monitor whether it would be appropriate to adopt a formal process for shareholder communications with our board of directors.  Shareholders and other interested parties can communicate with our board as listed below.

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Wright Medical Group N.V. Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	Investor Relations (901) 290-5817	julie.dewey@wright.com	Annual General Meeting Friday, June 28, 2019 Wright Medical Group N.V.

CODE OF BUSINESS CONDUCT

We have adopted a code of business conduct, which applies to all of our directors, officers, and employees.  We intend to disclose on our corporate website any amendment to, or waiver from, a provision of our code of business conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and the Nasdaq Stock Market.
CODE OF CONDUCT ON INSIDER TRADING AND CONFIDENTIALITY

We have adopted a code of conduct on insider trading and confidentiality, which applies to all of our directors, officers and employees.  The code of conduct on insider trading and confidentiality, among other things, subjects our directors, officers and employees to four quarterly blackout periods during which they may not effect transactions in Wright securities except under certain limited circumstances and prohibits our directors, officers and employees from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging ordinary shares.
COMMITTEE CHARTERS AND OTHER INFORMATION

The charters of our standing Board committees, internal board rules and code of business conduct are available on the Investors—Governance Documents & Charters section of our corporate website at www.wright.com.  Any person may request a copy free of charge by writing to James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.

EXECUTIVE OFFICERS
The table below sets forth, as of May 10, 2019, certain information concerning our current executive officers.  No family relationships exist among any of our directors or executive officers.
Name	Age	Position
Robert J. Palmisano	74	President and Chief Executive Officer and Executive Director
Lance A. Berry	46	Executive Vice President, Chief Financial and Operations Officer
Kevin D. Cordell	53	Executive Vice President, Chief Global Commercial Officer
Jason D. Asper	44	Senior Vice President, Chief Digital Officer
Julie D. Dewey	57	Senior Vice President, Chief Communications Officer
James A. Lightman	61	Senior Vice President, General Counsel and Secretary
Andrew C. Morton	54	Senior Vice President and Chief Human Resources Officer
J. Wesley Porter	49	Senior Vice President, Chief Compliance Officer
Barry J. Regan	47	Senior Vice President, Operations
Kevin C. Smith	59	Senior Vice President, Quality and Regulatory
Jennifer S. Walker	51	Senior Vice President, Process Improvement
Peter S. Cooke	54	President, Emerging Markets, Australia and Japan
Patrick Fisher	45	President, Lower Extremities
Timothy L. Lanier	57	President, Upper Extremities
Steven P. Wallace	39	President, International
Julie B. Andrews	48	Vice President of Finance, Chief Accounting Officer
Robert J. Palmisano was appointed our President and Chief Executive Officer and executive director and member of our board of directors in October 2015 in connection with the Wright/Tornier merger.  Mr. Palmisano has served as President and Chief Executive Officer of Wright Medical Group, Inc. since September 2011.  Prior to joining legacy Wright, Mr. Palmisano served as President and Chief Executive Officer of ev3 Inc., a global endovascular device company, from April 2008 to July 2010, when it was acquired by Covidien plc.  From 2003 to 2007, Mr. Palmisano was President and Chief Executive Officer of IntraLase Corp.  Before joining IntraLase, Mr. Palmisano was President and Chief Executive Officer of MacroChem Corporation from 2001 to 2003.  Mr. Palmisano currently serves on the board of directors of Avedro, Inc., a publicly held ophthalmic medical device and pharmaceutical company.  Mr. Palmisano previously served on the board of directors of ev3 Inc., Osteotech, Inc. and Abbott Medical Optics, Inc., all publicly held companies, and Bausch & Lomb, a privately held company.  Under the terms of his employment agreement, we have agreed that Mr. Palmisano will be nominated by our board of directors for election as executive director and a member of our board of directors at each annual general meeting of shareholders during the term of his employment as President and Chief Executive Officer of our company.  Mr. Palmisano’s qualifications to serve on our board of directors include his day-to-day knowledge of our company and business due to his position as President and Chief Executive Officer, his experience serving on other public companies’ boards of directors, and his extensive business knowledge working with other public companies in the medical device industry.
Lance A. Berry was appointed our Executive Vice President, Chief Financial and Operations Officer in January 2019.  Prior to such position, he served as our Senior Vice President and Chief Financial Officer from October 2015 to December 2018.  He was appointed to that position in connection with the Wright/Tornier merger.  Mr. Berry also serves as Senior Vice President and Chief Financial Officer of Wright Medical Group, Inc., a position he has held since 2009.  He joined legacy Wright in 2002, and, until his appointment as Chief Financial Officer, served as Vice President and Corporate Controller.  Prior to joining Wright, Mr. Berry served as audit manager with the Memphis, Tennessee office of Arthur Andersen LLP from 1995 to 2002.
Kevin D. Cordell was appointed our Executive Vice President, Chief Global Commercial Officer in January 2019.  Prior to such position, he served as President, U.S. June 2016 to December 2018. From October 2015 to June 2016, he served as our President, Lower Extremities and Biologics.  Mr. Cordell served as President, U.S. Extremities of Wright Medical Group, Inc. from September 2014 to October 2015.  Prior to joining legacy Wright, Mr. Cordell served as Vice President of Sales for the GI Solutions business at Covidien plc, a global healthcare products company, from May 2012 to September 2014.  While at Covidien, he served as Vice President of Sales and Global Marketing for its Peripheral Vascular business from July 2010 to May 2012.  He joined Covidien in July 2010 through the acquisition of ev3 Inc., a global endovascular device company, where he served as Vice President of U.S. Sales from January 2009 to July 2010.  Prior to ev3, Mr. Cordell served as Vice President, Global Sales of FoxHollow Technologies, Inc. from March 2007 until it was acquired by ev3 in October 2007.  Earlier in his career, Mr. Cordell held various positions of increasing responsibility for Johnson & Johnson’s Cordis Cardiology and Centocor companies.  Mr. Cordell previously served on the board of directors of TissueGen, Inc., a privately-held developer of biodegradable polymer technology for implantable drug delivery.

Jason D. Asper was appointed our Senior Vice President, Chief Digital Officer in April 2019. Prior to this position, he served as Senior Vice President, Strategy, Corporate Development and Technology from February 2019 to April 2019 and Senior Vice President, Strategy and Corporate Development from August 2017 to February 2019. Prior to joining Wright, Mr. Asper served as a principal for Deloitte Consulting, LLP, a global consulting company, from September 2012 to July 2017.
Julie D. Dewey was appointed our Senior Vice President, Chief Communications Officer in October 2015 in connection with the Wright/Tornier merger.  Ms. Dewey served as Senior Vice President, Chief Communications Officer of Wright Medical Group, Inc. from October 2011 to October 2015.  Prior to joining legacy Wright, Ms. Dewey served as Chief Communications Officer of Epocrates, Inc., a publicly held company that sold physician platforms for clinical content, practice tools and health industry engagement, from March 2011 to October 2011.  From January 2008 to July 2010, Ms. Dewey was Senior Vice President and Chief Communications Officer of ev3 Inc.  Prior to ev3, Ms. Dewey held marketing and investor relations positions at Kyphon Inc. from January 2003 to November 2007 and Thoratec Corporation from January 1998 to January 2003.  Ms. Dewey currently serves as a member of the board of directors for the National Investor Relations Institute, the professional association of corporate officers and investor relations consultants responsible for communication among corporate management, shareholders, securities analysts and other financial community constituents.
James A. Lightman was appointed our Senior Vice President, General Counsel and Secretary in October 2015 in connection with the Wright/Tornier merger.  Mr. Lightman joined Wright Medical Group, Inc. in December 2011 as Senior Vice President, General Counsel and Secretary.  Prior to joining legacy Wright, Mr. Lightman served in various legal and executive positions with Bausch & Lomb Incorporated, a privately held supplier of eye health products.  From February 2008 to November 2009, Mr. Lightman served as Vice President and Assistant General Counsel of Bausch & Lomb, and held the position of Vice President, Global Sales Operations until August 2011. From June 2007 to February 2008, he served as Vice President and General Counsel of Eyeonics, Inc.  Prior to joining Eyeonics, Mr. Lightman served as Senior Vice President and General Counsel of IntraLase Corp. from February 2005 to April 2007.
Andrew C. Morton was appointed our Senior Vice President and Chief Human Resources Officer in March 2018.  From November 2015 to March 2018, Mr. Morton served as Senior Vice President and Chief Human Resources Officer for Hanger, Inc., a provider of orthotic and prosthetic patient care services and solutions, and served as Vice President and Chief Human Resources Officer of Hanger from June 2010 to November 2015.  Prior to joining Hanger, Mr. Morton served in two capacities; first as Vice President Talent and Corporate Services, and then Vice President Human Resources Supply Chain for Freescale Semiconductor, Inc., a designer and manufacturer of embedded processors, from May 2006 to June 2010.  From June 1992 to April 2006, Mr. Morton worked at International Business Machines Corporation and held various global field and corporate human resource executive roles of increasing responsibility across its software, hardware and sales businesses.
J. Wesley Porter was appointed our Senior Vice President and Chief Compliance Officer in October 2015 in connection with the Wright/Tornier merger.  Mr. Porter joined Wright Medical Group, Inc. in July 2014 as Vice President, Compliance and became Senior Vice President and Chief Compliance Officer in October 2014.  Prior to joining legacy Wright, Mr. Porter served as Vice President, Deputy Compliance Officer of Allergan, Inc. from September 2012 to February 2014, Vice President, Ethics and Compliance of CareFusion Corp. from June 2009 to September 2012, and Senior Corporate Counsel, Compliance, HIPAA and Reimbursement of Smith & Nephew, Inc. from April 2006 to May 2009.
Barry J. Regan was appointed our Senior Vice President, Operations in July 2018.  From January 2018 to June 2018, Mr. Regan served as Senior Vice President, Global Supply Chain and Direct Procurement of Smith & Nephew, Inc., a global medical technology company, and served as Senior Vice President, Global Supply Chain of Smith & Nephew, Inc. from March 2015 to December 2017.  Prior to joining Smith & Nephew, Inc., Mr. Regan served in two capacities at AbbVie Inc., a biopharmaceutical company; first as Director, Operations Strategy & Network Optimization from September 2011 to September 2012, and then Vice President & General Manager, US & Puerto Rico Manufacturing from September 2012 to February 2015.  Prior to joining AbbVie Inc., Mr. Regan served in various positions at Abbott Laboratories, a health care product company, with increasing responsibilities from 1994 to 2011, including most recently Director of Manufacturing Operations.  Mr. Regan previously served on the board of directors of the Pharmaceutical Industry Association of Puerto Rico.

Kevin C. Smith was appointed our Senior Vice President, Quality and Regulatory in March 2018.  From May 2012 to February 2018, Mr. Smith served as our Vice President, Global Quality and Regulatory Affairs.  Prior to joining Wright, Mr. Smith served as Corporate Director, Quality Systems for Boston Scientific Corporation, a global medical technology company, from December 2001 to May 2012.
Jennifer S. Walker was appointed our Senior Vice President, Process Improvement in October 2015 in connection with the Wright/Tornier merger.  Ms. Walker served as Senior Vice President, Process Improvement of Wright Medical Group, Inc. from December 2011 to October 2015 and Vice President and Corporate Controller from December 2009 to December 2011.  Since joining legacy Wright’s financial organization in 1993, she served as Assistant Controller, Director, Financial Reporting & Risk Management, Director, Corporate Tax & Risk Management, and Tax Manager of legacy Wright.  Prior to joining legacy Wright, Ms. Walker was a senior tax accountant with Arthur Andersen LLP.  Ms. Walker is a certified public accountant.
Peter S. Cooke was appointed our President, Emerging Markets, Australia and Japan in January 2019.  Prior to such position, he served as President, International from October 2015 to December 2018.  He was appointed to that position in connection with the Wright/Tornier merger.  Mr. Cooke served as President, International of Wright Medical Group, Inc. from January 2014 to October 2015 and served as Senior Vice President, International from January 2013 to January 2014.  Prior to joining legacy Wright, Mr. Cooke served as Vice President and General Manager, Vascular Therapies Emerging Markets of Covidien plc, a global healthcare products company, from July 2010 to January 2013.  Prior to Covidien, Mr. Cooke served in various general management roles for ev3 Inc., a global endovascular device company acquired by Covidien in July 2010, including Vice President and General Manager, International from July 2008 to July 2010; Vice President, General Manager, International from November 2006 to June 2008; Vice President, Sales International from January 2005 until November 2006; and Regional Director Asia Pacific and China from February 2003 until January 2005.  Prior to ev3, Mr. Cooke spent eleven years at Guidant Corporation, three years at Baxter Healthcare Corporation and two years at St. Jude Medical, Inc.
Patrick Fisher was appointed our President, Lower Extremities in June 2016. From October 2015 to June 2016, Mr. Fisher served as our Vice President, U.S. Sales.  From October 2012 to October 2015, Mr. Fisher served as Vice President, U.S. Sales of Wright Medical Group, Inc., and from October 2010 to October 2012, Mr. Fisher served as Regional Vice President of Sales - West Region. From July 2002 to October 2010, Mr. Fisher served in various commercial and marketing roles within Wright.  Prior to joining Wright in July 2002, Mr. Fisher held various positions within Smith & Nephew, Inc., a global medical technology company.
Timothy L. Lanier was appointed our President, Upper Extremities in June 2016. Mr. Lanier has over 25 years of experience in medical device and commercial operations in both small and large companies that include various medical specialties such as orthopedics, vascular, oncology and ophthalmology.  Prior to joining Wright, from September 2013 to June 2016, Mr. Lanier served as Vice President of Sales of DFINE Inc., a company committed to the treatment of metastatic tumors and other diseases of the spine.  From July 2010 to September 2013, Mr. Lanier served as Vice President of US Sales for the Endovascular Division of Covidien plc, a global healthcare products company, where he built a world-class sales organization dedicated to treating both arterial and venous disease.  He joined Covidien in July 2010 through the acquisition of ev3 Inc., where he served as Area Vice President from January 2008 to July 2010.  Prior to ev3, Mr. Lanier served as Vice President of Commercial Operations at Anulex Technologies, Inc. from January 2007 to January 2008.  He also had increasing executive responsibility at Zimmer Orthopedics, Spine Division and Spine-Tech, Inc. from 1997 to 2007, including Vice President of Commercial Operations.

Steven P. Wallace was appointed our President, International in January 2019.  From November 2016 to December 2018, Mr. Wallace served as Vice President, Extremities Marketing of Wright.  Prior to joining Wright, Mr. Wallace served as Vice President of Global Marketing and Medical Education of the CMF & Thoracic Division of Zimmer Biomet, Inc., an orthopedic company, from June 2015 to November 2016.  Prior to that position, Mr. Wallace served as Senior Director of Global Marketing and Business Development from June 2012 to May 2015 and various other positions for the Microfixation Division of Biomet, Inc., an orthopedic company acquired by Zimmer.  Prior to joining Biomet, Mr. Wallace served in a number of positions for Cardinal Health, Inc., a global, integrated healthcare services and products company.
Julie B. Andrews was appointed our Vice President of Finance, Chief Accounting Officer in October 2015 in connection with the Wright/Tornier merger. Ms. Andrews served as Vice President and Chief Accounting Officer of Wright Medical Group, Inc. from May 2012 to October 2015.  From February 1998 to May 2012, Ms. Andrews held numerous key financial positions with Medtronic, Inc., a global medical device company.  Most recently, Ms. Andrews served as Medtronic’s Vice President, Finance for its spinal and biologics business units.  Ms. Andrews has significant accounting, finance, and business skills as well as global experience, having held positions in worldwide planning and analysis in Medtronic Sofamor Danek and in Medtronic’s spinal and biologics business.  Prior to joining Medtronic, Ms. Andrews worked with Thomas & Betts Corporation in Memphis, Tennessee and Thomas Havey, LLP in Chicago, Illinois.

VOTING PROPOSAL NO. 1 -
APPOINTMENT OF DIRECTORS

BOARD STRUCTURE AND SIZE

We have a one-tier board structure.  Our articles of association provide that the number of our directors will be determined by our board of directors, provided that our board of directors will be comprised of at least one executive director and two non-executive directors.  Under Dutch law, our executive directors are responsible for the policy and day-to-day management of our company.  Our non-executive directors supervise and provide guidance to the executive director.
Our board of directors has set the number of our directors at nine, one of whom is executive director and eight of whom are non-executive directors. All directors serve for a term of one year. All of our current directors have been appointed to serve until the 2019 Annual General Meeting or until his or her earlier death, resignation or removal.
CURRENT DIRECTORS

Our board of directors currently consists of the following nine directors, one of whom is executive director and eight of whom are non-executive directors.
Robert J. Palmisano, Executive Director
Gary D. Blackford, Non-Executive Director
J. Patrick Mackin, Non-Executive Director
John L. Miclot, Non-Executive Director
Kevin C. O’Boyle, Non-Executive Director
Amy S. Paul, Non-Executive Director
David D. Stevens, Non-Executive Director
Richard F. Wallman, Non-Executive Director
Elizabeth H. Weatherman, Non-Executive Director
DIRECTOR NOMINEES

At the Annual General Meeting, our shareholders will be asked to appoint one individual to fill the one open executive director position and eight individuals to fill the eight open non-executive director positions.  In each case, these directors would be appointed to serve until the 2020 Annual General Meeting or until his or her earlier death, resignation or removal.
The director nominees are listed below, all of whom are current directors.  The table below sets forth certain information, as of May 10, 2019, concerning the director nominees.
Name	Age	Position
Robert J. Palmisano	74	President and Chief Executive Officer and Executive Director
David D. Stevens	65	Chairman and Non-Executive Director
Gary D. Blackford	62	Non-Executive Director
J. Patrick Mackin	52	Non-Executive Director
John L. Miclot	60	Non-Executive Director
Kevin C. O’Boyle	63	Non-Executive Director
Amy S. Paul	67	Non-Executive Director
Richard F. Wallman	68	Non-Executive Director
Elizabeth H. Weatherman	59	Non-Executive Director

Under Dutch law and our articles of association, our board of directors has the right to make binding nominations for open positions on our board of directors.  If the list of candidates contains one candidate for each open position to be filled, such candidate shall be appointed unless the binding nature of the nominations by the board of directors is set aside.  The binding nature of nominations by our board of directors may be overridden by a vote of two-thirds of the votes cast at an annual or extraordinary general meeting of our shareholders if such two-thirds vote constitutes more than one-half of our issued share capital, in which event a new meeting would be called at which the resolution for appointment of a member of our board of directors would require a majority of two-thirds of the votes cast, representing more than one-half of our issued share capital.  At an annual or extraordinary general meeting of shareholders, votes in respect of the appointment of a member of our board of directors can only be cast for candidates named in the agenda of the meeting or the explanatory notes thereto.
Our board of directors, upon recommendation of the nominating, corporate governance and compliance committee of our board of directors, has unanimously adopted resolutions to make the following binding nominations:
1.
For the only open executive director position, our board of directors has nominated Robert J. Palmisano to serve as executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. Palmisano for this position.

2.
For the first open non-executive director position, our board of directors has nominated David D. Stevens to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. Stevens for this position.

3.
For the second open non-executive director position, our board of directors has nominated Gary D. Blackford to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. Blackford for this position.

4.
For the third open non-executive director position, our board of directors has nominated J. Patrick Mackin to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. Mackin for this position.

5.
For the fourth open non-executive director position, our board of directors has nominated John L. Miclot to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. Miclot for this position.

6.
For the fifth open non-executive director position, our board of directors has nominated Kevin C. O’Boyle to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. O’Boyle for this position.

7.
For the sixth open non-executive director position, our board of directors has nominated Amy S. Paul to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until her earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Ms. Paul for this position.

8.
For the seventh open non-executive director position, our board of directors has nominated Richard F. Wallman to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until his earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Mr. Wallman for this position.

9.
For the eighth open non-executive director position, our board of directors has nominated Elizabeth H. Weatherman to serve as a non-executive director for a term ending on the 2020 Annual General Meeting or until her earlier death, resignation or removal.  Our board of directors recommends that shareholders vote for the appointment of Ms. Weatherman for this position.

Information regarding these nine director nominees, all of whom are current directors, including their biographical information, can be found below under “—Information About Director Nominees.”
Each director that is appointed at the Annual General Meeting will serve until the 2020 Annual General Meeting or until his or her earlier death, resignation or removal.
The persons named as proxies will vote the proxies received by them for the appointment of Mr. Palmisano as executive director and the appointment of Mr. Stevens, Mr. Blackford, Mr. Mackin, Mr. Miclot, Mr. O’Boyle, Ms. Paul, Mr. Wallman and Ms. Weatherman as non-executive directors, unless otherwise directed.  If, prior to the Annual General Meeting, our board of directors should learn that any nominee for director will be unable to serve for any reason, the proxies may be voted only for the appointment of the nominees who will be able to serve.  The board of directors has no reason to believe that any of the director nominees will be unable to serve.
The proposed executive director appointment and each of the proposed non-executive director appointments are considered separate voting items under Dutch law.
INFORMATION ABOUT DIRECTOR NOMINEES

Robert J. Palmisano was appointed our President and Chief Executive Officer and executive director and member of our board of directors in October 2015 in connection with the Wright/Tornier merger.  Mr. Palmisano has served as President and Chief Executive Officer of Wright Medical Group, Inc. since September 2011.  Prior to joining legacy Wright, Mr. Palmisano served as President and Chief Executive Officer of ev3 Inc., a global endovascular device company, from April 2008 to July 2010, when it was acquired by Covidien plc.  From 2003 to 2007, Mr. Palmisano was President and Chief Executive Officer of IntraLase Corp.  Before joining IntraLase, Mr. Palmisano was President and Chief Executive Officer of MacroChem Corporation from 2001 to 2003.  Mr. Palmisano currently serves on the board of directors of Avedro, Inc., a publicly held ophthalmic medical device and pharmaceutical company.  Mr. Palmisano previously served on the board of directors of ev3 Inc., Osteotech, Inc. and Abbott Medical Optics, Inc., all publicly held companies, and Bausch & Lomb, a privately held company.  Under the terms of his employment agreement, we have agreed that Mr. Palmisano will be nominated by our board of directors for election as executive director and a member of our board of directors at each annual general meeting of shareholders during the term of his employment as President and Chief Executive Officer of our company.  Mr. Palmisano’s qualifications to serve on our board of directors include his day-to-day knowledge of our company and business due to his position as President and Chief Executive Officer, his experience serving on other public companies’ boards of directors, and his extensive business knowledge working with other public companies in the medical device industry.
David D. Stevens joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger.  Mr. Stevens serves as our Chairman. Mr. Stevens was a member of the board of directors of Wright Medical Group, Inc. from 2004 to 2015 and served as Chairman of the Board from 2009 to October 2015 and interim Chief Executive Officer of Wright from April 2011 to September 2011.  He has been a private investor since 2006.  Mr. Stevens served as Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to 2006.  He was Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005, served as Chairman of the Board from 1999 to 2005, and was President and Chief Operating Officer of the predecessor companies of Accredo Health from their inception in 1983 until 1996.  He serves on the board of directors of Allscripts Healthcare Solutions, Inc., a publicly held company.  He previously served on the board of directors of Viasystems Group, Inc., a publicly held company, from 2012 until May 2015 when it was acquired by TTM Technologies, Inc., Medco Health Solutions, Inc., a publicly held company, from 2006 until 2012 when it was acquired by Express Scripts Holding Company, and Thomas & Betts Corporation, a publicly held company, from 2004 to 2012 when it was acquired by ABB Ltd.  Mr. Stevens’ qualifications to serve on our board of directors include his extensive experience serving as a chief executive officer, including as interim chief executive officer of legacy Wright, his close familiarity with our business, and his prior experience as a director of legacy Wright.

Gary D. Blackford joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger.  Mr. Blackford was a member of the board of directors of Wright Medical Group, Inc. from 2008 to 2015. From 2002 to February 2015, Mr. Blackford served as President and Chief Executive Officer and a member of the board of directors of Universal Hospital Services, Inc., a provider of medical technology outsourcing and services to the healthcare industry, and from 2007 to February 2015, served as Chairman of the Board.  From 2001 to 2002, Mr. Blackford served as Chief Executive Officer of Curative Health Services Inc.  From 1999 to 2001, Mr. Blackford served as Chief Executive Officer of ShopforSchool, Inc.  He served as Chief Operating Officer for Value Rx from 1995 to 1998 and Chief Operating Officer and Chief Financial Officer of MedIntel Systems Corporation from 1993 to 1994.  Mr. Blackford currently serves on the board of directors of Avanos Medical, Inc. (formerly Halyard Health, Inc.) and ReShape Lifesciences Inc. (formerly EnteroMedics Inc.), both publicly held companies.  He also serves on the board of directors of Pipeline Rx, Inc., a privately held telepharmacy company and is the Vice Chairman of the Minnesota Children’s Hospitals and Clinics.  Mr. Blackford previously served on the board of directors of Compex Technologies, Inc., a publicly held medical device company, from 2005 until its acquisition by Encore Medical Corporation in 2006. Mr. Blackford’s qualifications to serve as a member of our board of directors include his experience as a chief executive officer and director of a healthcare services company and other companies and as a director of other public companies in the healthcare industry, his extensive experience leading healthcare companies, and his prior experience as a director of legacy Wright.
J. Patrick Mackin joined our board of directors as a non-executive director in June 2018.  Mr. Mackin currently serves as President and Chief Executive Officer of CryoLife, Inc., a manufacturer, processor, and distributor of medical devices and implantable human tissues used in cardiac and vascular surgical procedures focused on aortic repair.  He has held this position since September 2014.  He was appointed to the CryoLife board of directors in October 2014, and was appointed Chairman of the CryoLife board of directors in April 2015.  Mr. Mackin has more than 25 years of experience in the medical device industry.  Prior to joining CryoLife, Mr. Mackin served as President of Cardiac Rhythm Disease Management, the then largest operating division of Medtronic, Inc., a global medical device company, from August 2007 to August 2014.  At Medtronic, he previously held the positions of Vice President, Vascular, Western Europe and Vice President and General Manager, Endovascular Business Unit.  Prior to joining Medtronic in 2002, Mr. Mackin worked for six years at Genzyme, Inc. serving as Senior Vice President and General Manager for the Cardiovascular Surgery Business Unit and as Director of Sales, Surgical Products division.  Before joining Genzyme, Mr. Mackin spent four years at Deknatel/Snowden-Pencer, Inc. in various roles and three years as a First Lieutenant in the U.S. Army.  Mr. Mackin has served as a director of Opsens, Inc., a fiber optic sensors manufacturer, since 2016.  Mr. Mackin received an MBA from the Kellogg Graduate School of Management at Northwestern University and is a graduate of the U.S. Military Academy at West Point.  Mr. Mackin’s qualifications to serve on our board of directors include his experience as a chief executive officer of a medical device company and various other officer positions with medical device companies and his deep knowledge of the medical device industry.
John L. Miclot joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger.  Mr. Miclot was a member of the board of directors of Wright Medical Group, Inc. from 2007 to 2015.  Mr. Miclot has served as President and Chief Executive Officer and a member of the board of directors of LinguaFlex, Inc., a medical device company focused on treatment of sleep disordered breathing, since August 2015.  From December 2011 to December 2014, he served as Chief Executive Officer and a member of the board of directors of Tengion Inc., a publicly held company that focused on organ and cell regeneration.  Prior to joining Tengion, Mr. Miclot was an Executive-in Residence at Warburg Pincus, LLC.  From 2008 to 2010, he was President and Chief Executive Officer of CCS Medical, Inc., a provider of products and services for patients with chronic diseases.  From 2003 until 2008, he served as President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, and prior to such time, served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division.  From 1995 to 1998, he served as Senior Vice President, Sales and Marketing of Healthdyne Technologies, Inc., a medical device company that was acquired by Respironics, Inc. in 1998.  Mr. Miclot spent the early part of his medical career at DeRoyal Industries, Inc., Baxter International Inc., Ohmeda Medical, Inc. and Medix Inc.  Mr. Miclot serves as Chairman and a member of the board of directors of Breathe Technologies, Inc., a privately held company.  Mr. Miclot also serves as a director of the Pittsburgh Zoo and PPG Aquarium, charitable and educational institutions, serves on the University of Iowa Tippie College of Business board of advisors and serves as an industrial advisor to EQT Partners, an investment company.  Mr. Miclot previously served on the board of directors of DENTSPLY International Inc., a dental products company, prior to its merger with Sirona Dental Systems, Inc. in February 2016, and ev3 Inc., a global endovascular device company, prior to the sale of the company in 2010.  Mr. Miclot’s qualifications to serve on our board of directors include his substantial experience as a chief executive officer of several medical device companies, his deep knowledge of the medical device industry, and his prior experience as a director of legacy Wright.

Kevin C. O’Boyle has served as a non-executive director and member of our board of directors since June 2010.  In November 2012, Mr. O’Boyle was appointed as Interim Vice Chairman of Tornier, a position he held for about a year.  From December 2010 to July 2011, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced BioHealing Inc., a medical device company that was acquired by Shire plc in July 2011.  From January 2003 until December 2009, Mr. O’Boyle served as Chief Financial Officer of NuVasive, Inc., a medical device orthopedics company specializing in spinal disorders.  Prior to that time, Mr. O’Boyle served in various positions during his six years with ChromaVision Medical Systems, Inc., a publicly held medical device company specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer.  Mr. O’Boyle also held various positions during his seven years with Albert Fisher North America, Inc., a publicly held international food company, including Chief Financial Officer and Senior Vice President of Operations.  Mr. O’Boyle serves on the board of directors of GenMark Diagnostics, Inc., Nevro Corp. and Sientra, Inc., all publicly held companies.  Mr. O’Boyle previously served on the board of directors of ZELTIQ Aesthetics, Inc., a public company acquired by Allergan plc in April 2017, and Durata Therapeutics, Inc. until its acquisition by Actavis plc in November 2014.  Mr. O’Boyle’s qualifications to serve on our board of directors include his executive experience in the healthcare industry, his experience with companies during their transition from being privately held to publicly held, and his financial and accounting expertise.
Amy S. Paul joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger.  Ms. Paul was a member of the board of directors of Wright Medical Group, Inc. from 2008 to 2015.  Ms. Paul retired in 2008 following a 26-year career with C.R. Bard, Inc., a medical device company, most recently serving as the Group Vice President-International since 2003. She served in various positions at C.R. Bard, Inc. from 1982 to 2003, including President of Bard Access Systems, Inc., President of Bard Endoscopic Technologies, Vice President and Business Manager of Bard Ventures, Vice President of Marketing of Bard Cardiopulmonary Division, Marketing Manager for Davol Inc., and Senior Product Manager for Davol Inc.  Ms. Paul previously served on the board of directors of Derma Sciences, Inc., a publicly held company acquired by Integra LifeSciences Holdings Corporation, Viking Systems, Inc., a publicly held company acquired by Conmed Corporation, and was a commissioner of the Northwest Commission on Colleges and Universities from 2010 to 2013.  Ms. Paul serves on the President’s Innovation Network at Westminster College.  Ms. Paul’s qualifications to serve on our board of directors include her over three decades of experience in the medical device industry, including having served in various executive roles with responsibilities that include international and divisional operations as well as marketing and sales functions, her experience as a director of other public companies in the healthcare industry, and her prior experience as a director of legacy Wright.
Richard F. Wallman has served as a non-executive director and member of our board of directors since December 2008.  From 1995 through his retirement in 2003, Mr. Wallman served as Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc., a diversified technology company (prior to its merger with Honeywell International, Inc.).  Prior to joining AlliedSignal, Inc., Mr. Wallman served as Controller of International Business Machines Corporation.  Mr. Wallman serves on the board of directors of Charles River Laboratories International, Inc., Extended Stay America, Inc., Roper Technologies, Inc., all U.S. publicly held companies, and Boart Longyear, a publicly held company traded on the ASX (Australian Securities Exchange).  Mr. Wallman previously served on the board of directors of Convergys Corporation and ESH Hospitality, Inc., all publicly held companies.  Mr. Wallman’s qualifications to serve on our board of directors include his prior public company experience, including as Chief Financial Officer of Honeywell, his significant public company director experience, and his financial experience and expertise.

Elizabeth H. Weatherman has served as a non-executive director and member of our board of directors since July 2006. Ms. Weatherman was initially appointed as a director of Tornier in connection with a securityholders’ agreement that Tornier entered into with certain shareholders.  The securityholders’ agreement terminated by its terms in May 2016.  Ms. Weatherman has been a Special Limited Partner of Warburg Pincus LLC, a private equity firm, since January 2016.  Ms. Weatherman previously was a Partner of Warburg Pincus & Co., a Member and Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus in 1988 and primarily focused on the firm’s healthcare investment activities.  Ms. Weatherman currently serves on the board of directors of Nevro Corp., Silk Road Medical, Inc. and Vapotherm, Inc., all publicly held companies.  Ms. Weatherman previously served on the boards of directors of several publicly held companies, primarily in the medical device industry, including ev3 Inc., Wright Medical Group, Inc., and Kyphon Inc.  Ms. Weatherman’s qualifications to serve on our board of directors include her extensive experience as a director of several public and private companies in the medical device industry.
BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the appointment of Robert J. Palmisano as executive director and each of David D. Stevens, Gary D. Blackford, J. Patrick Mackin, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as a non-executive director, in each case to serve until the 2020 Annual General Meeting, or until his or her earlier death, resignation or removal.
The Board of Directors Recommends a Vote FOR each Director Nominee in Voting Proposal No. 1	☑

VOTING PROPOSAL NO. 2 -
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

PROPOSED RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The audit committee of our board of directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 and has directed that management submit the appointment of KPMG LLP for ratification by our shareholders at the Annual General Meeting.  A voting proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 will be presented at the Annual General Meeting.
Although ratification is not required by law or otherwise, our board of directors is submitting this proposal as a matter of good corporate practice.  If this proposal is not approved by our shareholders at the Annual General Meeting, the audit committee will reconsider its appointment of KPMG LLP.  Even if this proposal is approved by our shareholders at the Annual General Meeting, the audit committee may appoint a different independent registered public accounting firm at any time during the year if it determines that this would be in the best interests of our company and our shareholders.
In appointing an independent registered public accounting firm, the audit committee evaluates the qualifications, performance and independence of the firm and determines whether to re-engage the current firm. As part of this evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the current firm, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; the firm’s knowledge of our operations; and fees. Upon consideration of these and other factors, the audit committee appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.
Representatives of KPMG LLP are not expected to be present in person at the Annual General Meeting.  However, representatives of KPMG LLP will be available by telephone at the Annual General Meeting to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so, and as discussed under “Voting Proposal No. 3 – Appointment of KPMG N.V. as Auditor for Dutch Statutory Annual Accounts for Fiscal Year 2019,” representatives of KPMG N.V. are expected to be present in person at the Annual General Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.
AUDIT, AUDIT-RELATED, TAX AND ALL OTHER FEES

The following table shows the fees that we paid or accrued for audit and other services provided by our independent registered public accounting firm, KPMG LLP, and the auditor of our Dutch statutory annual accounts, KPMG N.V., for 2018 and 2017:
Fees	2018	2017
Audit fees	$2,398,575	$2,050,153
Audit-related fees	50,125	72,550
Tax fees	65,000	—
All other fees	15,625	3,000
Total	$2,529,325	$2,125,703

In the table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the integrated audit of our consolidated financial statements included in our annual report on Form 10-K, and the review of our consolidated financial statements included in quarterly reports on Form 10-Q and registration statements and for services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included in “audit fees” and include fees for services performed related to audits on our benefit plan and due diligence on acquisitions; “tax fees” are fees for tax compliance and consultation primarily related to assistance with international tax compliance and tax audits, tax advice on acquisitions, and tax planning; and “all other fees” are fees for any services not included in the first three categories, which includes fees for a risk management review and assessment.
PRE-APPROVAL POLICIES AND PROCEDURES

In addition to retaining KPMG LLP to audit our consolidated financial statements, the audit committee from time to time will retain KPMG LLP to provide other auditing and advisory services.  The audit committee understands the need for our independent registered public accounting firm to maintain objectivity and independence in its integrated audits of our consolidated financial statements.  The audit committee has reviewed all non-audit services provided by KPMG LLP in 2018 and has concluded that the provision of such services was compatible with maintaining KPMG LLP’s independence in the conduct of its auditing functions.
To help ensure the independence of the independent auditor, the audit committee pre-approves all audit and permissible non-audit services to be provided to us by our independent registered public accounting firm prior to commencement of services.  Our audit committee chair has the delegated authority to pre-approve such services up to a specified aggregate fee amount.  These pre-approval decisions are presented to the full audit committee at its next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report is furnished by the audit committee of our board of directors with respect to our consolidated financial statements for the fiscal year ended December 30, 2018.
Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements.  Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, expressing an opinion as to the conformity of the consolidated financial statements with U.S. generally accepted accounting principles, and expressing an opinion on the effectiveness of our internal control over financial reporting.
In performing its oversight role, the audit committee has (i) reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 30, 2018; (ii) discussed with representatives of KPMG LLP the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees); (iii) received the written disclosures and the letters from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning KPMG LLP’s independence; and (iv) discussed with representatives of KPMG LLP its independence and concluded that it is independent from Wright and our management.

Based upon the reviews and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 30, 2018 for filing with the SEC.
This report is dated February 19, 2019
Audit Committee
Richard F. Wallman, Chair
Gary D. Blackford
Kevin C. O’Boyle
BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 2	☑

VOTING PROPOSAL NO. 3 -
APPOINTMENT OF KPMG N.V. AS AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS FOR FISCAL YEAR 2019

PROPOSED APPOINTMENT OF KPMG N.V.

Pursuant to Dutch law, the general meeting is authorized to appoint an auditor to audit our Dutch statutory annual accounts.  Upon the recommendation of the audit committee of our board of directors, our board of directors proposes to shareholders to appoint KPMG N.V. to serve as our auditor who will audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 29, 2019.
Representatives of KPMG N.V. are expected to be present in person at the Annual General Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.
If this voting proposal is not adopted by our shareholders at the Annual General Meeting, an alternative auditor will need to be appointed by shareholders to audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 29, 2019.
AUDIT, AUDIT-RELATED, TAX AND OTHER FEES

We refer you to “Voting Proposal No. 2 – Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2019—Audit, Audit-Related, Tax and Other Fees” for a description of all fees that we paid or accrued for audit and other services provided by KPMG N.V. and its affiliated entities, including KPMG LLP, for fiscal years 2018 and 2017.
PRE-APPROVAL POLICIES AND PROCEDURES

We refer you to “Voting Proposal No. 2 – Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2019—Pre-Approval Policies and Procedures” for a description of our policies and procedures regarding audit and permissible non-audit services provided by our independent registered public accounting firm, KPMG LLP, and the auditor of our Dutch statutory annual accounts, KPMG N.V.
BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the appointment of KPMG N.V. to serve as our auditor who will audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 29, 2019.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 3	☑

VOTING PROPOSAL NO. 4 -
ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS

PROPOSED ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS

At the Annual General Meeting, as contemplated by Dutch law and as required for Dutch registered companies, our shareholders will be asked to adopt our Dutch statutory annual accounts for the fiscal year ended December 30, 2018, which are comprised of our balance sheet and the profits and loss account with explanatory notes thereto prepared in accordance with International Financial Reporting Standards, or IFRS.
As a public limited liability company incorporated under the laws of the Netherlands, we are required by both Dutch law and our articles of association to prepare Dutch statutory annual accounts and submit them to our shareholders for confirmation and adoption.  Our Dutch statutory annual accounts have been prepared in accordance with IFRS and Dutch law.  Our Dutch statutory annual accounts are different from the consolidated financial statements contained in our annual report on Form 10-K for the year ended December 30, 2018 that were prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and filed with the SEC.  The Dutch statutory annual accounts contain some disclosures that are not required under U.S. GAAP and not contained in our annual report on Form 10-K.
A copy of our Dutch statutory annual accounts is available on our website at www.wright.com or may be obtained by contacting James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
Due to the international nature of our business and pursuant to prior shareholder authorization, our Dutch statutory annual accounts and annual report have been prepared in the English language.
BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the adoption of our Dutch statutory annual accounts for the fiscal year ended December 30, 2018.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 4	☑

VOTING PROPOSAL NO. 5 -
RELEASE OF CERTAIN LIABILITIES

PROPOSED RELEASE OF CERTAIN LIABILITIES

At the Annual General Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our shareholders will be asked to release each member of our board of directors in office during the fiscal year ended December 30, 2018 from liability with respect to the exercise of his or her management and other duties during our fiscal year ended December 30, 2018.
If our shareholders approve this release of liability, then members of our board of directors will not be liable to our company for actions that such directors took on behalf of our company in the exercise of their duties during the fiscal year ended December 30, 2018.  However, this release does not apply to matters that were not previously disclosed to our shareholders.  This release also is subject to the provisions of Dutch law relating to liability upon commencement of bankruptcy or other insolvency proceedings.
BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the release of each member of our board of directors in office during the fiscal year ended December 30, 2018 from liability with respect to the exercise of his or her management and other duties during our fiscal year ended December 30, 2018.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 5	☑

VOTING PROPOSAL NO. 6 -
RENEWAL OF AUTHORIZATION TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL DECEMBER 28, 2020

PROPOSED RENEWAL OF REPURCHASE AUTHORITY

At the Annual General Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our shareholders will be asked to renew the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per share (or depositary receipt) ranging up to 110% of the market price per share (or depositary receipt) at the time of the transaction.  This authority to repurchase shares is similar to that generally afforded under state law to public companies domiciled in the United States.  For purposes of this authorization, “market price” means the average of the closing price on each of the consecutive trading days during a period no shorter than five trading days and no longer than 20 trading days immediately preceding the date of repurchase as reasonably determined by our board of directors.  Our prior board of directors’ share repurchase authorization is scheduled to expire on December 27, 2019.  Under Dutch law and our articles of association, our board of directors may, subject to certain Dutch statutory provisions, be authorized to repurchase our issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders.  Adoption of this voting proposal will allow us to have the flexibility to repurchase our shares without the expense of calling an extraordinary general meeting of shareholders. Such authorization may not continue for more than 18 months, but may be given on a rolling basis.
Although we have no present intention to commence an open market or other share repurchase program, our board of directors believes that we would benefit by authorizing our board of directors to repurchase our shares if the board of directors believes such repurchases would be in the best interests of our company and shareholders.  For example, to the extent our board of directors believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital (including depositary receipts issued for our shares) may represent an attractive investment for us.  Such shares could be used for any valid corporate purpose, including use under our equity compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions.  The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn.  However, the number of shares repurchased (including depositary receipts issued for our shares), if any, and the timing and manner of any repurchases would be determined by our board of directors, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now.  The nominal value of the shares in our capital which we acquire, hold, hold as pledgee or which are acquired or held by one of our subsidiaries (including depositary receipts issued for our shares), may never exceed 50% of our issued share capital.
In order to provide us with sufficient flexibility, our board of directors proposes that shareholders extend authority to our board of directors for the repurchase of up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price per share (or depositary receipt) at the time of the transaction.  Such authority would extend for 18 months from the date of the Annual General Meeting until December 28, 2020.
BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the extension of the authority of our board of directors to repurchase up to 10% of our issued share capital until December 28, 2020.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 6	☑

VOTING PROPOSAL NO. 7 -
LIMITED AUTHORIZATION TO ISSUE ORDINARY SHARES UNTIL JUNE 28, 2021
PROPOSED LIMITED SHARE ISSUANCE AUTHORITY

At the Annual General Meeting, our shareholders will be asked to authorize our board of directors, until June 28, 2021, to issue, or grant rights to purchase or subscribe for, up to an aggregate of 20% of our issued and outstanding shares at the time of issue (further limited as described below).  Seeking board authority to issue shares is typical for Dutch companies and is similar to the legal authority generally accorded boards of public companies domiciled in the United States.
Under Dutch law and our articles of association, we are required to seek approval of our shareholders each time we wish to issue shares from our authorized ordinary share capital unless our shareholders have authorized our board of directors to issue shares.  Shareholder authorization may not continue for more than five years, but may be given on a rolling basis.  We currently have authorization from our shareholders to issue ordinary shares, or grant rights to purchase or subscribe for, ordinary shares, up to a maximum of our authorized share capital, which is 320 million shares.  The current authorization expires on June 18, 2020.  Approval of this voting proposal will extend the current authorization an additional year, to June 28, 2021, while adding additional limitations, effective immediately, that will limit the aggregate number of shares our board may issue during this period, thus maintaining our flexibility to issue ordinary shares without the delay and expense of calling an extraordinary general meeting of shareholders, while at the same time protecting shareholders by limiting the aggregate number of shares the board may issue without seeking further shareholder authorization.
Other than ordinary share issuances in connection with our equity compensation plans, we presently do not have specific plans to issue shares for any purpose.  However, in the ordinary course of our business, our board of directors may determine from time to time that the issuance of authorized and unissued shares is in the best interests of our company, including in connection with future acquisitions or financings.
At the Annual General Meeting, we are asking our shareholders to renew the authority of our board of directors, until June 28, 2021, to issue, or grant rights to purchase or subscribe for, our unissued ordinary shares.  However, our proposal differs from the authorization previously approved by shareholders in that the board’s authority would be limited to an aggregate of up to 20% of our issued and outstanding shares at the time of issue.  This 20% cap would further be divided into 10% for general corporate purposes (including potential mergers and acquisitions) and an additional 10% only for potential mergers and acquisitions.
Management believes retaining flexibility to allow our board of directors to issue ordinary shares for acquisitions, financings or other general corporate purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth.  Furthermore, our ordinary shares are listed on the Nasdaq Global Select Market, and the issuance of additional shares will remain subject to Nasdaq rules.  For example, one of the Nasdaq rules requires shareholder approval for the issuance of shares in excess of 20% of the shares outstanding, with several exceptions.
If our shareholders do not renew the authority of our board of directors to issue, or grant rights to purchase or subscribe for, our unissued ordinary shares up to the maximum described above, then the previous higher level of authorization would remain in place, and our board of directors would continue to retain authority to issue our ordinary shares and grant rights to purchase or subscribe for our ordinary shares pursuant to that authorization until it expires on June 18, 2020.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the limited authority of our board of directors until June 28, 2021 to issue, or grant rights to purchase or subscribe for, our unissued ordinary shares up to 20% of our issued and outstanding shares at the time of issue, which is further divided into 10% for general corporate purposes (including potential mergers and acquisitions) and an additional 10% only for potential mergers and acquisitions.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 7	☑

VOTING PROPOSAL NO. 8 -
LIMITED AUTHORIZATION TO EXCLUDE OR RESTRICT SHAREHOLDERS’ PRE-EMPTIVE RIGHTS UNTIL JUNE 28, 2021
PROPOSED LIMITED AUTHORIZATION TO EXCLUDE OR RESTRICT SHAREHOLDERS’ PRE-EMPTIVE RIGHTS

At the Annual General Meeting, our shareholders will be asked to authorize our board of directors, until June 28, 2021, to exclude or restrict pre-emptive rights on the issue of, or grant of rights to purchase or subscribe for, up to an aggregate of 20% of our issued and outstanding shares at the time of issue (further limited as described below). While seeking this type of board authorization is typical for Dutch companies, pre-emptive rights are uncommon for public companies domiciled in the United States.
Under Dutch law and our articles of association, holders of our ordinary shares (other than our employees who receive ordinary shares pursuant to our equity compensation plans) would generally have a pro rata pre-emptive right of subscription to any of our ordinary shares issued for cash.  A pre-emptive right of subscription is the right of our current shareholders to maintain their percentage ownership of our ordinary shares by buying a proportional number of any newly issued ordinary shares.  However, Dutch law and our articles of association permit our shareholders to authorize our board of directors to exclude or restrict these pre-emptive rights.  This authorization may not continue for more than five years, but may be given on a rolling basis.  We currently have authorization from our shareholders to exclude or restrict these pre-emptive rights on the issue of, or grant of rights to purchase or subscribe for our issued and outstanding shares, up to a maximum of our authorized share capital, which is 320 million shares.  The current authorization expires on June 18, 2020.  Approval of this voting proposal will extend the current authorization an additional year, to June 28, 2021, while adding additional limitations, effective immediately, that will limit the right of our board to exclude or restrict pre-emptive rights during this period, thus maintaining our flexibility to issue ordinary shares without pre-emptive rights without the delay and expense of calling an extraordinary general meeting of shareholders, while at the same time protecting shareholders by limiting the aggregate number of shares without pre-emptive rights the board may issue without seeking further shareholder authorization.
At the Annual General Meeting, we are asking our shareholders to renew the authority of our board of directors, until June 28, 2021, to exclude or restrict pre-emptive rights on the issue of, or grant of rights to purchase or subscribe for, our unissued ordinary shares.  However, our proposal differs from the authorization previously approved by shareholders in that the board’s authority would be further limited so that the board of directors could only exclude or restrict pre-emptive rights on issuances of up to 20% of our issued and outstanding shares at the time of issue.  As explained in voting proposal no. 7, this 20% cap would further be divided into 10% of such shares being authorized for issuance for general corporate purposes (including potential mergers and acquisitions) and the remaining 10% of such shares being authorized for issuance only for potential mergers and acquisitions.
We believe if we are not granted the requested authority to limit pre-emptive rights, our ability to raise capital through sales of our equity securities would be significantly affected because the exercise of pre-emptive rights by our shareholders would cause delays in a transaction and may dissuade potential buyers of our equity securities from entering into a transaction with us. In addition, our ability to effect acquisitions using our ordinary shares as consideration also would be similarly limited if our board of directors did not have the authority to exclude or restrict pre-emptive rights as previously described.  Any exclusion or restriction of pre-emptive rights would apply equally to all holders of our ordinary shares.  Furthermore, as long as our ordinary shares remain listed on the Nasdaq Global Select Market, any issuance of ordinary shares would remain subject to Nasdaq rules, including limitations on our ability to issue our ordinary shares without shareholder approval.  See voting proposal no. 7 for a brief discussion of the Nasdaq rules regarding share issuances.
If our shareholders do not renew the authority of our board of directors to exclude or restrict pre-emptive rights on the issue of, or grant of rights to purchase or subscribe for, our unissued ordinary shares up to the maximum described above, then the previous higher level of authorization would remain in place, and our board of directors would continue to retain authority to exclude or restrict pre-emptive rights pursuant to that authorization until it expires on June 18, 2020.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the limited authority of our board of directors until June 28, 2021 to exclude or restrict pre-emptive rights on the issue of, or grant of rights to purchase or subscribe for, our unissued ordinary shares up to 20% of our issued and outstanding shares at the time of issue, 10% of which shares would be authorized for issuance for general corporate purposes (including potential mergers and acquisitions) and the remaining 10% which would be authorized for issuance only for potential mergers and acquisitions.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 8	☑

VOTING PROPOSAL NO. 9 -
APPROVAL OF THE WRIGHT MEDICAL GROUP N.V. AMENDED AND RESTATED 2017 EQUITY AND INCENTIVE PLAN
BACKGROUND AND PROPOSED AMENDMENTS

On April 30, 2019, our board of directors, upon recommendation of our compensation committee, adopted the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan (the amended plan), subject to approval by our shareholders.  The amended plan increases the number of Wright ordinary shares authorized for issuance by an additional 6,200,000 ordinary shares.  Our continuing ability to offer equity incentive awards under the Wright Medical Group N.V. 2017 Equity and Incentive Plan (the 2017 plan) is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive markets for employee talent in which we operate.
In addition, the amended plan reflects certain changes in light of the Tax Cuts and Jobs Act and its impact on Section 162(m) of the United States Internal Revenue Code of 1986, as amended (which we refer to as Section 162(m)).  These changes essentially eliminate language in the 2017 plan that was included to allow us to qualify certain compensation as “performance-based compensation” under Section 162(m).  We have retained, however, the annual award limits and performance measures as part of good corporate governance.
The amended plan also incorporates a more stringent limit on non-employee director awards.  The proposed amended plan contains an overall non-employee director compensation limit of $450,000 per year or $600,000 per year in the case of a non-employee chairman of the board or in the fiscal year of a non-employee director’s initial service as a non-employee director.
Finally, the amended plan increases the limit on incentive stock options and full value awards commensurate with the overall share increase.
If our shareholders approve the amended plan, the amended plan will become effective as of the date of shareholder approval.  If our shareholders do not approve the amended plan, the 2017 plan, as currently in effect, will remain in effect until it terminates in accordance with its terms.
REASONS WHY YOU SHOULD VOTE IN FAVOR OF THE AMENDED 2017 PLAN

Our board of directors recommends a vote “FOR” approval of the amended plan because our board believes the proposed amended plan is in the best interests of our company and shareholders for the following reasons:
•
Attracts and retains talent.  Talented, motivated and effective employees, non-employee directors and consultants are essential to executing our business strategies.  Stock-based and cash-based incentive compensation have been important components of total compensation for our executive officers and key employees for many years because such compensation enables us to effectively recruit and retain qualified individuals while encouraging them to think and act like owners of our company.  If our shareholders approve the amended plan, we believe we will maintain our ability to offer competitive compensation packages to both attract new talent and retain our best performers.

•
Consistent with our pay-for-performance compensation philosophy.  We believe that stock-based compensation, by its very nature, is performance-based compensation.  Over time, the most significant component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of business results.  We use incentive compensation both to reinforce desired business results for our key employees and to motivate them to achieve those results.

•
Aligns director, employee and shareholder interests.  We currently provide long-term incentives primarily in the form of option and RSU awards to our non-employee directors, executives and certain key employees and PSU awards to our executives.  We believe our stock-based compensation programs, along with our stock ownership guidelines for our non-employee directors and executives, and our annual cash incentive programs for employees, help align the interests of our non-employee directors and employees with those of our shareholders.  We believe our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our ordinary shares.  We believe our annual cash incentives reinforce achievement of our business performance goals by linking a significant portion of executives’ compensation to the achievement of these performance goals.  If the amended plan is approved, we will be able to maintain these important means of aligning the interests of our non-employee directors and employees with those of our shareholders.

•
Protects shareholder interests and embraces sound equity-based compensation practices. As described in more detail below under “—Summary of Sound Governance Features of the Amended Plan,” the amended plan includes a number of features that are consistent with protecting the interests of our shareholders and sound corporate governance practices.

SUMMARY OF SOUND GOVERNANCE FEATURES OF THE AMENDED PLAN

Our board of directors and compensation committee believe that the amended plan contains several features that are consistent with protecting the interests of our shareholders and sound corporate governance practices, including the following:
✔	No evergreen provision	✔	No discounted or reload stock options or SARs
✔	Not excessively dilutive	✔	No liberal change in control definition
✔	Minimum vesting and performance period requirements	✔	“Double-trigger” acceleration of vesting upon a change in control
✔	No dividend payments on unvested awards	✔	No tax gross-ups
✔	Limits on non-employee director awards and overall compensation	✔	Awards subject to forfeiture or “clawback” and our clawback policy
✔	No re-pricing of “underwater” stock options or SARs without shareholder approval	✔	No liberal share counting or “recycling” of shares from exercised stock options, SARs or other stock-based awards
✔	Members of the committee administering the plan are non-employee and independent directors
BACKGROUND FOR SHARES AUTHORIZED FOR ISSUANCE

As of May 10, 2019, before giving effect to the amended plan, we had available for issuance under the 2017 plan a total of 2,815,684 ordinary shares.  This number could increase to reflect awards that are subsequently forfeited, cancelled or expired.  If the amended plan is approved, the number of ordinary shares authorized and available for issuance will be increased by 6,200,000 ordinary shares.

In setting the number of ordinary shares authorized for issuance under the amended plan, our board and compensation committee considered a number of factors, which are discussed further below, including:
•	Ordinary shares available under the 2017 plan and total outstanding equity-based awards and how long the ordinary shares available are expected to last;
•	Historical equity award granting practices, including our three-year average ordinary share usage rate (commonly referred to as burn rate); and
•	Potential dilution and overhang.
ORDINARY SHARES AVAILABLE AND OUTSTANDING EQUITY AWARDS
While the use of long-term incentives, in the form of equity awards, is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards.  In setting the number of ordinary shares authorized for issuance under the amended plan, our board and compensation committee also considered ordinary shares remaining available under the 2017 plan and total outstanding equity awards and how long the ordinary shares available under the 2017 plan are expected to last.  To facilitate the approval of the amended plan, set forth below is certain information about our ordinary shares that may be issued under our equity compensation plans as of May 10, 2019.
As described in more detail in the table below, as of May 10, 2019:
•
3,048,671 ordinary shares remained available for issuance under the 2017 plan, assuming target performance under our PSU awards and 2,815,684 ordinary shares remained available for issuance under the 2017 plan, assuming maximum performance under our PSU awards; and

•
9,323,458 stock options and 1,552,022 ordinary shares underlying full value awards (such as RSU and PSU awards, assuming target performance) were outstanding under the 2017 plan and our predecessor plans.

HISTORICAL EQUITY AWARD GRANTING PRACTICES
In setting the number of ordinary shares authorized for issuance under the amended plan, our board and compensation committee also considered the historical number of equity awards granted under the 2017 plan and 2010 plan in the past three full fiscal years.  The following table sets forth information regarding awards granted and earned, and the annual burn rate for each of the last three fiscal years.
	Fiscal 2018	Fiscal 2017	Fiscal 2016
Stock options granted	1,464,209	1,334,596	1,870,214
Restricted stock units granted	607,050	493,030	706,361
Performance share units granted (assuming target)	128,625	114,403	—
Weighted average basic ordinary shares outstanding during fiscal year	112,591,541	104,530,708	102,967,571
Burn rate	2.0%	1.9%	2.5%
Our board and compensation committee also considered our three-year average burn rate (2016 to 2018) which was approximately 2.1%, which is lower than the industry thresholds established by certain major proxy advisory firms.  Based on historical granting practices and the recent trading price of our ordinary shares, we expect the amended plan to cover awards for approximately three to four years.  However, we cannot predict our future equity grant practices, the future price of our ordinary shares or future hiring activity with any degree of certainty at this time, and the reserve of ordinary shares under the amended plan could last for a shorter or longer time.

POTENTIAL DILUTION AND OVERHANG
In setting the number of ordinary shares authorized for issuance under the amended plan, our board and compensation committee also considered the potential dilution and overhang that would result from approval of the amended plan, including the policies of certain institutional investors and major proxy advisory firms.
Potential dilution is calculated as shown below:

Potential dilution	=	Total outstanding award shares divided by total number of outstanding ordinary shares + total outstanding award shares
Total outstanding award shares include ordinary shares to be issued on exercise or settlement of outstanding equity awards, assuming target performance.
Potential overhang is calculated as shown below:

Potential overhang	=	Total potential award shares divided by total number of outstanding ordinary shares + total outstanding award shares
Total potential award shares include ordinary shares underlying equity awards that may be made under the amended plan plus total outstanding award shares, assuming target performance.
As of May 10, 2019, potential dilution was 7.9% and potential overhang was 10.2%.  If the amended plan is approved, potential dilution will be 7.9% and potential overhang will be 14.7%.
SUMMARY OF THE AMENDED 2017 PLAN FEATURES

The major features of the amended plan are summarized below.  The summary is qualified in its entirety by reference to the full text of the amended plan, a copy of which may be obtained upon request to our Corporate Secretary at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, by telephone at (+31) 20 521-4777, or by e-mail at julie.dewey@wright.com.  A copy of the amended plan also has been filed electronically with the SEC as an appendix to this proxy statement and is available through the SEC’s website at www.sec.gov.
Purpose
The purpose of the amended plan is to advance the interests of our company and shareholders by enabling us to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of our company and increases in shareholder value, and provide opportunities for equity participation that align the interests of recipients with those of our shareholders.

Administration
Our board of directors and compensation committee will administer the amended plan.  All members of our compensation committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the Listing Rules of the Nasdaq Stock Market.  We refer to the board and compensation committee in this summary as the “committee.”

Shares Authorized
As of May 10, 2019, before giving effect to the amended plan, we had available for issuance under the 2017 plan a total of 2,815,684 ordinary shares.  This number could increase to reflect awards that are subsequently forfeited, cancelled or expired.  Subject to adjustment as described below, the number of ordinary shares authorized and available for issuance under the amended plan will be increased by 6,200,000 ordinary shares.
The amended plan also increases the limits on the number of incentive stock options and full value awards that can be granted under the plan proportionate to the overall increased share limit.

Annual Award Limits
The following limits are per participant per fiscal year.
•        2,000,000 ordinary shares subject to stock options and stock appreciation rights;
•        2,000,000 ordinary shares subject to restricted stock awards, restricted stock units and deferred stock units;
•        $5,000,000 in performance awards denominated in cash or 2,000,000 ordinary shares for performance awards denominated in shares;
•        $5,000,000 in annual performance cash awards;
•        $5,000,000 in other cash-based awards; and
•        2,000,000 ordinary shares granted under other stock-based awards.

Adjustments
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in our corporate structure or ordinary shares, the committee will make the appropriate adjustment or substitution.  These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the amended plan.  In order to prevent dilution or enlargement of the rights of participants, the committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

No Re-Pricing
The committee may not, except as described above under “Adjustments,” without prior approval of our shareholders, seek to effect any re-pricing of any previously granted “underwater” option or stock appreciation right by: (i) amending or modifying the terms of the option or stock appreciation rights to lower the exercise price or grant price; (ii) canceling the underwater option or stock appreciation right in exchange for (A) cash; (B) replacement options or stock appreciation rights having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or stock appreciation rights and granting new awards under the amended plan.  An option or stock appreciation right will be deemed to be “underwater” at any time when the fair market value of an ordinary share is less than the exercise price of the option or the grant price of the stock appreciation right.

Minimum Vesting Requirements
The amended plan provides that any full value awards granted to employees will vest no more rapidly than ratably over a three year period after the grant date, no awards will vest prior to the one-year anniversary of the grant date, and any awards that vest upon the attainment of performance goals will have a minimum performance period of at least one year.
There is an exception for ordinary shares that do not exceed 5% of the total number of ordinary shares authorized for awards under the amended plan. There are also exceptions provided for substitute awards and ordinary shares delivered in lieu of fully vested cash awards.

Eligible Recipients
Awards may be granted to our employees, non-employee directors and consultants.  A “consultant” is one who renders services that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities.  As of May 10, 2019, approximately 1,390 employees, eight non-employee directors and approximately 40 consultants would have been eligible to participate in the amended plan had it been approved by our shareholders at such time.

Types of Awards
The amended plan will permit us to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock based awards.  Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options
Stock options entitle the holder to purchase a specified number of ordinary shares at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant.  The amended plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees.  Each stock option granted under the amended plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting schedule and any other conditions.  The exercise price of each stock option granted under the amended plan must be at least 100% of the fair market value of an ordinary share as of the date the award is granted to a participant. Fair market value is the closing price of our ordinary shares, as reported on the Nasdaq Global Select Market.  The closing price of our ordinary shares, as reported on the Nasdaq Global Select Market, on May 10, 2019, was $31.99 per ordinary share.  The committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

Stock Appreciation Rights
A stock appreciation right, or SAR, is a right granted to receive payment of cash, shares or a combination of both, equal to the difference between the fair market value of ordinary shares and the grant price of such ordinary shares.  Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the committee may determine.  The grant price of a SAR must be at least 100% of the fair market value of an ordinary share on the date of grant.  The committee will fix the term of each SAR, but SARs granted under the amended plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units
Restricted stock awards, restricted stock units (RSUs), and/or deferred stock units may be granted under the amended plan.  A restricted stock award is an award of ordinary shares that are subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service.  RSUs are similar to restricted stock awards except that no ordinary shares are actually awarded to the participant on the grant date.  Deferred stock units permit the holder to receive ordinary shares or the equivalent value in cash or other property at a future time as determined by the committee.  The committee will determine, and set forth in an award agreement, the period of restriction, the number of ordinary shares of restricted stock awards or the number of RSUs or deferred stock units granted, the time of payment for deferred stock units and other such conditions or restrictions.

Performance Awards
Performance awards, in the form of cash, ordinary shares or a combination of both, may be granted under the amended plan in such amounts and upon such terms as the committee may determine.  The committee shall determine, and set forth in an award agreement, the amount of cash and/or number of ordinary shares, the performance goals, the performance periods and other terms and conditions.  The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of ordinary shares earned by the participant.  At any time during a performance period of more than one fiscal year, the committee may, in its discretion, cancel a portion of, or scale back, unvested performance awards under certain circumstances set forth in the amended plan, including that the performance goals for the performance period cannot be achieved at least at the minimum levels established at the time of grant.

Annual Performance Cash Awards
Annual performance cash awards may be granted under the amended plan in such amounts and upon such terms as the committee may determine at the time of grant and set forth in the award agreement, based on the achievement of specified performance goals for annual periods or other time periods as determined by the committee.  The committee may determine at the time of grant and set forth in the award agreement the target amount that may be paid with respect to an annual performance award, which will be based on a percentage of a participant’s actual annual base compensation at the time of grant.  The committee may establish a maximum potential payout amount with respect to an annual performance award in the event performance goals are exceeded by an amount established by the committee at the time performance goals are established.  The committee may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout.

Non-Employee Director Awards
The committee at any time and from time to time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options, SARs or full value awards.  The committee may also at any time and from time to time grant on a discretionary basis to non-employee directors non-statutory stock options, SARs or full value awards.  In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the committee may establish in its sole discretion consistent with the provisions of the amended plan.  The committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock, RSUs, deferred stock units or other stock-based awards in lieu of cash.  Any awards granted to non-employee directors under the amended plan must be made by a committee consisting solely of directors who are “independent directors” under the Listing Rules of the Nasdaq Stock Market and will not be subject to management’s discretion.

Other Cash- Based and Stock-Based Awards
Consistent with the terms of the amended plan, other cash-based awards that are not annual performance cash awards and other stock-based awards may be granted to participants in such amounts and upon such terms as the committee may determine.

Performance Measures
The performance goals selected by the committee may be based on any one or more performance measures, including those listed in the amended plan. Any of the performance measure elements can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations based on the performance measure elements to create a performance measure.  Any of the performance measures specified in the amended plan may be used to measure the performance of our company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory, or any combination thereof, as the committee deems appropriate.  Performance measures may be compared to the performance of a peer group or a published or special index that the committee deems appropriate or, with respect to share price, various stock market indices.  The committee also may provide for accelerated vesting of any award based on the achievement of performance goals.
The committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on our financial performance (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the amended plan.

Dividend Equivalents
With the exception of stock options, SARs and unvested performance-based awards, awards under the amended plan may, in the committee’s discretion, earn dividends or dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the ordinary shares covered by such award had such ordinary shares been issued and outstanding on the dividend payment date.  However, no dividends or dividend equivalents may be paid out on unvested awards and participants holding performance-based awards will not receive any cash dividends or dividend equivalents until after such awards are settled.  Such dividend equivalents will be accumulated in cash or converted into additional ordinary shares by such formula and at such time and subject to such limitations as determined by the committee.

Termination of Employment or Other Service
The amended plan provides for certain default rules in the event of a termination of a participant’s employment or other service.  These default rules may be modified in an award agreement, any individual agreement between a participant and us or any plan or policy of our company applicable to the participant.  If a participant’s employment or other service with us is terminated for cause, then all outstanding awards held by such participant will be immediately terminated and forfeited.  In the event a participant’s employment or other service with us is terminated by reason of death or disability, then:
•         All outstanding stock options and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire and all outstanding stock options and SARs that are not exercisable will be terminated and forfeited; provided, however, that if the exercise of a stock option that is exercisable is prevented by securities laws  or other restrictions, the stock option will remain exercisable until 30 days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date the stock option expires;
•         All outstanding unvested restricted stock awards will be terminated and forfeited; and

•        All outstanding but unvested RSUs, performance awards, annual performance cash awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited.  However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with us is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.
In the event a participant’s employment or other service with us is terminated by reason other than for cause, death or disability, then:
•         All outstanding stock options and SARs held by the participant that are then exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire and all outstanding stock options and SARs that are not exercisable will be terminated and forfeited; provided, however, that if the exercise of a stock option that is exercisable is prevented by securities laws or other restrictions, the stock option will remain exercisable until 30 days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date the stock option expires;
•         All outstanding unvested restricted stock awards will be terminated and forfeited; and
•         All outstanding unvested RSUs, performance awards, annual performance cash awards, other cash-based awards and other stock-based awards will be terminated and forfeited.  However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with us is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights Upon Termination
Upon a participant’s termination of employment or other service with us, the committee may, in its discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, performance awards, annual performance cash awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the committee; provided, however, that (a) no stock option or SAR may remain exercisable beyond its expiration date; and (b) any such action by the committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the committee is authorized by the amended plan to take such action.

Forfeiture and Recoupment
If a participant is determined by the committee to have taken any action while providing services to us, or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the amended plan, all rights of the participant under the amended plan and any agreements evidencing an award then held by the participant will terminate and be forfeited.  The committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to us, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment.  We may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the committee to determine whether “cause” or “adverse action” exists.  We are entitled to withhold and deduct future wages to collect any amount due.
All awards also are subject to any required automatic clawback, forfeiture or other penalties pursuant to any applicable law, including without limitation under Section 304 of the Sarbanes-Oxley Act of 2002.  In addition, all awards are subject to clawback, forfeiture or other penalties pursuant to any policy adopted by us, including the Wright Medical Group N.V. Clawback Policy adopted in 2017, and such clawback, forfeiture and/or penalty conditions or provisions as determined by the committee.

Effect of Change in Control; Double Trigger Acceleration of Vesting
Under the amended plan, a “change in control” means:
•         The acquisition, other than from us, by any person, entity or group of beneficial ownership of more than 50% of either the then-outstanding ordinary shares or the combined voting power of our then outstanding capital stock entitled to vote generally in the election of directors;
•         Individuals who, as of the effective date of the amended plan, constitute our incumbent board ceasing for any reason to constitute at least a majority of our board, provided that any person becoming a director subsequent to the effective date of the amended plan whose election, or nomination for election, by our shareholders was approved by a vote of at least a majority of our directors then comprising our incumbent board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of our directors) will be, for purposes of amended plan, considered as though such person were a member of the incumbent board;
•        The consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the reorganized, merged, consolidated, or other surviving corporation (or its direct or indirect parent corporation);
•         The consummation of a liquidation or dissolution of our company; or
•         The consummation of the sale of all or substantially all of the assets of our company (40% or more of the total gross fair market value of all of our assets) with respect to which persons who were our shareholders immediately prior to such sale do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the acquiring corporation (or its direct or indirect parent corporation).

Without limiting the authority of the committee to adjust awards as discussed under “—Plan Administration” and “—Adjustments,” if a change in control of our company occurs, then if an award is continued, assumed or substituted by the successor entity, the award will not vest or lapse solely as a result of the change in control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed or substituted and will continue to vest or lapse pursuant to such terms.
If the award is continued, assumed or substituted by the successor entity and within two years following the change in control the participant is either terminated by the successor entity without “cause” or, if the participant is an employee, resigns for “good reason,” each as defined in the amended plan, then:
•         All outstanding stock options and SARs held by such participant will become immediately vested and exercisable in full and will remain exercisable for the remainder of their respective terms;
•         All restrictions imposed on restricted stock, RSUs or deferred units that are not performance-based held by such participant will lapse and be of no further force and effect;
•         All performance-based awards held by such participant for which the performance period has been completed as of the date of such termination or resignation but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and
•         All performance-based awards held by such participant for which the performance period has not been completed as of the date of such termination or resignation will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of such termination or resignation with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the date of termination or resignation.
If a change in control of our company occurs, and if an award participant suffers a “termination of continued employment” in connection with such change in control, or if outstanding awards are not continued, assumed or substituted with equivalent awards by the successor entity, or in the case of a dissolution or liquidation of our company, outstanding awards will be subject to the following rules:
•         All outstanding stock options and SARs will become fully vested and exercisable and the committee will give such participant a reasonable opportunity to exercise any and all stock options and SARs before but conditioned upon the resulting change in control and if a participant does not exercise all stock options and SARs, the committee will pay such participant the difference between the exercise price for the stock option or grant price for the SAR and the per share consideration provided to other similarly situated shareholders in the change in control, provided, however, that if the exercise price or grant price exceeds the consideration provided, then such exercised stock option or SAR will be canceled and terminated without payment;
•         All restrictions imposed on restricted stock, RSUs or deferred units that are not performance-based will lapse and be of no further force and effect, and RSUs and deferred units will be settled and paid in cash or shares and at such time as provided in the award agreement, provided, however, that if any such payment is to be made in shares, the committee may provide such holders the consideration provided to other similarly situated shareholders in the change in control;

•         All performance-based awards held by such participant for which the performance period has been completed as of the date of the change in control but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and
•         All performance-based awards held by such participant for which the performance period has not been completed as of the date of the change in control will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of the change in control with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the change in control.
These change in control provisions may not be terminated, amended or modified in any manner that adversely affects any then-outstanding award or award participant without the prior written consent of such participant.

Transferability
All awards granted under the amended plan are non-transferable, except for certain transfers as described below and transfers pursuant to a will or under the laws of descent and distribution. Non-statutory stock options may be transferred to certain family members of such eligible employee, non-employee director or consultant to a trust exclusively for the benefit of one or more of the family members of such eligible employee, non-employee director or consultant; however, such transfer must be made as a gift without consideration and comply with applicable securities laws.

Term, Termination and Amendment
Unless sooner terminated by our board, the amended plan will terminate at midnight on June 22, 2027.  No award will be granted after termination of the amended plan, but awards outstanding upon termination of the amended plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the amended plan.

Subject to certain exceptions, our board of directors has the authority to terminate and the committee has the authority to amend the amended plan or any outstanding award agreement at any time and from time to time.  No amendments to the amended plan will be effective without approval of our shareholders if: (i) shareholder approval of the amendment is then required pursuant to Code Section 422, the rules of the primary stock exchange on which the ordinary shares are then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the amended plan; or (ii) such amendment would: (a) modify the restrictions on re-pricing; (b) materially increase benefits accruing to participants; (c) increase the aggregate number of ordinary shares issued or issuable under the amended plan; (d) increase any limitation set forth in the amended plan on the number of ordinary shares which may be issued or the aggregate value of awards which may be made, with respect to any type of award to any single participant during any specified period; (e) modify the eligibility requirements for participants in the amended plan; or (f) reduce the minimum exercise price or any option or grant price of any SAR.  No termination or amendment of the amended plan or an award agreement shall adversely affect in any material way any award previously granted under the amended plan without the written consent of the participant holding such award.

U.S. FEDERAL INCOME TAX INFORMATION

The following is a general summary, as of the date of this proxy statement, of the U.S. federal income tax consequences to participants and Wright of transactions under the amended plan.  This summary is intended for the information of shareholders considering how to vote at the Annual General Meeting and not as tax guidance to participants in the amended plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement.  This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.  Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the amended plan.

Incentive Stock Options.  With respect to incentive stock options, generally, the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met.  If the stock option holder meets the employment requirements and does not dispose of the ordinary shares acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss.  If the ordinary shares are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our ordinary shares on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized.  Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder, assuming that a deduction is allowed under Section 162(m) of the Code.
Non-Statutory Stock Options.  The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder.  Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our ordinary shares acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code.  At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.
SARs.  The grant of an SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes.  Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.
Restricted Stock, RSUs, Deferred Stock Units and Other Stock-Based Awards.  The federal income tax consequences with respect to restricted stock, RSUs, deferred stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards.  In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs.  At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code.  Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the award.  If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code.  If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code.

Annual Performance Cash Awards and Other Cash-Based Awards.  Annual performance cash awards and other cash-based awards will be taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.
Withholding Obligations.  We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the amended plan.  Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on Wright.  The Committee may permit a participant to satisfy a tax withholding obligation by withholding ordinary shares underlying an award, tendering previously acquired ordinary shares, delivery of a broker exercise notice or a combination of these methods.
Code Section 409A.  A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.
Code Section 162(m).  Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” is not deductible to the extent it exceeds $1 million.  The Tax Cut and Jobs Act, signed into law on December 22, 2017 (the Tax Act), amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our proxy statement for our Annual General Meeting; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2106, as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).
Excise Tax on Parachute Payments.  Unless otherwise provided in a separate agreement between a participant and Wright, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from Wright, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.  Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments.  If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below provides information regarding the number of shares to be issued upon the exercise of outstanding stock options, RSU awards, and PSU awards granted under our equity compensation plans and the number of shares remaining available for future issuance under our equity compensation plans as of December 30, 2018.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,136,421	(1)(2)(3)	$22.62	(4)	2,619,972	(5)
Equity compensation plans not approved by security holders	—		—		—
Total	9,136,421	(1)(2)(3)	$22.62	(4)	2,619,972	(5)

(1)
Amount includes ordinary shares issuable upon the exercise of stock options granted under the Wright Medical Group N.V. 2017 Equity and Incentive Plan, Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan and Tornier N.V. Amended and Restated Stock Option Plan, ordinary shares issuable upon the vesting of restricted stock unit awards granted under the Wright Medical Group N.V. 2017 Equity and Incentive Plan and Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan and performance share unit awards granted under the Wright Medical Group N.V. 2017 Equity and Incentive Plan, assuming maximum performance share unit award payouts.  The actual number of shares that will be issued under the performance share unit awards is determined by the level of achievement of performance goals.

(2)
Excludes employee stock purchase rights under the Wright Medical Group N.V. Amended and Restated Employee Stock Purchase Plan, which was approved by our shareholders on June 28, 2016.  Under such plan, each eligible employee may purchase ordinary shares at semi-annual intervals on June 30th and December 31st each calendar year at a purchase price per share equal to 85% of the closing sales price per share of our ordinary shares on the first or last trading day of the offering period, whichever is lower.

(3)
Excludes an aggregate of 2,547,656 ordinary shares issuable upon the exercise of stock options granted under legacy Wright equity compensation plans and non-plan inducement option agreements assumed by us in connection with the Wright/Tornier merger.  The weighted-average per share exercise price of these assumed stock options as of December 30, 2018 was $21.71.  No further grants or awards will be made under these assumed legacy Wright equity compensation plans and non-plan inducement option agreements.

(4)
Not included in the weighted-average exercise price calculation are 1,322,214 restricted stock unit awards and 465,974 performance share unit awards, assuming maximum performance share unit award payouts.

(5)
Amount includes 2,297,162 ordinary shares remaining available for future issuance under the Wright Medical Group N.V. 2017 Equity and Incentive Plan and 322,810 ordinary shares remaining available for future issuance under the Wright Medical Group N.V. Amended and Restated Employee Stock Purchase Plan, assuming maximum performance share unit award payouts.  No shares remain available for grant under the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan, Tornier N.V. Amended and Restated Stock Option Plan or any of the legacy Wright equity compensation plans and arrangements since such plans and arrangements have been terminated with respect to future grants.

NEW PLAN BENEFITS

It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the amended plan or would have been received by or allocated to participants for the last completed fiscal year if the amended plan had then been in effect because awards under the amended plan will be made at the discretion of the committee.  Further, although our non-executive director compensation policy provides for the annual grant of stock options and RSUs valued at $210,000, such awards will depend on the non-executive directors’ continued service and our board’s discretion to vary the type and terms of those awards in the future; and, therefore, it is not possible to determine the exact number of ordinary shares that will be subject to such awards.
BOARD RECOMMENDATION

The board of directors unanimously recommends that our shareholders vote “FOR” approval of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 9	☑

VOTING PROPOSAL NO. 10 -
ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
PROPOSED ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Our board of directors is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act.  This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, including in the accompanying compensation tables and the corresponding narrative discussion and footnotes.
We last submitted a say-on-pay proposal to our shareholders at our 2018 Annual General Meeting held on June 29, 2018.  At that meeting, over 98% of the votes cast by our shareholders were in favor of our say-on-pay vote.
WHY YOU SHOULD VOTE IN FAVOR OF OUR SAY-ON-PAY VOTE

Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus shareholder value, by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay-for-performance.  We seek to accomplish this through the following methods:
•
Base salary and total compensation levels are generally targeted near the 67th percentile of a group of similarly-sized peer companies, with adjustments based on the executive’s experience, skills, and contributions. Consideration is also given to the sufficiency of total compensation potential to ensure retention;

•
At least two-thirds of the CEO’s compensation and half of other executives’ compensation opportunity should be in the form of variable compensation that is tied to financial results and/or creation of shareholder value;

•
The portion of total compensation that is performance-based or at-risk should increase with an executive’s overall responsibilities, job level, and compensation.  However, compensation programs should not encourage excessive risk-taking behavior among executives and should support our commitment to corporate compliance;

•	Primary emphasis should be placed on company performance as measured against goals approved by the compensation committee rather than on individual performance; and
•	At least half of the CEO’s compensation opportunity and one-third of other executives’ compensation opportunities should be in the form of stock-based incentive awards.
For additional information on our compensation philosophies, please see the “Compensation Discussion and Analysis – Compensation Objectives and Philosophies” section of this proxy statement.

COMPENSATION HIGHLIGHTS AND BEST PRACTICES

The “Compensation Discussion and Analysis” section describes our executive compensation program and the executive compensation decisions made by our compensation committee in 2018 in more detail.  Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our shareholders.
What we do		What we don’t do
✔	Structure our executive officer compensation so that a significant portion of pay is at risk	No automatic salary increases
✔	Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by shareholders
✔	Use a mix of performance measures and caps on payouts	No excessive perquisites
✔	Require minimum vesting periods on equity awards	No new single-trigger change in control arrangements
✔	Require double-trigger for equity acceleration upon a change in control	No tax gross-ups, other than limited CEO and relocation tax gross-ups
✔	Maintain a competitive compensation package	No change in control excise tax gross-ups
✔	Have robust stock ownership guidelines and stock retention requirements for executive officers	No pledging or hedging of Wright securities
✔	Maintain a robust clawback policy	No short sales or derivative transactions in Wright shares, including hedges
✔	Hold an annual say-on-pay vote	No current payment of dividends on unvested awards
PROPOSED RESOLUTION

Our board of directors recommends that our shareholders vote in favor of our say-on-pay vote as set forth in the following resolution:
RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.
Shareholders are not ultimately voting to approve or disapprove the recommendation of our board of directors.  As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise.  Our compensation committee and our board of directors expect to take into account the outcome of the vote when considering future executive compensation decisions.
In accordance with the result of the advisory vote on the frequency of the say-on-pay vote, which was conducted at our 2018 Annual General Meeting, our board of directors has determined that we will conduct an advisory vote on executive compensation on an annual basis.  Accordingly, the next say-on-pay vote will occur in 2020 in connection with our 2020 Annual General Meeting.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that shareholders vote “FOR” the approval, on an advisory basis, of our executive compensation, or say-on-pay vote.
The Board of Directors Recommends a Vote FOR Voting Proposal No. 10	☑

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) addresses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the Summary Compensation Table found under “Executive Compensation–Summary Compensation Information” and material factors relevant to these policies and decisions.
These executive officers and their current officer positions are:
Named executive officer	Current officer position
Robert J. Palmisano	President and Chief Executive Officer
Lance A. Berry	Executive Vice President, Chief Financial and Operations Officer
Peter S. Cooke	President, Emerging Markets, Australia and Japan
Andrew C. Morton	Senior Vice President and Chief Human Resources Officer
Kevin D. Cordell	Executive Vice President, Chief Global Commercial Officer
The officer positions for each of Messrs. Berry, Cooke and Cordell changed effective January 2019.  During 2018, Mr. Berry served as Senior Vice President and Chief Financial Officer, Mr. Cooke served as President, International and Mr. Cordell served as President, U.S.
We refer to these executive officers as our “named executive officers” or “NEOs” and our President and Chief Executive Officer as our “CEO” in this CD&A.  This CD&A should be read in conjunction with the accompanying compensation tables, corresponding notes and narrative discussion, as they provide additional information and context to our compensation disclosures.
EXECUTIVE SUMMARY

FISCAL 2018 BUSINESS HIGHLIGHTS
Below are operational and financial highlights for 2018.
•	Increased Revenue Growth. We accelerated our top line growth from 8% to 12%.
•	Continued Growth of Total Ankle Business. We continued to expand our market leading position in total ankle with growth of 15%.
•	Continued Growth of Shoulder Business. We continued to grow our shoulder business at more than double the market rate of growth, growing 19% in 2018.
•
Gained Approval for AUGMENT® Injectable Bone Graft.  In June 2018, we received premarket approval (PMA) from the FDA for AUGMENT® Injectable Bone Graft, which provides a clinically proven and safe and effective alternative to autograft for use in hindfoot and ankle fusion in an easy to use flowable formulation.

•
Completed Cartiva Acquisition.  In October 2018, we acquired Cartiva, Inc., an orthopaedic medical device company focused on treatment of osteoarthritis of the great toe.  With this acquisition, we added Cartiva’s Synthetic Cartilage Implant, the first and only PMA product for the treatment of great toe osteoarthritis. Supported by compelling clinical performance and backed by Level I clinical evidence, this acquisition adds differentiated technology to our core portfolio.

FISCAL 2018 COMPENSATION ACTIONS AND OUTCOMES
One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay for performance in our compensation programs.  We strive to accomplish this objective primarily through our annual performance incentive plan (PIP), which compensates executives for achieving annual corporate and divisional financial and other goals, and our long-term incentive equity grants, which align the interests of our executives with the long-term interests of our shareholders, promote stock ownership, and create significant incentives for executive retention.
Our compensation actions and incentive plan outcomes based on performance for fiscal 2018 are summarized below:
Pay element	2018 actions
Base salary	• Our CEO received no base salary increase. • Other NEOs received base salary increases between zero and 4.0%.
Short-term annual incentive
•  Target bonus percentage for our CEO remained the same at 100% and remained the same for our other NEOs, ranging from 50% to 65% of base salary.
•  Our CEO’s and CFO’s short-term incentive is based 100% on corporate performance goals.
•  Other NEOs’ short-term incentives are based on corporate performance goals, and in some cases, divisional and individual performance goals.
•  Corporate performance payouts were 111.1% of target, based on fiscal 2018 performance.

Measure	Weighting	Target performance		2018 actual performance
Global net sales	40%	$823.5	million	$822.6	million
Adjusted EBITDA	30%	143.1	million	145.6	million
Free cash flow	30%	(3.0)	million	5.6	million
• U.S. and international divisional performance payouts were 117.2% and 98.0% of target, respectively, based on fiscal 2018 performance.
Long-term incentive
•  The long-term incentive (LTI) grant guideline for our CEO increased from 400% to 450% of base salary to align closer with targeted competitive levels and remained the same for other NEOs, ranging from 100% to 175%, except in the case of one NEO whose LTI increased to 225%.
•  LTI is delivered 1/3 in stock options, 1/3 in time-vested restricted stock unit (RSU) awards and 1/3 in performance share unit (PSU) awards.
•  Stock options and RSU awards vest over four years.
•  PSU awards vest and are paid out in Wright ordinary shares upon the achievement of a threshold net sales growth goal over a three-year period.
•  Since PSU awards were first granted in 2017, there were no payouts of prior PSU awards during 2018.

Other
•  We paid Mr. Morton a $200,000 signing bonus upon his hiring, 100% of which he would have had to repay if he had voluntarily left Wright within one year of his start date and 50% of which he must repay if he voluntarily leaves within two years of his start date.
•  In June 2016, we agreed to pay Mr. Cooke a $1.2 million retention payment to relocate his family to the United Kingdom.  This payment, made in June 2018, is in lieu of any future change in control or severance payment under his separation pay agreement.
•  In December 2018, we approved new compensation packages for Messrs. Berry and Cordell in connection with their promotions effective January 2019.

COMPENSATION HIGHLIGHTS AND BEST PRACTICES

Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our shareholders.
	What we do	What we don’t do
✔	Structure our executive officer compensation so that a significant portion of pay is at risk	No automatic salary increases
✔	Emphasize long-term performance in our equity-based incentive awards	No repricing of stock options unless approved by shareholders
✔	Use a mix of performance measures and caps on payouts	No excessive perquisites
✔	Require minimum vesting periods on equity awards	No new single-trigger change in control arrangements
✔	Require double-trigger for equity acceleration upon a change in control	No tax gross-ups, other than limited CEO and relocation tax gross-ups
✔	Maintain a competitive compensation package	No change in control excise tax gross-ups
✔	Have robust stock ownership guidelines and stock retention requirements for executive officers	No pledging or hedging of Wright securities
✔	Maintain a clawback policy	No short sales or derivative transactions in Wright shares, including hedges
✔	Hold an annual say-on-pay vote	No current payment of dividends on unvested awards
SHAREHOLDER OUTREACH EFFORTS AND CHANGES TO OUR EXECUTIVE COMPENSATION

During 2018, we continued to review our executive compensation program to ensure that it not only motivates our executives, but also aligns with shareholder interests and prevailing market practice.  As part of this review, we reached out and listened to shareholders.  In 2018, we contacted our top 50 institutional shareholders, representing approximately 83% of our outstanding ordinary shares, and attended over 300 meetings for investors and interested investors.  For the individual investor meetings, our CEO, Chief Financial Officer and/or Chief Communications Officer attended.  The agenda for these meetings requested feedback from investors and shareholders and generally included: (1) a review of our operations and results to date; (2) a summary of our strategic priorities and focus; and (3) a review of our compensation philosophy and its alignment with our strategic direction.
After our similar shareholder outreach efforts in 2017, we made several changes to our executive compensation program to respond to shareholder concerns and align with best practices.  These changes include the use of performance-based awards, eliminating a single trigger change in control provision in our equity plan, requiring minimum vesting periods on equity awards under our equity plan, adopting a clawback policy and moving to an annual say-on-pay vote.
SAY-ON-PAY VOTE

At our 2018 Annual General Meeting, our shareholders had the opportunity to vote on an advisory say-on-pay proposal.  At this meeting, over 98% of the votes cast by our shareholders were in favor of our say-on-pay vote.  The Compensation Committee believes that such results affirmed shareholder support of our approach to executive compensation, especially the several changes we made to the program during 2017, and did not believe it was necessary to, and, therefore, did not, make any significant changes to our executive compensation program in 2018.

COMPENSATION OBJECTIVES AND PHILOSOPHIES

Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus shareholder value, by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay for performance.  Specifically, our executive compensation programs are designed to:
•	Reinforce our corporate mission, vision and values;
•	Attract and retain executives important to the success of our Company;
•	Align the interests of our executives with the interests of our shareholders; and
•	Reward executives for the achievement of Company performance objectives, the creation of shareholder value in the short- and long-term, and their contributions to the success of our Company.
To achieve these objectives, although the compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation, the committee makes executive compensation decisions based on the following philosophies:
•
Base salary and total compensation levels are generally targeted to be within a reasonable range of the 67th percentile of a group of similarly-sized peer companies.  However, the specific competitiveness of any individual executive’s salary and compensation will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and the sufficiency of total compensation potential to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

•
At least two-thirds of the CEO’s compensation opportunity and half of other executives’ compensation opportunities should be in the form of variable compensation that is tied to financial results and/or creation of shareholder value.

•
The portion of total compensation that is performance-based or at-risk should increase with an executive’s overall responsibilities, job level, and compensation.  However, compensation programs should not encourage excessive risk-taking behavior among executives and should support our commitment to corporate compliance.

•	Primary emphasis should be placed on company performance as measured against goals approved by the compensation committee rather than on individual performance.
•	At least half of the CEO’s compensation opportunity and one-third of other executives’ compensation opportunities should be in the form of stock-based incentive awards.
USE OF PEER GROUP AND OTHER MARKET DATA AND MARKET POSITIONING

Peer Group.  To help determine appropriate levels of compensation for certain elements of our executive compensation program, the compensation committee reviews annually the compensation levels of our NEOs and other executives against the compensation levels of comparable positions with companies similar to us in terms of industry, revenues, products and operations.  The elements of our executive compensation program to which the compensation committee “benchmarks” or uses to base or justify a compensation decision or to structure a framework for compensating executives include base salary, short-term cash incentive opportunity, and long-term equity incentives.  With respect to other elements of our executive compensation program, such as perquisites, severance, and change in control arrangements, the compensation committee benchmarks these elements on a periodic or as needed basis and in some cases uses peer group or market data more as a “market check” after determining the compensation on some other basis.  The compensation committee believes that compensation paid by peer group companies is more representative of the compensation required to attract, retain, and motivate our executive talent than broader survey data and that compensation paid by peer companies that are in the same industry, with similar products and operations, and with revenues in a range similar to ours, generally provides more relevant comparisons.

In 2017, Mercer (US) Inc. (Mercer) worked with the compensation committee to identify a peer group of 13 companies, which the compensation committee re-confirmed in 2018.  Companies in the peer group are public companies in the health care equipment and supplies business with products and operations similar to ours and that had annual revenues generally within a range of our annual revenues.  The peer group included the following companies:
The Cooper Companies, Inc.	Masimo Corporation	NuVasive, Inc.
Globus Medical, Inc.	Merit Medical Systems, Inc.	ResMed Inc.
Greatbatch, Inc.	Natus Medical Incorporated	Insulet Corporation
Haemonetics Corporation	NxStage Medical, Inc.	Abiomed, Inc.
Integra LifeSciences Holdings Corporation
The table below sets forth certain revenue and other financial information Mercer used to compile the proposed peer group and market capitalization information as of May 31, 2017 regarding the peer group that the compensation committee used in connection with its recommendations and decisions regarding executive compensation for 2018.
	Trailing 12- month revenue (in millions)	One-year revenue growth	Three-year revenue growth	Market capitalization (in millions)
25th percentile	$432	6%	20%	$1,597
50th percentile	710	10%	30%	2,954
75th percentile	1,207	16%	44%	5,557
Wright’s percentile rank	49%	65%	36%	47%
In reviewing benchmarking data, the compensation committee recognizes that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to aspects of our business and objectives that may be unique to us.  Nevertheless, the compensation committee believes that gathering this information is an important part of its compensation-related decision-making process.  However, where a sufficient basis for comparison does not exist between the peer group data and an executive, the compensation committee gives less weight to the peer group data.  For example, relative compensation benchmarking analysis does not consider individual specific performance or experience or other case-by-case factors that may be relevant in hiring or retaining a particular executive.
Market Positioning.  In general, we target base salary and total compensation levels to be within a reasonable range of the 67th percentile of our peer group.  However, the specific competitiveness of any individual executive’s pay will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, and contributions to our overall performance.  The compensation committee will also consider the sufficiency of total compensation potential and the structure of pay plans to ensure the hiring or retention of an executive when considering the compensation potential that may be available elsewhere.  We believe this market positioning is important to attract and retain the best executive talent to achieve our business strategies and objectives.

EXECUTIVE COMPENSATION PAY MIX

The overall mix of annual base salaries, target annual cash incentive awards and the grant date fair value of long-term incentive awards as a percent of target total direct compensation for our CEO and other NEOs (excluding new hires) as a group for 2018 is provided below.  The value of the long-term incentives represented is based on the grant date fair value of stock options, RSU awards and PSU awards granted during 2018.  Actual long-term incentive value will be based on long-term stock price performance and whether the PSU performance goals are achieved.  All other compensation is excluded from the graphics below.

EXECUTIVE COMPENSATION COMPONENTS

During 2018, our executive compensation program consisted of the following key elements: base salary, short-term cash incentive, long-term incentives in the form of stock option, RSU and PSU awards, limited perquisites and personal benefits, retirement benefits, and severance and change in control arrangements.  The following table provides some of the key characteristics of, and purpose for, each element.
Element	Key characteristics	Purpose	Key 2018 changes
Base salary (Fixed, cash)	A fixed amount, paid in cash periodically throughout the year and reviewed annually and, if appropriate, adjusted, effective typically April 1 of each year.	Provides a source of fixed income that is market competitive and reflects the scope and responsibility of the position held.	No base salary increase for the CEO. Base salary increases between zero and 4.0% for the other NEOs.

Element	Key characteristics	Purpose	Key 2018 changes
Short-term incentive (STI) (Variable, cash)
A variable, short-term element of compensation that is payable in cash based on achievement of key pre-established annual corporate, and in some cases, divisional financial goals and/or individual goals.
		Motivates and rewards our executives for achievement of annual financial and other goals intended to achieve our annual operating plan objectives.	No changes in target bonus percentages for NEOs. Corporate and divisional performance measures were the same as 2017, except eliminated AUGMENT® net sales measure for US divisional goals.
Long-term incentives (LTI) (Variable, stock option, restricted stock unit and performance share unit awards)
A variable, long-term element of compensation that is provided one-third in stock options, one-third in time-vested RSUs and one-third in PSU awards.

Stock options and RSUs vest over four years.

PSU awards vest and are paid out in our ordinary shares upon the achievement of a threshold three-year net sales growth goal.

Aligns the interests of our executives with our shareholders; encourages focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promotes retention of our executives; and encourages significant ownership of our ordinary shares.

No significant changes made to long-term equity incentives, other than an increase in the LTI grant guideline for our CEO from 400% to 450% of base salary and for our CFO from 200% to 225% of base salary.

Perquisites and personal benefits
Includes personal insurance premiums, up to $5,000 reimbursement for financial and tax planning and tax preparation for all NEOs and supplemental long-term disability insurance.

Additional benefits for our CEO under his employment agreement.

Customary relocation benefits and assignment and expat benefits that are consistent with local policies and practices.

Assists in attracting new and retaining existing talent, allowing our executives to more efficiently use their time and supports them in effectively contributing to our Company’s success.

CEO benefits were critical to our ability to hire him.

No significant changes were made to perquisites and personal benefits, except the adoption of a supplemental long-term disability insurance policy effective January 1, 2019.

$200,000 sign-on bonus and $30,000 allowance for temporary housing and travel was paid to Mr. Morton upon his hiring.

$1.2 million retention payment paid to Mr. Cooke after completion of two-year ex pat service in the United Kingdom

Element	Key characteristics	Purpose	Key 2018 changes
Retirement benefits
Includes a defined contribution retirement plan with a discretionary Company match.

No pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans.
		Provides an opportunity for employees to save and prepare financially for retirement.	No significant changes made to retirement benefits.
Change in control and severance benefits	Customary “double-trigger” change in control and severance benefits for our CEO under his employment agreement and for other NEOs under separation pay agreements.	Attracts key executive talent and encourages continuity, stability and retention when considering the potentially disruptive impact of an actual or potential corporate transaction.	No significant changes made to change in control and severance benefits.
BASE SALARY
Setting Initial Salaries for New Executives.  We initially fix base salaries for executives at a level we believe enables us to hire and retain them in a competitive environment, and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives.  During 2018, we hired Andrew C. Morton as Senior Vice President and Chief Human Resources Officer.  In setting his initial base salary at $400,000, we considered his base salary at his prior employer and target market positioning of companies in our peer group.
Annual Salary Increases.  We review the base salaries of our NEOs each year following the completion of our prior year individual performance reviews.  If appropriate, we increase base salaries to recognize annual increases in the cost of living and superior individual performance and to ensure that our base salaries remain market competitive.  In addition, we review our CEO’s base salary at least annually, and consider whether an increase is appropriate, as required under his employment agreement.  We refer to annual base salary increases as a result of cost of living adjustments and individual performance as “merit increases.”  In addition, we may make additional upward adjustments to an executive’s base salary to compensate the executive for assuming increased roles and responsibilities, to retain an executive at risk of recruitment by other companies, and/or to bring an executive’s base salary closer to our target market positioning of companies in our peer group.  We refer to these base salary increases as “market adjustments.”
The 2018 base salary merit increases for our NEOs ranged from 0.0% to 4.0% over their respective 2017 base salaries.  Our CEO received no base salary increase, but received an increase in his LTI grant guideline as described below.  No upward market adjustments were made during 2018.  We believe the base salaries of all of our NEOs are within a reasonable range of our targeted positioning among our peer group.

2018 Base Salaries.  The table below sets forth the 2017 base salaries (effective April 1, 2017) of our NEOs, their 2018 base salaries (effective April 1, 2018), and the percentage increase compared to their 2017 base salaries:
Name	2017 base salary ($)	2018 base salary ($)	2018 base salary % increase compared to 2017 base salary
Robert J. Palmisano	$958,514	$958,514	0.0%
Lance A. Berry	450,000	468,000	4.0%
Peter S. Cooke	397,440	407,376	2.5%
Andrew C. Morton	N/A	400,000	N/A
Kevin D. Cordell	470,656	480,069	2.0%
2019 Base Salaries.  In December 2018, we set the following base salaries for 2019 for our NEOs who changed officer positions effective January 2019:  Mr. Berry ($515,000), Mr. Cooke ($407,376), and Mr. Cordell ($515,000).  In February 2019, we set the following base salaries for 2019 for the remainder of our NEOs effective March 23, 2019:  Mr. Palmisano ($958,514) and Mr. Morton ($416,000).  The 2019 base salaries represent merit increases of 0.0% to 4.0% over their respective 2018 base salaries.  Upward market adjustments were made in the case of Messrs. Berry and Cordell to compensate them for assuming increased roles and responsibilities and bring them closer to target market positioning within our peer group in their new positions.
SHORT-TERM CASH INCENTIVE COMPENSATION
Our short-term cash incentive compensation is paid as an annual cash bonus under our PIP and is intended to compensate executives for achieving annual corporate financial performance goals and, in some cases, divisional financial and individual performance goals.  The PIP provides broad discretion to the compensation committee in interpreting and administering the plan.  All 2018 short-term cash incentive bonuses to our NEOs were paid out in early March 2019 and were dependent upon executives’ continued service through the end of 2018.
Target Bonus Percentages.  Target short-term cash incentive bonuses for 2018 for each executive were based on a percentage of base salary and were as follows for each NEO:
Name	Percentage of base salary
Robert J. Palmisano	100%
Lance A. Berry	65%
Peter S. Cooke	55%
Andrew C. Morton	50%
Kevin D. Cordell	60%
The 2018 target bonus percentages for our CEO and other NEOs did not change from their 2017 levels for those executives who were executives in 2017.  Based on an executive compensation analysis by our compensation consultant, we believe the target bonus percentages for our NEOs were generally aligned with our target market positioning within our peer group.

Performance Goal Mix.  2018 bonuses to our NEOs were based on achievement of corporate performance goals for all executives, as well as divisional performance goals for Messrs. Cooke and Cordell, and individual performance goals for Mr. Morton.
Named executive officer	Percentage based upon corporate performance goals	Percentage based upon divisional performance goals	Percentage based upon individual performance goals
Robert J. Palmisano	100%	0%	0%
Lance A. Berry	100%	0%	0%
Peter S. Cooke	40%	60%	0%
Andrew C. Morton	80%	0%	20%
Kevin D. Cordell	40%	60%	0%

Corporate Performance Goals.  For 2018, we had three corporate performance measures as set forth in the table below.  These three measures were the same corporate performance measures from 2017, and were selected again because they were determined to continue to be the three most important indicators of our financial performance for 2018 as evaluated by management and analysts.
2018 corporate performance metric	Weighting
Global net sales (1)	40%
Adjusted EBITDA (2)	30%
Free cash flow (3)	30%

(1)
This performance measure was calculated using a non-GAAP financial measure, which we believe provides meaningful supplemental information regarding our core operational performance.  The net sales goal and actual results were calculated based on a foreign currency exchange planning rate to adjust for any impact of foreign currency on underlying performance.

(2)
This performance measure was calculated using a non-GAAP financial measure, which we believe provides meaningful supplemental information regarding our core operational performance.  Adjusted EBITDA from continuing operations means net loss from continuing operations plus charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense.  Additionally, adjusted EBITDA from continuing operations excluded transaction and transition costs associated with acquisitions and divestitures; tax benefit related to realizability of net operating losses; and bonus compensation.

(3)
This performance measure was calculated using a non-GAAP financial measure, which we believe provides meaningful supplemental information regarding our core operational performance.  Adjusted free cash flow means net cash flow provided by operating activities (excluding net cash flow from certain discontinued operations, AUGMENT® payment milestone and foreign currency gains and losses) less capital expenditures.

The percentage of the target bonus earned by bonus objective was based on the following performance levels and an overall weighted average corporate payout:
Performance level	Percent of target bonus earned
Minimum	0%
Threshold (50% payout)	50.1% to 99.9%
Target (100% payout)	100%
Above target (150% payout)	100.1% to 150%
High (200% payout)	150.1% to 200%
In setting the threshold, target, above target, and maximum performance achievement levels, we considered past performance, market conditions, and the financial, strategic, and operational plans presented by management.  When setting the target performance levels, we sought to ensure that at- or above-market performance was the goal.  For above-target performance levels, the achievement levels required “stretch” performance by the management team to achieve this level of performance.  At the threshold level, targets would be set on a steeper slope than at the above target/maximum categories, so that missed target performance would result in more rapidly declining bonus opportunity.

The performance level of each corporate performance measure is set forth in the table below.  The free cash flow performance goals were revised in July 2018 to reflect the impact of an incremental investment in upper extremities shoulder kits during the second quarter of 2018 which otherwise would have adversely affected the achievement of the free cash flow performance measure.
Performance level	Global net sales	Adjusted EBITDA	Free cash flow
Minimum	$769.2 million	$107.2 million	$(42.1) million
Threshold (50% payout)	$782.1 million	$117.6 million	$(17.5) million
Target (100% payout)	$823.5 million	$143.1 million	$(3.0) million
Above target (150% payout)	$842.5 million	$157.6 million	$11.5 million
High (200% payout)	$864.8 million	$182.2 million	$36.1 million
The table below sets forth our actual performance for each corporate performance measure and the overall weighted corporate performance achievement rating, which was between target and above target, resulting in a 111.1% payout for our corporate performance measures.  In calculating the free cash flow payout, the Compensation Committee approved an adjustment to exclude an interest payment paid in December 2018 as a result of the refinancing of the Company’s 2020 senior convertible notes in June 2018.
2018 corporate performance measures and weighting	Actual	Payout
Global net sales (40%)	$822.6 million	Between threshold and target
Adjusted EBITDA (30%)	$145.6 million	Between target and above target
Free cash flow (30%)	$5.6 million	Between target and above target
Overall weighted achievement rating	111.1%	Between target and above target
Divisional Performance Goals.  As Presidents of our International and U.S. businesses during 2018, the 2018 PIP bonuses for Messrs. Cooke and Cordell were based 40% on corporate performance goals and 60% on divisional performance goals.  The portion of their bonuses that was tied to divisional performance was based on four divisional performance measures.  The table below sets forth the international and U.S. divisional performance measures and reflects how those business units performed in 2018, and the overall weighted average divisional performance achievement rating.  Mr. Cooke’s 2018 PIP bonus reflected an overall weighted average achievement rating for the international business performance goals of 98.0% of target and Mr. Cordell’s 2018 PIP bonus reflected an overall weighted average achievement rating for the U.S. business performance goals of 117.2% of target.
2018 divisional performance measures and weighting	International 2018 performance	U.S. 2018 performance
Net sales (40%)	Between threshold and target	Between target and above target
Adjusted EBITDA (30%)	Between threshold and target	Between target and above target
Days-on-hand (15%)	Between above target and maximum	Between above target and maximum
Days sales outstanding (15%)	Between target and above target	Between target and above target
Overall weighted achievement rating	Slightly below target	Between target and above target
The specific performance levels for our international and U.S. divisional performance measures are maintained as proprietary and confidential.  We believe that disclosure of these specific performance levels would represent competitive harm to us as these divisional goals and results are not publicly disclosed and are competitively sensitive.  For each divisional performance measure, the target goal reflects the annual financial business plan goal set for the division.  Based on historical performance, the compensation committee believes the attainment of the target performance level, while uncertain, could be reasonably anticipated.  Threshold goals represent the minimum level of performance necessary for that performance measure and the compensation committee believes the threshold goals are likely to be achieved.  Maximum goals represent levels of performance at which the compensation committee determines a payout of 200% of target would be appropriate.  The compensation committee believes that the maximum goals established for each division performance measure are more aggressive goals.

Individual Performance Goals.  To foster cooperation and communication among executives, the compensation committee places primary emphasis on overall corporate and divisional performance goals rather than on individual performance goals.  For NEOs, at least 80% of their 2018 annual PIP bonuses were determined based on the achievement of corporate or divisional performance goals and only 20% or less were based on achievement of individual performance goals.  The individual performance goals used to determine annual PIP bonuses were management by objectives, known internally as MBOs.  MBOs are generally two to three written, specific and measurable objectives agreed to and approved by the executive, CEO and compensation committee in the beginning of the year.  The only NEO with MBOs for 2018 was Mr. Morton.  His MBOs for 2018 related to enhancement of our compensation processes and improvements in processes for global equity planning, global bonus calculation and global talent onboarding. His MBO achievement rating, as determined by the compensation committee, was 150%.
2018 Actual PIP Bonuses.  The table below sets forth the 2018 PIP bonuses for all NEOs:
Named executive officer	2018 PIP bonus
Robert J. Palmisano	$1,064,909
Lance A. Berry	337,966
Peter S. Cooke	231,316
Andrew C. Morton	237,760
Kevin D. Cordell	330,556
2019 Changes and PIP Performance Goals.  In February 2019, the compensation committee approved PIP performance goals for 2019.  The corporate and divisional performance measures for 2019 are based on net sales, adjusted EBITDA, and free cash flow. The 2019 target bonus percentages for our NEOs did not change from their 2018 levels, other than in the case of Mr. Palmisano whose target bonus percentage increased by 20% to bring him closer to our target market positioning within our peer group and Messrs. Berry and Cordell whose target bonus percentages increased by 10% to compensate them for assuming increased roles and responsibilities and bring them closer to target market positioning within our peer group in their new positions.  Consistent with the design for the 2018 plan, the 2019 bonus for our CEO is based 100% on achievement of corporate performance goals, with no individual performance components.  Bonuses for our other NEOs are based on corporate, divisional and individual performance goals as follows:
Named executive officer	Percentage based upon corporate performance goals	Percentage based upon divisional performance goals	Percentage based upon individual performance goals
Robert J. Palmisano	100%	0%	0%
Lance A. Berry	100%	0%	0%
Peter S. Cooke	30%	50%	20%
Andrew C. Morton	80%	0%	20%
Kevin D. Cordell	100%	0%	0%
LONG-TERM EQUITY-BASED INCENTIVE COMPENSATION
Long-term equity-based incentives typically comprise a significant portion of each NEO’s compensation package, consistent with our executive compensation philosophy.  Our board of directors, on recommendation of the compensation committee, generally grants long-term incentives in the form of equity awards on an annual basis and to new hires.  On limited occasion, we may make special recognition grants or discretionary grants to executive officers for retention or other purposes.  Such grants may vest based on the passage of time and/or the achievement of certain performance goals.  All equity awards are granted under the shareholder-approved Wright Medical Group N.V. 2017 Equity and Incentive Plan.
Annual Performance Recognition Grants.  Annual performance recognition grants are discretionary annual grants that are made during mid-year to give the compensation committee another formal opportunity during the year to review executive compensation and recognize executive and other key employee performance.  The recipients and size of the annual performance recognition grants are determined based on our long-term incentive grant guidelines, which we review annually to ensure continued alignment with our target positioning.  Consistent with the principle that the interests of our executives should be aligned with those of our shareholders and that the portion of an executive’s total compensation that varies with performance and is at risk should increase with the executive’s level of responsibility, incentive grants, expressed as a percentage of base salary and dollar values, increase as an executive’s level of responsibility increases.

The table below describes our LTI grant guidelines for annual performance recognition grants that applied to our NEOs for 2018.  Mr. Morton did not receive an annual performance recognition grant since he joined Wright in March 2018.
Named executive officer	Incentive grant guideline expressed as % of base salary	Dollar value of incentive grant guideline as of July 24, 2018 grant date ($)
Robert J. Palmisano	450%	4,313,313
Lance A. Berry	225%	1,053,000
Peter S. Cooke	100%	407,376
Kevin D. Cordell	175%	840,121
The LTI grant guideline for our CEO increased from 400% to 450% to bring his LTI closer to our target positioning in our peer group and provide him greater performance-based compensation in lieu of an annual base salary increase.  The LTI grant guidelines for our other NEOs remained the same, other than for Mr. Berry whose guideline increased from 200% to 225% to bring his LTI closer to our target positioning.
Talent Acquisition Grants.  Talent acquisition grants are new hire grants that are considered and approved as part of an executive’s compensation package at the time of hire (with the grant date and exercise price delayed until the hire date).  As with our annual performance recognition grants, the size of our talent acquisition grants is determined by dollar amount (as opposed to number of underlying shares), and under our LTI grant guidelines, is generally 2 to 2.5 times the LTI grant guidelines for annual performance recognition grants, as recommended by our compensation consultant.  We recognize that higher initial grants often are necessary to attract a new executive, especially one who may have accumulated a substantial amount of equity-based long-term incentive awards or other equity at a previous employer that would typically be forfeited upon acceptance of employment with us.  In some cases, we may need to further increase a talent acquisition grant to attract an executive.  Mr. Morton was the only NEO to receive a talent acquisition grant during 2018.  His LTI grant guideline expressed as a percentage of base salary is 125%, resulting in a new hire talent acquisition grant value equal to $1,000,000, or two times his LTI grant guideline.
Equity Award Mix.  Once an executive’s target total LTI value is determined, one-third of the value is provided in stock options, one-third is provided in RSU awards and one-third is provided in PSU awards, except in the case of new hires, where the value is provided one-half in stock options and one-half in RSU awards.  The number of stock options, RSU awards and target PSU awards is based on the Black-Scholes value of our ordinary shares as determined on the third business day prior to the corporate approval of the award and using an average closing price of our ordinary shares over the most recent 10-trading days.

The following table describes each of these three types of awards and why we provide them to our executives:
Stock options	RSU awards	PSU awards
Provides executives with the opportunity once vested to purchase our ordinary shares at a price fixed on the grant date regardless of future market price.	Provides executives a commitment by us to issue ordinary shares at the time the RSU award vests.	Gives executives a commitment from us to issue a certain number of ordinary shares dependent upon achievement of one or more performance measures.
Exercise price is equal to fair market value of an ordinary share on the grant date.	Vesting is time-based, in four annual installments.
At time of grant, the compensation committee establishes performance measures, weightings, goals, performance adjustment events, if any, and the performance period, as well as thresholds, targets, and maximums.

Vesting is time-based, with 25% of the shares underlying the stock option vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 nearly equal monthly installments.
	Annual awards vest on each August 15th.	Performance periods typically begin on the first day of our third fiscal quarter and end on the last day of our second fiscal quarter of the third year thereafter.
New hire awards vest beginning on either August 15th, November 15th, March 1st or May 15th, depending on the grant date.
At the end of the performance period, the compensation committee certifies performance against the performance goals, including the applicability of any performance adjustment events, and a corresponding payout, which is expressed as a percent of target.

	In all cases, the first vesting date is at least one year after the grant date.	Actual payouts for PSU awards can range from 0% (if the threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met).
Provides the opportunity for capital accumulation and more predictable LTI value than stock options.

Benefits of all equity award types
Incentivizes employees to maximize company performance, as the value of awards is directly tied to an appreciation in the value of our ordinary shares.
Provides an effective retention mechanism because of vesting provisions.
Strengthens the relationship between the long-term value of our ordinary shares and the potential financial gain for executives.
Links a portion of an executive’s compensation to the interests of our shareholders by providing an incentive to achieve corporate goals and increase the market price of our ordinary shares over the vesting period.

2018 Equity Awards.  The table below sets forth the number of stock options, RSU awards and target PSU awards granted to each of our NEOs in 2018.  As mentioned earlier, Mr. Morton received new hire talent acquisition grants, which did not include PSU awards.
Named executive officer	Stock options (#)	RSU awards (#)	PSU awards (assuming target performance) (#)
Robert J. Palmisano	149,008	55,536	55,536
Lance A. Berry	36,377	13,558	13,558
Peter S. Cooke	14,073	5,245	5,245
Andrew C. Morton	65,062	22,707	N/A
Kevin D. Cordell	29,023	10,817	10,817
Since 2017 was the first year we granted PSU awards and the performance period of those awards is three years, no payouts for PSU awards were determined during 2018.  The performance measure for the PSU awards granted in 2018 and 2017 is net sales growth over a three-year period.  The specific performance goals are maintained by us as proprietary and confidential.  We believe that disclosure of this specific performance goal would represent competitive harm to us.  Based on historical performance, we believe the attainment of the target performance level, while uncertain, could be reasonably anticipated.  The threshold goal represents the minimum level of performance necessary for there to be a payout and we believe is likely to be achieved.  The maximum goal represents the performance at which a payout is 200% of the target award and represents the level of performance of which we believe a payout of 200% would be appropriate.  We believe that the maximum goal established for the performance measure is much more aggressive than the target goal.  We consider the following factors when establishing the performance goals: our prior year and year-to-date financial business results, long-term strategic plan outlook, our competitive situation, anticipated state of our business, and any anticipated business opportunities.
Additional information concerning the long-term incentive compensation information for our NEOs for 2018 is included in the Summary Compensation Table and Grants of Plan-Based Awards Table under the heading “Executive Compensation.”
2019 Changes.  For 2019, the long-term incentive grant guideline for certain of our named executive officers was increased, which will apply to their annual equity grants anticipated to be made in July 2019.  Mr. Palmisano’s incentive grant guideline was increased by 50% to bring him closer to our target market positioning within our peer group, and in connection with their respective promotions effective January 2019, the incentive grant guideline for each of Messrs. Berry and Cordell was increased by 50%.
ALL OTHER COMPENSATION
Retirement benefits
Our executives have the opportunity to participate in retirement plans maintained by our operating subsidiaries, including a 401(k) plan, on the same basis as our other employees.  We believe these plans provide an opportunity for our executives to plan for and meet their retirement savings needs.

We do not provide pension arrangements or post-retirement health coverage for our employees, including NEOs, or nonqualified defined contribution or other deferred compensation plans.

Relocation, assignment and expat benefits
We provide our executives with customary relocation assistance benefits if they relocate at our request. Tax protection may be provided in these situations to avoid an executive being penalized from a tax perspective for a relocation on behalf of our company.  During 2018, Mr. Morton received relocation benefits, together with a tax gross-up, in connection with his hiring.

For international assignments, we also provide customary assignment and expat benefits that are consistent with local policies and practices.  Tax protection may be provided in these situations to avoid an executive being penalized from a tax perspective for a relocation or expat service on behalf of our company.  During 2016, we asked Mr. Cooke, President, International, to relocate his family to the United Kingdom.  To compensate and incentivize Mr. Cooke to relocate, we agreed to provide him standard and customary relocation, temporary assignment and expat benefits.  These are described in more detail under “Executive Compensation–Summary Compensation Information–All Other Compensation for 2018–Supplemental” and include cost-of-living adjustments, medical coverage, housing allowance, educational tuition fees and related transportation costs, car lease, reimbursement of certain relocation expenses and tax and tax equalization benefits.

Perquisites and other benefits
We provide our executives with modest perquisites to attract and retain them.  The perquisites provided to our NEOs during 2018 included $1,000 for certain personal insurance premiums and up to $5,000 reimbursement for financial and tax planning and tax preparation.

In addition, we are required to provide our CEO additional perquisites under the terms of his employment agreement, which we agreed upon at the time of his initial hiring by legacy Wright to attract him to our company.  These additional perquisites include additional reimbursement for financial and tax planning and tax preparation, a monthly allowance of $7,500 for housing and automobile expenses, reimbursement for reasonable travel expenses between Memphis, Tennessee and his residences, and an annual physical examination.  To the extent that the reimbursements for his housing and automobile expenses and travel expenses are not deductible by Mr. Palmisano for income tax purposes, such amounts are “grossed-up” for income tax purposes so that the reimbursed items will be received net of any deduction for income and payroll taxes.  We agreed to this gross-up provision at the time of his initial hiring by legacy Wright to attract him to our company and ease the financial burden on him to travel to and from our U.S. corporate headquarters in Memphis, Tennessee.

In addition, in 2018, we provided certain additional benefits to Mr. Morton to encourage him to accept an offer of employment with us, including a $200,000 sign-on bonus, a full annual incentive bonus for 2018 and $30,000 allowance for temporary housing and travel.  One-half of the sign-on bonus must be paid back by Mr. Morton if he voluntarily terminates his employment with Wright prior to the two-year anniversary of his hire date and the entire sign-on bonus must be paid back if he voluntarily terminates his employment prior to the one-year anniversary.

In June 2018, we paid Mr. Cooke a $1.2 million retention payment that was agreed upon in June 2016 when we agreed to relocate his family to the United Kingdom.  This payment is in lieu of any future change in control or severance payment under his separation pay agreement.

We believe perquisites and certain other benefits are an important part of our overall compensation package and help us accomplish our goal of attracting, retaining, and rewarding top executive talent.  The value of all of the perquisites and other compensation provided to our NEOs for 2018 can be found under “Executive Compensation–Summary Compensation Information–All Other Compensation for 2018–Supplemental.”

CHANGE IN CONTROL AND POST-TERMINATION SEVERANCE ARRANGEMENTS

Change in Control Arrangements.  To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our equity-based compensation plans, separation pay agreements with our executives, and our employment agreement with our CEO, which are described in more detail below and under “Executive Compensation–Potential Payments Upon a Termination or Change in Control.”  These arrangements are designed to incentivize our executives to remain with our company in the event of a change in control or potential change in control.
We believe our change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful likelihood that the company may be acquired.  Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our company, might consider seeking employment alternatives to be less risky than remaining with our company through the transaction.  We believe that relative to our company’s overall value, our potential change in control benefits are relatively small and are aligned with current peer company practices.
Our 2017 equity plan contains a “double trigger” change in control provision under which equity awards will not vest in connection with a change in control unless there is a termination event or the equity awards are not continued, assumed or substituted with like awards by the successor. Under the terms of our prior equity plan and the individual award documents provided to recipients of awards under that plan, all stock options and RSU awards become immediately vested (and, in the case of options, exercisable) upon the completion of a change in control of our company.  Thus, the immediate vesting of stock options and RSU awards is triggered by the change in control, itself, and thus is known as a “single trigger” change in control arrangement.  The intent of our prior “single trigger” equity acceleration change in control arrangements was to provide retention incentives during what can often be an uncertain time for employees.  They also provided executives with additional monetary motivation to focus on and complete a transaction that our board of directors believes is in the best interests of our company and shareholders rather than to seek new employment opportunities.  The immediate acceleration of equity-based awards also aligned the interests of our executives and other employees with those of our shareholders by allowing our executives to participate fully in the benefits of a change in control as to all of their equity.  If an executive were to leave before the completion of the change in control, unvested awards held by the executive would terminate.  However, we recognized that our single trigger change in control arrangements did not align with current market practice and the desires of many of our shareholders so we changed this practice with the adoption of our 2017 equity plan.
In addition to the change in control provisions in our 2017 equity plan, we have entered into an employment agreement with our CEO and separation pay agreements with our other NEOs and other officers which provide certain payments and benefits in the event of a termination of employment in connection with a change in control.  These “double trigger” change in control protections are intended to induce executives to accept or continue employment with our company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change in control transaction.  If an executive’s employment is terminated without “cause” or by the executive for “good reason” (as such terms are defined in the agreements) within 12 months (24 months for our CEO) following a change in control, the executive will be entitled to receive a severance payment and certain benefits.  These arrangements and a quantification of the payment and benefits provided under these arrangements are described in more detail under “Executive Compensation–Potential Payments Upon a Termination or Change in Control.”
Other Severance Arrangements.  Each of our NEOs is entitled to receive severance benefits upon certain other qualifying terminations of employment, other than a change in control, pursuant to the provisions of an employment agreement for our CEO and separation pay agreements for our other NEOs.  These severance arrangements are intended to induce the executives to accept or continue employment with our company and are primarily intended to retain our executives and provide consideration to those executives for certain restrictive covenants that apply following a termination of employment.  Additionally, we entered into these agreements because they provide us valuable protection by subjecting the executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following their termination of employment.

For more information on our severance arrangements with our NEOs, see the discussions below under “Executive Compensation–Potential Payments Upon a Termination or Change in Control.”
STOCK OWNERSHIP GUIDELINES

We have established stock ownership guidelines that are intended to further align the interests of our executives with those of our shareholders.  Stock ownership targets for each of our executive officers have been set at that number of our ordinary shares with a value equal to a multiple of the executive’s annual base salary.  Each of the executive officers has five years from the date of hire or, if the ownership multiple has increased during his or her tenure, five years from the date established in connection with such increase to reach his or her stock ownership targets.  Until his or her stock ownership target is achieved, each executive is required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or the vesting of RSU awards.  If there is a significant decline in the price of our ordinary shares that causes executives to be out of compliance, such executives will be subject to the 75% retention ratio, but will not be required to purchase additional shares to meet the applicable targets.  Our compensation committee reports on compliance with the guidelines at least annually to our board of directors.  Each of our NEOs is in compliance with our stock ownership guidelines, taking into account the five-year compliance deadline for new hires.
Named executive officer	Stock ownership target as a multiple of base salary	In compliance (yes/no)
Robert J. Palmisano	4x	Yes
Lance A. Berry	2x	Yes
Peter S. Cooke	2x	Yes
Andrew C. Morton	2x	Yes
Kevin D. Cordell	2x	Yes
ANTI-HEDGING AND PLEDGING

Our code of conduct on insider trading and confidentiality prohibits our executive officers from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our ordinary shares.
RISK ASSESSMENT

As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our executives (and other employees) to pursue growth strategies that emphasize shareholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our company.  For more information on this assessment, see the discussions below under “Executive Compensation–Risk Assessment of Compensation Policies, Practices and Programs.”
CLAWBACK POLICY

During 2017, we adopted a clawback policy that authorizes recovery of gains from incentive compensation, including equity awards, in the event of certain financial restatements.  In addition, under our equity plans, if an executive is determined by the compensation committee to have taken action that would constitute “cause” or an “adverse action,” as those terms are defined in the plan, during or within one year after the termination of the executive’s employment, all rights of the executive under the plan and any agreements evidencing an equity award then held by the executive will terminate and be forfeited.  In addition, the compensation committee may require the executive to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized by the executive in connection with any awards or any shares issued upon the exercise or vesting of any awards during or within one year after the termination of the executive’s employment or other service.  Mr. Palmisano’s employment agreement also contains a clawback provision in the event of certain financial restatements.

HOW WE MAKE COMPENSATION DECISIONS

Roles and Responsibilities.  There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our compensation philosophy and objectives.  The compensation committee, the board of directors, our independent external compensation consultant and management all have a role in decision-making for executive compensation.  The following table summarizes their roles and responsibilities:
Responsible party	Roles and responsibilities
Compensation committee (Comprised solely of independent directors and reports to the board of directors)
•          Oversees all aspects of our executive compensation program.
•          Annually reviews and approves our corporate goals and objectives relevant to CEO compensation.
•          Evaluates CEO’s performance in light of such goals and objectives, and determines and recommends his compensation based on this evaluation.
•          Determines and approves all executive officer compensation, including salary, bonus and equity and non-equity incentive compensation.
•          Administers our equity compensation plans and reviews and recommends all equity awards.
•          Reviews our incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking.
•          Evaluates market competitiveness of each executive’s compensation.
•          Evaluates proposed changes to our executive compensation program.
•          Assists the board in developing and evaluating potential candidates for executive positions and overseeing the development of succession plans.
•          Has sole authority to hire consultants, approve their fees and determine the nature and scope of their work.

Board of directors
•          Approves, upon recommendation of the compensation committee, all CEO compensation consistent with our shareholder-approved board of directors compensation policy.
•          Approves, upon recommendation of the compensation committee, all equity grants.

Independent external compensation consultant (Mercer (US) Inc.) (Independent under Nasdaq listing rules and reports to the compensation committee)
•          Advises on all significant aspects of executive compensation, as well as non-executive director compensation.
•          Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.
•          Reviews total compensation strategy and pay levels for executives.
•          Examines our executive compensation program to ensure that each element supports our business strategy.
•          Assists in selection of peer companies and gathering competitive market data.
•          Provides advice with respect to our equity-based compensation plans.
•          Attends on a regular basis compensation committee meetings.

Responsible party	Roles and responsibilities
President and Chief Executive Officer
•          Reviews performance of other executive officers and makes recommendations with respect to their compensation.
•          Confers with the compensation committee and compensation consultant concerning design and development of compensation and benefit plans.
•          Provides no input or recommendations with respect to his own compensation.

Other members of senior
management team
(Senior Vice President, Chief
Human Resources Officer, Senior
Vice President, General Counsel
and Secretary, and Executive Vice
President, Chief Financial and
Operations Officer)

•          Gathers compensation data regarding executives and coordinates the exchange of information among management, the compensation committee and compensation consultant.
•          Assists the compensation committee by ensuring compliance with legal and regulatory requirements and educating the committee on executive compensation trends and best practices from a corporate governance perspective.
•          Provides no input or recommendations with respect to their own compensation.

Factors Considered.  In setting or recommending executive compensation for our NEOs, the compensation committee considers the following primary factors:
•	each executive’s position within the company and the level of responsibility;
•	the ability of the executive to impact key business initiatives;
•	the executive’s individual experience and qualifications;
•	compensation paid to executives of comparable positions by companies similar to us;
•	company performance, as compared to specific pre-established objectives;
•	individual performance, generally and as compared to specific pre-established objectives;
•	the executive’s current and historical compensation levels;
•	advancement potential and succession planning considerations;
•	an assessment of the risk that the executive would leave us and the harm to our business initiatives if the executive left;
•	the retention value of executive equity holdings, including outstanding stock options, RSU awards and PSU awards;
•	the dilutive effect on the interests of our shareholders of long-term equity-based incentive awards; and
•	anticipated share-based compensation expense as determined under applicable accounting rules.

The compensation committee also considers the recommendations of our CEO with respect to executive compensation to be paid to other executives.  In making these recommendations, the CEO considers many of the same factors listed above that the compensation committee considers in setting executive compensation, including in particular the results of each executive’s annual performance review and the executive’s achievement of his or her individual MBOs established in connection with our PIP, described above.  In making its final decision regarding the form and amount of compensation to be paid to our NEOs (other than the CEO), the compensation committee considers and gives great weight to the recommendations of the CEO recognizing that due to his reporting and otherwise close relationship with each executive, the CEO often is in a better position than the compensation committee to evaluate the performance of each executive (other than himself).  In making its final decision regarding the form and amount of compensation to be paid to the CEO, the compensation committee considers the results of the CEO’s self-review and his individual annual performance review by the compensation committee, benchmarking data gathered by our compensation consultant, and the recommendations of our non-executive directors.  In making its final decision regarding the form and amount of compensation to be paid to executives, the compensation committee considers the information gathered by and recommendations of Mercer.  The compensation committee values Mercer’s benchmarking information and input regarding best practices and trends in executive compensation matters.
TAX DEDUCTIBILITY OF COMPENSATION

Prior to the enactment of the Tax Cuts and Jobs Act signed into law on December 22, 2017 (referred to as the Tax Act), in designing our executive compensation program, we considered the deductibility of executive compensation under Code Section 162(m).  At the time the compensation committee made compensation decisions for our executive officers for 2018, Code Section 162(m) provided that we may not deduct each year more than $1 million paid to certain executive officers, other than “performance-based” compensation meeting certain requirements.  The Tax Act, among other things, repealed the exemption from Code Section 162(m)’s deduction limit for “performance-based” compensation for taxable years beginning after December 31, 2017.  Our compensation plans were designed with the intention of satisfying the requirements for “performance-based” compensation as defined in Code Section 162(m) prior to the effective date of the Tax Act so that such awards would be exempt from the Code Section 162(m) deduction limitation.  While we designed these plans to operate in this manner, the compensation committee may administer the plans in a manner that does not satisfy such requirements in order to achieve a result that the compensation committee determines to be appropriate, including by revising performance goals and/or adjustment events as needed to ensure our pay practices continue to align with performance.  Despite the compensation committee’s efforts to structure performance-based compensation in a manner intended to be exempt from the Code Section 162(m) deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Code Section 162(m) in fact will.
Despite the changes to Section 162(m) as a result of the Tax Act, consistent with our executive compensation philosophy of linking pay to performance and aligning executive interests with those of our shareholders, we currently expect that we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our company.
COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with our management.  Based on this review and these discussions, the compensation committee has recommended to our board of directors that the foregoing “Compensation Discussion and Analysis” be included in our annual report on Form 10-K for the fiscal year ended December 30, 2018 and proxy statement in connection with our 2019 Annual General Meeting.
This report is dated February 19, 2019.
Compensation Committee
John L. Miclot, Chair
J. Patrick Mackin
Kevin C. O’Boyle
Elizabeth H. Weatherman

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION INFORMATION

The table below provides summary information concerning all compensation awarded to, earned by, or paid to the individuals that served as our principal executive officer or principal financial officer during the fiscal year ended December 30, 2018 and other named executive officers for each of the last three fiscal years of which they served as an executive officer.
Name and principal position	Year	Salary(1) ($)	Bonus(2) ($)	Stock awards(3) ($)	Option awards(4) ($)	Non-equity incentive plan compensation(5) ($)	All other compen- sation(6) ($)	Total ($)
Robert J. Palmisano President and Chief Executive Officer and Executive Director	2018	957,008	—	2,720,153	1,413,445	1,064,909	220,932	6,376,447
	2017	945,792	—	2,592,818	1,346,571	—	261,593	5,146,774
	2016	905,095	—	2,003,654	2,004,824	1,435,928	264,272	6,613,773
Lance A. Berry Executive Vice President, Chief Financial and Operations Officer	2018	463,154	—	664,071	345,061	337,966	16,606	1,826,858
	2017	440,146	—	608,630	316,095	—	16,800	1,381,671
	2016	409,119	—	449,375	449,628	418,650	17,430	1,744,202
Peter S. Cooke(7) President, Emerging Markets, Australia and Japan	2018	407,376	—	256,900	133,492	231,316	1,543,129	2,572,213
	2017	395,200	—	268,793	139,585	—	284,536	1,088,114
	2016	384,000	—	214,970	215,092	289,893	275,834	1,379,789
Andrew C. Morton(8) Senior Vice President and Chief Human Resources Officer	2018	292,308	200,000	445,965	470,431	237,760	243,412	1,889,876
Kevin D. Cordell Executive Vice President, Chief Global Commercial Officer	2018	477,535	—	529,817	275,303	330,556	17,000	1,630,211
	2017	466,371	—	556,978	289,276	84,718	16,800	1,414,143
	2016	429,789	—	432,510	432,765	376,693	16,600	1,688,357

(1)	Five percent of Mr. Palmisano’s annual base salary was allocated to his service as executive director and member of our board of directors.
(2)
We generally do not pay any discretionary bonuses or bonuses that are subjectively determined and did not pay any such bonuses to any named executive officers in 2018, other than a sign-on bonus paid to Mr. Morton as part of his offer package.  Annual cash incentive bonus payouts based on performance against pre-established performance goals under our performance incentive plan are reported in the “Non-equity incentive plan compensation” column.

(3)
Amounts reported represent the aggregate grant date fair value for RSU and PSU awards for 2018 and 2017 and RSU awards for 2016, in each case computed in accordance with FASB ASC Topic 718.  However, Mr. Morton only received RSU awards in 2018.  The grant date fair value is determined based on the per share closing sale price of our ordinary shares on the grant date.  Amounts reported for each named executive officer and each award for 2018 are set forth in the “Grants of Plan-Based Awards” table in the “Grant date fair value of stock and option awards” column.  Set forth below is the 2018 grant date fair value of PSU awards assuming maximum levels of performance.  The maximum value is calculated using the number of shares reflected in the “Maximum” column of the “Estimated Future Payouts Under Equity Incentive Plan Awards” section of the “Grants of Plan-Based Awards” table and the closing price of our ordinary shares on July 24, 2018, the grant date, of $24.49, as reported by Nasdaq Global Select Market.

Name	Grant date fair value at maximum levels of performance ($)
Mr. Palmisano	2,720,153
Mr. Berry	664,071
Mr. Cooke	256,900
Mr. Morton	—
Mr. Cordell	529,817
(4)
Amounts reported represent the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718.  The grant date fair value is determined based on our Black-Scholes option pricing model.  The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant date	Grant date fair value per share ($)	Risk free interest rate	Expected life	Expected volatility	Expected dividend yield
07/24/2018	9.49	2.750%	6.66 years	32.40%	—
03/26/2018	7.23	2.625%	6.10 years	32.50%	—
07/25/2017	9.80	1.875%	6.10 years	32.50%	—
07/19/2016	7.40	1.125%	6.08 years	34.00%	—
(5)	Amounts reported represent payouts under our performance incentive plan and for each year reflect the amounts earned for that year but paid during the following year.
(6)	Amounts reported in this column for 2018 are described under “—All Other Compensation for 2018 - Supplemental.”
(7)
A portion of Mr. Cooke’s other compensation was paid in British Pounds (GBP).  The foreign currency exchange rate of 1.3362 U.S. dollars for 1 GBP, which reflects an average conversion rate for 2018, was used to calculate this portion of his other compensation for 2018.

(8)
Mr. Morton was appointed our Senior Vice President and Chief Human Resources Officer effective March 26, 2018 and was not a named executive officer in 2017 or 2016; therefore, his information is only provided for 2018.

EMPLOYMENT AND OTHER AGREEMENTS

AGREEMENTS WITH ROBERT J. PALMISANO
Effective October 1, 2015, we entered into a service agreement and one of our subsidiaries entered into an employment agreement with Robert J. Palmisano, our President and Chief Executive Officer.
The service agreement deals with certain Dutch law matters relating to Mr. Palmisano’s role as executive director.  Under the terms of the service agreement, we have allocated a portion of Mr. Palmisano’s annual base salary to his service as executive director, which amounts are paid after deduction of applicable withholdings for taxes and social security contributions.  In addition, under the terms of the service agreement, we have agreed to provide Mr. Palmisano with indemnification and director and officer liability insurance, on terms and conditions that are at least as favorable to Mr. Palmisano as those then provided to any other current or former director or executive officer of our company or any of our affiliates.

The employment agreement provides that, during the term of the agreement, Mr. Palmisano will serve as President and Chief Executive Officer of our company and each principal operating subsidiary and will report to our Chairman and board of directors.  During the term, we agreed to nominate Mr. Palmisano for election as executive director and member of our board of directors at each annual general meeting of shareholders.  The employment agreement expires on December 31, 2019, subject to earlier termination under certain circumstances.  On October 1, 2018 and on each anniversary thereafter, the term will automatically extend for an additional one-year period, unless at least 30 days prior to such date, either party gives notice of non-extension to the other.
With respect to compensation, the employment agreement established an annual base salary for Mr. Palmisano and provides that our board of directors will review his compensation at least annually for any increase.  The employment agreement acknowledges that a certain percentage of Mr. Palmisano’s base salary will be paid by Wright Medical Group N.V. in consideration for his services as executive director under the service agreement described above.  The employment agreement provides that Mr. Palmisano is eligible to receive an annual performance incentive bonus depending on whether, and to what extent, certain performance goals established by the compensation committee for such year have been achieved.  The amount of the performance incentive bonus payable to Mr. Palmisano will be targeted at 100% of his annual base salary and will not exceed 200% of his annual base salary.  The employment agreement provides that Mr. Palmisano will receive an annual equity grant equal to 300% of his annual base salary.  In addition, the employment agreement provides that Mr. Palmisano is eligible to participate in the fringe benefit programs, including those for medical and disability insurance and retirement benefits that we generally make available to our executive officers from time to time.  During the term, Mr. Palmisano will be reimbursed for up to $1,000 for personal insurance premiums, other than for insurance coverage that pays for medical, prescription drug, dental, vision, or other medical care expenses.  In addition, he may elect, in accordance with our cafeteria plan rules, not to participate in the medical and disability insurance programs provided by us, in which case, we will pay him up to $900 per month (or such greater amount that we would otherwise pay for medical and disability coverage for him and his spouse under our benefits programs).  Mr. Palmisano is also entitled to receive reimbursement for up to $15,000 for financial and tax planning and tax preparation, and an annual physical examination at our expense.  The employment agreement also provides for a monthly allowance of $7,500 for housing and automobile expenses, and Mr. Palmisano will be reimbursed for reasonable travel expenses between Memphis, Tennessee and his residences.  To the extent that these reimbursements are not deductible by Mr. Palmisano for income tax purposes, such amounts will be “grossed-up” for income tax purposes so that the reimbursed items will be received net of any deduction for income and payroll taxes.  The employment agreement contains severance provisions as described in more detail under “—Potential Payments Upon a Termination or Change in Control.”  We have guaranteed the obligations of our subsidiary under Mr. Palmisano’s employment agreement.
Mr. Palmisano and one of our subsidiaries also entered into a confidentiality, non-competition, non-solicitation and intellectual property rights agreement, pursuant to which Mr. Palmisano agreed to certain covenants that impose obligations on him regarding confidentiality of information, transfer of inventions, non-solicitation of employees, customers and suppliers, and non-competition with our business.
AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS
Each of the other named executive officers also is a party to a confidentiality, non-competition, non-solicitation and intellectual property rights agreement with us, the material terms of which are substantially similar to Mr. Palmisano’s agreement, as described above.  In addition, through one of our subsidiaries, we have entered into separation pay agreements with our named executive officers who are currently executive officers, other than Mr. Palmisano, which agreements are described in more detail under “—Potential Payments Upon a Termination or Change in Control.”
PROMOTION OFFER LETTERS WITH LANCE A. BERRY AND KEVIN D. CORDELL
Effective January 2019, Lance A. Berry was promoted to Executive Vice President, Chief Financial and Operations Officer, and Kevin D. Cordell was promoted to Executive Vice President, Chief Global Commercial Officer.  In connection with these promotions, in December 2018, we entered into offer letters with each of these officers pursuant to which we agreed to pay him an annual base salary of $515,000, provide a target annual incentive opportunity equal to 75%, in the case of Mr. Berry, and 70%, in the case of Mr. Cordell, of his annual base salary, and a target long-term incentive opportunity equal to 275%, in the case of Mr. Berry, and 225%, in the case of Mr. Cordell, of his annual base salary.

AGREEMENTS WITH PETER S. COOKE
In the beginning of 2016, as part of our legacy Tornier merger integration efforts, we asked Peter S. Cooke, our then President, International, to relocate his family to the United Kingdom.  Despite his initial hesitation to do so, Mr. Cooke agreed.  To incentivize him to relocate, we entered into a retention letter agreement with him under which we agreed to provide him certain expat relocation and temporary assignment benefits customarily provided to executives in such situations.  We also agreed to pay him a $1.2 million retention payment on the second anniversary of his relocation, subject to his continuing employment through such date and other specified terms and conditions.  This retention payment was made in June 2018 and was paid in lieu of any future change in control or severance payment Mr. Cooke otherwise would be entitled to receive under his separation pay agreement.  In May 2018, we entered into a letter agreement with Mr. Cooke extending his expat relocation and temporary assignment benefits through December 31, 2018, which are described in more detail under “—All Other Compensation for 2018-Supplemental.”  Effective January 2019, Mr. Cooke assumed the position of President, Emerging Markets, Australia and Japan, and in connection therewith, we entered into an offer letter with him pursuant to which we agreed to keep his base salary the same for two years and his target annual incentive opportunity and target long-term incentive opportunity the same for 2019.  We also agreed to provide him standard benefits for executives of our Australian subsidiary, including an AUD $20,000 car allowance.
OFFER LETTER WITH ANDREW C. MORTON
In January 2018, we entered into an offer letter with Mr. Morton pursuant to which we agreed to provide him certain benefits to encourage him to accept an offer of employment with us, including a $200,000 sign-on bonus, full-year (as opposed to prorated) annual incentive bonus for 2018, if earned, a $30,000 housing and travel allowance, and relocation benefits.  The sign-on bonus and relocation benefits must be paid back by Mr. Morton if he voluntarily terminates his employment with Wright prior to the one-year anniversary of his hire date and 50% of the sign-on bonus must be paid if he voluntarily terminates his employment within years one and two of his hire date.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with all of our named executive officers.  The indemnification agreements are governed by the laws of the State of Delaware (USA) and provide, among other things, for indemnification to the fullest extent permitted by law and our articles of association against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding.  We will be obligated to pay these amounts only if the executive acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company.  The indemnification agreements provide that the executive will not be indemnified and expenses will not be advanced with respect to an action, suit or proceeding initiated by the executive unless (i) so authorized or consented to by our board of directors or the company has joined in such action, suit or proceeding or (ii) the action, suit or proceeding is one to enforce the executive’s rights under the indemnification agreement.  The company’s indemnification and expense advance obligations are subject to the condition that an appropriate person or entity not party to the particular action, suit or proceeding shall determine that the executive is permitted to be indemnified under applicable law.  The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.

ALL OTHER COMPENSATION FOR 2018 – SUPPLEMENTAL

The table below provides information concerning amounts reported in the “All other compensation” column of the Summary Compensation Table for 2018 with respect to each named executive officer.  Additional detail on these amounts is provided below the table.
Name	Retire- ment benefits ($)	Retention payment ($)	Housing/ car allowance ($)	Commu- ting expenses ($)	Relocation benefits ($)	Financial and tax planning ($)	Insurance premium ($)	Gross-up payments ($)	Office allowance ($)	COLA ($)	Total other compen- sation ($)
Mr. Palmisano	11,000	—	90,000	34,908	—	5,000	10,800	69,224	—	—	220,932
Mr. Berry	10,606	—	—	—	—	6,000	—	—	—	—	16,606
Mr. Cooke	—	1,226,112	259,759	—	—	—	—	—	36,000	21,258	1,543,129
Mr. Morton	10,462	—	—	—	153,205	—	—	79,745	—	—	243,412
Mr. Cordell	11,000	—	—	—	—	6,000	—	—	—	—	17,000
RETIREMENT BENEFITS
Under our 401(k) plan, participants, including our named executive officers, may voluntarily request that we reduce his or her pre-tax compensation and contribute such amounts to the 401(k) plan’s trust up to certain statutory maximums.  We contribute matching contributions in an amount equal to 3% of the participant’s eligible earnings for a pay period, or if less, 50% of the participant’s pre-tax 401(k) contributions (other than catch-up contributions) for that pay period.  We do not provide any nonqualified defined contribution or other deferred compensation plans for our executives.
RELOCATION, ASSIGNMENT AND EXPAT BENEFITS
We provide our executive officers with customary relocation assistance benefits if they relocate at our request.  For international assignments, we also provide customary assignment and expat benefits that are consistent with local policies and practices.  Tax protection may be provided in these situations to avoid an executive being penalized from a tax perspective for a relocation or expat service on behalf of our company.  During 2018, Mr. Morton received relocation benefits, including gross-up payments.  In addition, as described above, during 2016, we asked Mr. Cooke, President, International, to relocate his family to the United Kingdom.  To compensate and incentivize Mr. Cooke to relocate, we agreed to provide him standard and customary relocation, temporary assignment and expat benefits.  These include cost-of-living adjustments, medical coverage, housing allowance, educational tuition fees and related transportation costs, car lease, reimbursement of certain relocation expenses and tax and tax equalization benefits.  Also as previously mentioned, in 2018, we paid Mr. Cooke a $1.2 million retention payment pursuant to the terms of his June 2016 letter agreement, which amount is reflected in the “All other compensation” column of the Summary Compensation Table for 2018.
PERQUISITES AND OTHER BENEFITS
We provide our executive officers with modest perquisites to attract and retain them.  The perquisites provided to our named executive officers during 2018 included $1,000 for certain personal insurance premiums and up to $5,000 reimbursement for financial and tax planning and tax preparation.  In addition, we are required to provide our CEO additional perquisites under the terms of his employment agreement, which we agreed upon at the time of his initial hiring by legacy Wright to attract him to our company.  These additional perquisites include additional reimbursement for financial and tax planning and tax preparation, a monthly allowance of $7,500 for housing and automobile expenses, reimbursement for reasonable travel expenses between Memphis, Tennessee and his residences, and an annual physical examination.  To the extent that the reimbursements for his housing and automobile expenses and travel expenses between Memphis, Tennessee and his residences are not deductible by Mr. Palmisano for income tax purposes, such amounts are “grossed-up” for income tax purposes so that the reimbursed items will be received net of any deduction for income and payroll taxes.  We agreed to this gross-up provision at the time of his initial hiring by legacy Wright to attract him to our company and ease the financial burden on him to travel between Memphis, Tennessee and his residences.

To encourage Mr. Morton to accept an offer of employment with us, we agreed in his offer letter to provide him a $200,000 sign-on bonus, full-year (as opposed to prorated) annual incentive bonus for 2018, if earned, a $30,000 housing and travel allowance, and relocation benefits.  The sign-on bonus and relocation benefits must be paid back by Mr. Morton if he voluntarily terminates his employment with Wright prior to the one-year anniversary of his hire date and 50% of the sign-on bonus must be paid if he voluntarily terminates his employment within years one and two of his hire date.
GRANTS OF PLAN-BASED AWARDS

The table below provides information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended December 30, 2018.  Non-equity incentive plan awards were granted to our named executive officers under our performance incentive plan, the material terms of which are described under “Compensation Discussion and Analysis.”  Stock awards (in the form of RSU awards and PSU awards) and option awards were granted under the 2017 plan.  The material terms of these awards and the material plan provisions relevant to these awards are described under “Compensation Discussion and Analysis,” in the notes to the table below or in the narrative following the table below.
Name	Grant date	Board approval date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under non-equity incentive plan awards(4)			All other stock awards:	All other option awards:	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(7)(8) ($)
			Thresh- old(2)($)	Target ($)	Maxi- mum(3)($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	number of shares of stock or units(5) (#)	number of securities underlying options(6) (#)
Robert J. Palmisano
Cash incentive award	N/A	2/14/18	479,257	958,514	1,917,028	—	—	—	—	—	—	—
RSU award	7/24/18	7/24/18	—	—	—				55,536	—	—	1,360,077
PSU award	7/24/18	7/24/18	—	—	—	27,768	55,536	111,072	—	—	—	1,360,077
Stock option	7/24/18	7/24/18	—	—	—	—	—	—	—	149,008	24.49	1,413,445
Lance A. Berry
Cash incentive award	N/A	2/14/18	152,100	304,200	608,400	—	—	—	—	—	—	—
RSU award	7/24/18	7/24/18	—	—	—	—	—	—	13,558	—	—	332,035
PSU award	7/24/18	7/24/18	—	—	—	6,779	13,558	27,116	—	—	—	332,035
Stock option	7/24/18	7/24/18	—	—	—	—	—	—	—	36,377	24.49	345,061
Peter S. Cooke
Cash incentive award	N/A	2/14/18	112,029	224,057	448,114	—	—	—	—	—	—	—
RSU award	7/24/18	7/24/18	—	—	—	—	—	—	5,245	—	—	128,450
PSU award	7/24/18	7/24/18	—	—	—	2,623	5,245	10,490	—	—	—	128,450
Stock option	7/24/18	7/24/18	—	—	—	—	—	—	—	14,073	24.49	133,492
Andrew C. Morton
Cash incentive award	N/A	2/14/18	100,000	200,000	400,000	—	—	—	—	—	—	—
RSU award	3/26/18	2/14/18	—	—	—	—	—	—	22,707	—	—	445,965
Stock option	3/26/18	2/14/18	—	—	—	—	—	—	—	65,062	19.64	470,431
Kevin D. Cordell
Cash incentive award	N/A	2/14/18	144,020	288,041	576,082	—	—	—	—	—	—	—
RSU award	7/24/18	7/24/18	—	—	—	—	—	—	10,817	—	—	264,908
PSU award	7/24/18	7/24/18	—	—	—	5,409	10,817	21,634	—	—	—	264,908
Stock option	7/24/18	7/24/18	—	—	—	—	—	—	—	29,023	24.49	275,303

(1)
Amounts reported represent estimated future payouts under our performance incentive plan.  Actual payouts under these performance incentive plans are reflected in the “Non-equity incentive compensation” column of the Summary Compensation Table.

(2)	Threshold amounts for awards payable under the performance incentive plan assume the satisfaction of the threshold level of the lowest weighted corporate performance goal.
(3)	Maximum amounts reflect payouts at a maximum rate of 200% of target for our performance incentive plan.
(4)
Amounts reported represent PSU awards granted under our 2017 plan.  The PSU awards have a three-year performance period from July 2, 2018 to June 25, 2021.  Information regarding the PSU awards is set forth within the “Compensation Discussion and Analysis” under “Long-Term Equity-Based Incentive Compensation”.

(5)
Amounts reported represent RSU awards granted under our 2017 plan.  The RSU awards vest and become issuable over time, with the last tranche becoming issuable on August 15, 2022, in each case, so long as the individual remains an employee or consultant of our company.

(6)
Amounts reported represent option awards granted under our 2017 plan.  All options have a ten-year term and vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 as nearly equal as possible monthly installments, in each case, so long as the individual remains an employee or consultant of our company.

(7)	See notes (3) and (4) to the Summary Compensation Table for a discussion of the assumptions made in calculating the grant date fair value of stock and option awards.
(8)
Amounts reported represent the grant date fair value of PSU awards, assuming target performance, based on the closing price of our ordinary shares, as reported by the Nasdaq Global Select Market, on July 24, 2018, the date of grant, of $24.49.  These amounts are reflected in the “Stock awards” column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below provides information regarding unexercised options awards, unvested RSU awards and unvested PSU awards for each of our named executive officers that remained outstanding at our fiscal year-end, December 30, 2018.
	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised option unexer- cisable(1) (#)	Option exercise price ($)	Option expiration date(2)	Number of shares or units of stock that have not vested(3) (#)	Market value of shares or units that have not vested(4) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(5) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(6) ($)
Robert J. Palmisano
Stock options	628,849	—	15.55	09/17/2021
	4,112	—	17.70	04/16/2022
	145,500	—	20.75	05/09/2022
	9,771	—	22.55	04/17/2023
	144,625	—	23.93	05/14/2023
	7,939	—	30.14	04/01/2024
	129,462	—	29.06	05/13/2024
	662,834	175,349	20.62	10/13/2025
	163,621	107,455	21.24	07/19/2026
	48,630	88,743	27.86	07/25/2027
	—	149,008	24.49	07/24/2028
RSU awards					210,020	5,567,630
PSU awards							148,602	3,939,439

Lance A. Berry
Stock options	6,575	—	15.01	05/13/2019
	9,635	—	17.82	05/13/2020
	12,528	—	15.04	05/11/2021
	1,924	—	17.70	04/16/2022
	19,557	—	20.75	05/09/2022
	30,602	—	23.93	05/14/2023
	18,262	—	29.06	05/13/2024
	92,917	24,582	20.62	10/13/2025
	36,695	24,100	21.24	07/19/2026
	11,415	20,832	27.86	07/25/2027
	—	36,377	24.49	07/24/2028
RSU awards					42,482	1,126,198
PSU awards							35,404	938,560

	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised option unexer- cisable(1) (#)	Option exercise price ($)	Option expiration date(2)	Number of shares or units of stock that have not vested(3) (#)	Market value of shares or units that have not vested(4) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(5) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(6) ($)
Peter S. Cooke
Stock options	18,709	—	29.06	05/13/2024
	4,048	13,572	20.62	10/13/2025
	2,420	11,529	21.24	07/19/2026
	5,040	9,200	27.86	07/25/2027
	—	14,073	24.49	07/24/2028
RSU awards					19,529	517,714
PSU awards							14,893	394,813

Andrew C. Morton
Stock options	—	65,062	19.64	03/26/2028
RSU awards					22,707	601,963

Kevin D. Cordell
Stock options	34,626	—	30.08	09/26/2024
	53,095	14,047	20.62	10/13/2025
	35,319	23,196	21.24	07/19/2026
	10,446	19,065	27.86	07/25/2027
	—	29,023	24.49	07/24/2028
RSU awards					34,298	909,240
PSU awards							30,809	816,747

(1)
All stock options vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 as nearly equal as possible monthly installments, in each case so long as the individual remains an employee or consultant of our company.  If a change in control of our company occurs, outstanding options may become immediately exercisable in full and remain exercisable for the remainder of their terms, depending upon the plan under which the options were granted and, in the case of options granted under the 2017 plan, whether the option is continued, assumed or substituted by the successor entity and whether the executive experiences a termination event in connection with or within two years following the change in control.  For more information, see the discussion under “—Potential Payments Upon a Termination or Change in Control.”

(2)	All option awards have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with our company terminates.
(3)	The release dates and release amounts for the unvested RSU awards are as follows:
Name	05/15/2019	06/01/2019	08/15/2019	05/15/2020	06/01/2020	08/15/2020	05/15/2021	08/15/2021	05/15/2022	08/15/2022
Mr. Palmisano	—	96,000	25,517	—	23,584	25,517	—	25,518	—	13,884
Mr. Berry	—	15,441	6,120	—	5,290	6,121	—	6,120	—	3,390
Mr. Cooke	—	8,135	2,517	—	2,531	2,517	—	2,517	—	1,312
Mr. Morton	5,676	—	—	5,677	—	—	5,677	—	5,677
Mr. Cordell	—	10,893	5,203	—	5,091	5,203	—	5,203	—	2,705
If a change in control of our company occurs, outstanding unvested RSU awards may become immediately vested in full, depending upon the plan under which the stock awards were granted and, in the case of RSU awards granted under the 2017 plan, whether the award is continued, assumed or substituted by the successor entity and whether the executive experiences a termination event in connection with or within two years following the change in control.  For more information, see the discussion under “—Potential Payments Upon a Termination or Change in Control.”

(4)
The market value of RSU awards that had not vested as of December 30, 2018 is based on the closing sale price of our ordinary shares, as reported by the Nasdaq Global Select Market, on the last trading day of our fiscal year, December 28, 2018 ($26.51).

(5)
Amounts reported represent the number of PSU awards that were in progress based on actual levels of performance.  The 2017 PSU awards will vest based on the achievement of the performance goal established for the June 26, 2017 to June 28, 2020 performance period and the 2018 PSU awards will vest based on the achievement of the performance goal established for the July 2, 2018 to June 25, 2021 performance period.  For information regarding the treatment of such awards upon a change in control of our company, see the discussion under “—Potential Payments Upon a Termination or Change in Control.”

(6)
Amounts reported represent the value of PSU awards that were in progress based on the closing sale price of our ordinary shares, as reported by the Nasdaq Global Select Market, on the last trading day of our fiscal year, December 28, 2018 ($26.51).

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL YEAR 2018

The table below provides information regarding option awards that were exercised and stock awards that vested for each of our named executive officers during the fiscal year ended December 30, 2018.
	Option awards(1)		Stock awards(2)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Robert J. Palmisano
Stock options	—	—
Restricted stock units			107,632	2,707,229
Lance A. Berry
Stock options	—	—
Restricted stock units			18,170	458,885
Peter S. Cooke
Stock options	24,799	195,778
Restricted stock units			9,341	235,428
Andrew C. Morton
Stock options	—	—
Restricted stock units			—	—
Kevin D. Cordell
Stock options	—	—
Restricted stock units			13,390	339,350

(1)
The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our ordinary shares on the exercise date, as reported by the Nasdaq Global Select Market, less the per share exercise price.

(2)
The value realized on vesting of the RSU awards held by each of the named executives represents the gross number of ordinary shares acquired, multiplied by the closing sale price of our ordinary shares on the vesting date or the last trading day prior to the vesting date if the vesting date was not a trading day, as reported by the Nasdaq Global Select Market.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENT WITH ROBERT J. PALMISANO
Effective October 1, 2015, Wright Medical Group, Inc., one of our subsidiaries, entered into an employment agreement with Robert J. Palmisano, our President and Chief Executive Officer.  Under the terms of our employment agreement with Mr. Palmisano, in the event of a termination of his employment, the post-employment pay and benefits, if any, to be received by him will vary according to the basis for his termination.  We have guaranteed the obligations under the employment agreement since our subsidiary, Wright Medical Group, Inc., is party to the agreement.  The employment agreement will continue until December 31, 2020, subject to earlier termination under certain circumstances, and on October 1, 2019, will automatically renew for additional one-year periods unless we or Mr. Palmisano provide notice of non-extension of the agreement.
In the event that Mr. Palmisano’s employment is terminated for “cause” or he terminates his employment other than for “good reason” (as such terms are defined in the employment agreement) or disability, we will have no obligations to him, other than payment of accrued obligations.  Accrued obligations include: (i) any accrued base salary through the date of termination; (ii) any annual cash incentive compensation awards earned but not yet paid; (iii) the value of any accrued vacation; (iv) reimbursement for any unreimbursed business expenses; and (v) only in the case of a termination at any time by reason of death or disability, his annual target incentive payment for the year that includes the date of termination.
In the event of an involuntary termination of his employment, we will be required to provide him, in addition to his accrued obligations: (i) a lump sum payment equal to two and one-half times the sum of: (a) his then current annual base salary; plus (b) his annual target incentive bonus; (ii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months; (iii) outplacement assistance for a period of 12 months, subject to termination if Mr. Palmisano accepts employment with another employer; (iv) financial planning services for a period of 12 months; and (v) an annual physical examination within 12 months of termination.
In the event of a termination of his employment due to death or disability, we will be required to provide him, in addition to his accrued obligations, his annual target incentive bonus.
In the event of an involuntary termination of his employment in anticipation of or within a 24-month period following a “change in control,” we will be required to provide him, in addition to his accrued obligations: (i) a lump sum payment equal to three times the sum of: (a) his then current annual base salary, plus (b) his annual target incentive bonus; (ii) his annual target incentive bonus for the year in which his termination occurs; (iii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months; (iv) outplacement assistance for a period of 12 months, subject to termination if Mr. Palmisano accepts employment with another employer; (v) financial planning services for a period of 12 months; and (vi) an annual physical examination within 12 months of termination.
Upon termination for any reason other than for cause, disability, or death, Mr. Palmisano must enter into a release of all claims within 30 days after the date of termination before any payments will be made to him under the employment agreement, other than accrued obligations.  If he breaches the terms of the confidentiality, non-competition, non-solicitation, intellectual property rights agreement, then our obligations to make payments or provide benefits will cease immediately and permanently, and he will be required to repay an amount equal to 30% of the post-employment payments and benefits previously provided to him under the employment agreement, with interest.  The employment agreement provides for other clawback and forfeiture provisions, including if we are required to restate our financial statements under certain circumstances.  All payments under his employment agreement will be net of applicable tax withholding obligations.  The agreement also provides that if any severance payments or other payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to one dollar less than the amount that would subject him to the excise tax if the reduction results in him receiving a greater amount on a net-after tax basis than would be received if he received the payments and benefits and paid the excise tax.

SEVERANCE PAY AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS
Our subsidiary, Wright Medical Group, Inc., has entered into separation pay agreements with our named executive officers, other than Mr. Palmisano.  We have guaranteed the obligations under these separation pay agreements.  The separation pay agreements will continue until October 1, 2020 and, on October 1, 2019, will automatically renew for additional one-year periods unless we or the executive provides notice of termination of the agreement.
Under the terms of the separation pay agreement, in the event that the executive is terminated for cause or the executive terminates his employment other than for good reason or disability, we will have no obligations, other than payment of accrued obligations.  Accrued obligations include: (i) any accrued base salary through the date of termination; (ii) any annual cash incentive compensation awards earned but not yet paid; (iii) the value of any accrued vacation; (iv) reimbursement for any unreimbursed business expenses; and (v) only in the case of a termination at any time by reason of death or disability, an annual incentive target bonus for the year that includes the date of termination, prorated for the portion of the year that the executive was employed.
In the event of an involuntary termination of the executive’s employment, other than for cause, we will be obligated to pay a severance payment and accrued obligations and provide certain benefits to the executive.  The severance payment will equal the sum of (i) the executive’s then current annual base salary, plus (ii) an amount equal to his then current annual target bonus.  Half of the total severance payment amount will be payable at or within a reasonable time after the date of termination and the remaining half will be payable in installments beginning six months after the date of termination, with a final installment to be made on or before March 15 of the calendar year following the year of termination.  In the event of an involuntary termination of the executive’s employment in connection with a change in control, then his severance payment will equal two times the amount of his severance payment as described above.  Under the separation pay agreement, an involuntary termination of the executive’s employment will occur if we terminate the executive’s employment other than for cause, disability, voluntary retirement, or death or if the executive resigns for good reason, in each case as defined in the separation pay agreement.
In addition to a severance payment, the executive also will be entitled to receive the following benefits in the event of an involuntary termination of his employment: (i) a pro rata portion of the executive’s annual cash incentive compensation award for the fiscal year that includes the termination date, if earned pursuant to the terms thereof and at such time and in such manner as determined pursuant to the terms thereof, less any payments thereof already made during such fiscal year (or, in the event of an involuntary termination in connection with a change in control, a pro rata portion of the executive’s target annual cash incentive compensation award for the fiscal year that includes the termination date, less any payments thereof already made during such fiscal year); (ii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months (18 months in the event of an involuntary termination in connection with a change in control); (iii) outplacement assistance for a period of one year (two years in the event of an involuntary termination in connection with a change in control), subject to termination if the executive accepts employment with another employer; (iv) financial planning services for a period of one year (two years in the event of an involuntary termination in connection with a change in control); (v) payment to continue insurance coverage equal to the executive’s annual supplemental insurance premium benefit provided to him or her prior to the date of termination (twice the premium benefit in the event of an involuntary termination in connection with a change in control); (vi) an annual physical examination within 12 months of termination; and (vii) reasonable attorneys’ fees and expenses if any such fees or expenses are incurred to recover benefits rightfully owed under the separation pay agreement.
In the event of a termination of an executive’s employment due to death or disability, we will be required to provide the executive, in addition to his or her accrued obligations, a pro rata portion of his or her annual target incentive bonus.

Upon termination for any reason other than cause, disability, or death, the executive must enter into a release of all claims within 30 days after the date of termination before any payments will be made to the executive under the separation pay agreement, other than accrued obligations.  If the executive breaches the terms of the confidentiality, non-competition, non-solicitation, and intellectual property rights agreement or the release, then our obligations to make payments or provide benefits will cease immediately and permanently, and the executive will be required to repay an amount equal 90% of the payments and benefits previously provided to the executive under the separation pay agreement, with interest. All payments under the separation pay agreement will be net of applicable tax withholding obligations.  The separation pay agreement provides that if any severance payments or other payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to one dollar less than the amount that would subject the executive to the excise tax if the reduction results in the executive receiving a greater amount on a net-after tax basis than would be received if the executive received the payments and benefits and paid the excise tax.
RETENTION AGREEMENT WITH MR. COOKE
As described earlier, in the beginning of 2016, as part of our merger integration efforts, we asked Mr. Cooke, our then President, International, to relocate his family to the United Kingdom.  Despite his initial hesitation to do so, Mr. Cooke agreed.  To incentivize him to relocate, we entered into a retention letter agreement with him under which we agreed to provide him certain expat relocation and temporary assignment benefits customarily provided to executives in such situations.  We also agreed to pay him a $1.2 million retention payment on the second anniversary of his relocation, subject to his continuing employment through such date and other specified terms and conditions.  This retention payment was made in June 2018 and is in lieu of any future change in control or severance payment Mr. Cooke otherwise would be entitled to receive under his separation pay agreement.
CHANGE IN CONTROL PROVISIONS IN EQUITY PLANS
Our equity plans under which awards have been granted to our named executive officers contain “change in control” provisions.
The 2017 plan under which awards have been granted to our NEOs contains “change in control” provisions.  Under the 2017 plan, if a change in control of our company occurs, and if an award is continued, assumed or substituted by the successor entity, the award will not vest or lapse solely as a result of the change in control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed or substituted and will continue to vest or lapse pursuant to such terms.  If the award is continued, assumed or substituted by the successor entity and within two years following the change in control the participant is either terminated by the successor entity without “cause” or, if the participant is an employee, resigns for “good reason,” each as defined in the 2017 plan, then:
•	All outstanding stock options and SARs held by such participant will become immediately vested and exercisable in full and will remain exercisable for the remainder of their respective terms;
•	All restrictions imposed on restricted stock, RSUs or deferred units that are not performance-based held by such participant will lapse and be of no further force and effect;
•
All performance-based awards held by such participant for which the performance period has been completed as of the date of such termination or resignation but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and

•
All performance-based awards held by such participant for which the performance period has not been completed as of the date of such termination or resignation will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of such termination or resignation with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the date of termination or resignation.

If a change in control of our company occurs, and if an award participant suffers a “termination of continued employment” in connection with such change in control, or if outstanding awards are not continued, assumed or substituted with equivalent awards by the successor entity, or in the case of a dissolution or liquidation of our company, outstanding awards will be subject to the following rules:
•
All outstanding stock options and SARs will become fully vested and exercisable and the committee will give such participant a reasonable opportunity to exercise any and all stock options and SARs before but conditioned upon the resulting change in control, and if a participant does not exercise all stock options and SARs, the committee will pay such participant the difference between the exercise price for the stock option or grant price for the SAR and the per share consideration provided to other similarly situated shareholders in the change in control, provided, however, that if the exercise price or grant price exceeds the consideration provided, then such exercised stock option or SAR will be canceled and terminated without payment;

•
All restrictions imposed on restricted stock, RSUs or deferred units that are not performance-based will lapse and be of no further force and effect, and RSUs and deferred units will be settled and paid in cash or shares and at such time as provided in the award agreement, provided, however, that if any such payment is to be made in shares, the committee may provide such holders the consideration provided to other similarly situated shareholders in the change in control;

•
All performance-based awards held by such participant for which the performance period has been completed as of the date of the change in control but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and

•
All performance-based awards held by such participant for which the performance period has not been completed as of the date of the change in control will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of the change in control with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the change in control.

These change in control provisions may not be terminated, amended or modified in any manner that adversely affects any then-outstanding award or award participant without the prior written consent of such participant.
Under the terms of our 2010 plan, if there is a change in control of our company, then, all outstanding options become immediately exercisable in full and remain exercisable for the remainder of their terms and all issuance conditions on all outstanding RSU awards will be deemed satisfied.  Alternatively, the compensation committee may determine that outstanding awards will be cancelled as of the consummation of the change in control and that holders of cancelled awards will receive a payment in respect of such cancellation based on the amount of per share consideration being paid in connection with the change in control less, in the case of options and other awards subject to exercise, the applicable exercise price.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS
The table below reflects the amount of compensation and benefits payable to each named executive officer, in the event of (i) any voluntary resignation or termination or termination for cause; (ii) an involuntary termination without cause; (iii) an involuntary termination without cause or a resignation for good reason within 12 months (24 months in the case of Mr. Palmisano in the case of equity awards acceleration) following a change in control, or a qualifying change in control termination; (iv) termination by reason of an executive’s death or disability; and (v) a change in control.  The amounts reported in the table assume that the applicable triggering event occurred on December 30, 2018, and, therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.
Name	Type of payment(1)	Voluntary/ for cause termination ($)	Involuntary termination without cause ($)	Qualifying change in control termination ($)	Death/ disability ($)	Change in control ($)
Robert J. Palmisano	Cash severance	—	4,792,570	5,751,084	—	—
	Benefit continuation	—	19,920	19,920	—	—
	Annual bonus(2)	—	958,514	958,514	958,514	—
	Outplacement benefits	—	30,000	30,000	—	—
	Other termination benefits(3)	—	6,000	6,000	—	—
	Option award acceleration(4)	—	—	1,900,090	—	1,900,090
	RSU award acceleration(5)	—	—	5,567,630	—	5,567,630
	PSU award acceleration(6)	—	—	2,705,849	—	2,705,849
	Total	—	5,807,004	16,939,087	958,514	10,173,569

Lance A. Berry	Cash severance	—	772,200	1,544,400	—	—
	Benefit continuation	—	19,920	29,880	—	—
	Annual bonus(2)	—	304,200	304,200	304,200	—
	Outplacement benefits	—	30,000	60,000	—	—
	Other termination benefits(3)	—	6,000	12,000	—	—
	Option award acceleration(4)	—	—	345,277	—	345,277
	RSU award acceleration(5)	—	—	1,126,198	—	1,126,198
	PSU award acceleration(6)	—	—	648,991	—	648,991
	Total	—	1,132,320	4,070,946	304,200	2,120,466

Peter S. Cooke	Cash severance(7)	—	—	—	—	—
	Benefit continuation	—	19,920	29,880	—	—
	Annual bonus(2)	—	224,057	224,057	224,057	—
	Outplacement benefits	—	30,000	60,000	—	—
	Other termination benefits(3)	—	6,000	12,000	—	—
	Option award acceleration(4)	—	—	169,124	—	169,124
	RSU award acceleration(5)	—	—	517,714	—	517,714
	PSU award acceleration(6)	—	—	266,929	—	266,929
	Total	—	279,977	1,279,704	224,057	953,767

Andrew C. Morton(8)	Cash severance	—	600,000	1,200,000	—	—
	Benefit continuation	—	19,920	29,880	—	—
	Annual bonus(2)	—	200,000	200,000	200,000	—
	Outplacement benefits	—	30,000	60,000	—	—
	Other termination benefits(3)	—	6,000	12,000	—	—
	Option award acceleration(4)	—	—	446,976	—	446,976
	RSU award acceleration(5)	—	—	601,963	—	601,963
	Total	—	855,920	2,550,819	200,000	1,048,939

Kevin D. Cordell	Cash severance	—	768,110	1,536,221	—	—
	Benefit continuation	—	19,920	29,880	—	—
	Annual bonus(2)	—	288,041	288,041	288,041	—
	Outplacement benefits	—	30,000	60,000	—	—
	Other termination benefits(3)	—	6,000	12,000	—	—
	Option award acceleration(4)	—	—	263,606	—	263,606
	RSU award acceleration(5)	—	—	909,240	—	909,240
	PSU award acceleration(6)	—	—	551,753	—	551,753
	Total	—	1,112,071	3,650,741	288,041	1,724,599

(1)	The benefit amounts set forth in the table do not reflect any reduction that may be necessary to prevent the payment from being subject to an excise tax under Code Section 280G, if applicable.
(2)	Assumes payment equal to full target annual bonus for the year in which the termination date occurs.
(3)	Reflects the cost of financial planning services and continued executive insurance. Reimbursement of reasonable attorneys’ fees and expenses is not included as the amount is not estimable.
(4)
Based on the difference between: (i) the per share market price of the ordinary shares underlying the unvested stock options held by such executive as of December 28, 2018, the last trading day of fiscal 2018, based upon the closing sale price of our ordinary shares, as reported by the Nasdaq Global Select Market, on the last trading day of our fiscal year, December 28, 2018 ($26.51), and (ii) the per share exercise price of the options held by such executive.  The per share exercise price of all unvested stock options held by our named executive officers included in the table as of December 30, 2018 ranges from $19.64 to $27.86. The “Change in Control” scenario assumes that options granted under the 2017 plan are not continued, assumed or substituted with equivalent awards in connection with the change in control.

(5)
Based on: (i) the number of unvested RSU awards held by such executive as of December 30, 2018, multiplied by (ii) the per share market price of our ordinary shares as of December 28, 2018, the last trading day of fiscal 2018, based upon the closing sale price of our ordinary shares, as reported by the Nasdaq Global Select Market, on the last trading day of our fiscal year, December 28, 2018 ($26.51).  The “Change in Control” scenario assumes that RSU awards granted under the 2017 plan are not continued, assumed or substituted with equivalent awards in connection with the change in control.

(6)
Amounts reported represent the value of the immediate payout of the target number of ordinary shares that the named executive officer would have been entitled to receive as payout for PSU awards.  The value is based on: (a) the number of outstanding PSU awards at target, multiplied by (b) the closing sale price of our ordinary shares, as reported by the Nasdaq Global Select Market, on the last trading day of our fiscal year, December 28, 2018 ($26.51).  The “Change in Control” scenario assumes that PSU awards granted under the 2017 plan are not continued, assumed or substituted with equivalent awards in connection with the change in control and are paid out, assuming target performance.

(7)
In June 2018 as part of Mr. Cooke’s letter agreement, we paid Mr. Cooke a retention payment in lieu of any future change in control or severance payment Mr. Cooke otherwise would be entitled to receive under his separation pay agreement.

(8)
Mr. Morton’s sign-on bonus and relocation benefits must be paid back by Mr. Morton if he voluntarily terminates his employment with Wright prior to the one-year anniversary of his hire date and 50% of the sign-on bonus must be paid if he voluntarily terminates his employment within years one and two of his hire date.

CEO PAY RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are required to provide the ratio of the annual total compensation of Robert J. Palmisano, our CEO, to the median of the annual total compensation of all employees of our company (other than the CEO).
For fiscal 2018:
•	the annual total compensation of our CEO was $6,376,447;
•	the annual total compensation of the employee identified at median of our company (excluding our CEO) was $72,926; and
•
based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (identified in accordance with SEC rules and as described in greater detail below) was estimated to be 87:1.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.  The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.  Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
To identify our median employee and to calculate the annual total compensation of our median employee and that of our CEO, we used the following methodology, assumptions and estimates:
Selection of Determination Date and Employee Population
We determined that, as of October 15, 2018, our worldwide employee population, excluding our CEO, consisted of 2,874 total employees, of which 1,779 employees were employed in the United States and 1,095 employees were employed in non-U.S. jurisdictions.  In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.  As permitted under SEC rules, we selected October 15, 2018, which is within the last three months of the end of our fiscal year 2018, as the date we would use to identify our employee population and “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.

Identification of Median Employee
To identify the “median employee” from our employee population, we selected target annual total cash compensation, including annual base salary or hourly wages, target annual bonus, target commissions, and comparable cash elements of compensation in non-U.S. jurisdictions, for fiscal year 2018, as the most appropriate measure of compensation.  To make them comparable, base salaries and wages for newly hired permanent employees who had worked less than a year were annualized.  As part of this analysis, we converted target annual total cash compensation of our non-U.S. employees from local currency to U.S. dollars using average foreign currency exchange rates from January 1, 2018 to October 15, 2018.

Calculation of Annual Total Compensation
We then calculated annual total compensation for this median employee and our CEO using the same methodology we use for our named executive officers as set forth in our Summary Compensation Table included under “Executive Compensation–Summary Compensation Information.”

RISK ASSESSMENT OF COMPENSATION POLICIES, PRACTICES, AND PROGRAMS

As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure work together in a manner so as to encourage our employees, including our named executive officers, to pursue growth strategies that emphasize shareholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our company.  As part of our assessment, we noted in particular the following:
•	annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;
•
performance-based, or at risk, compensation awarded to our employees, which for our higher-level employees constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, utilizes several different performance measures and goals that are drivers of long-term success for our company and shareholders, and has appropriate maximums; and

•
a significant portion of performance-based compensation is in the form of long-term equity incentives which do not encourage unnecessary or excessive risk-taking because they generally vest over a three to four-year period of time thereby focusing our employees on our long-term interests.

As a matter of best practice, we will continue to monitor our compensation policies, practices, and programs to ensure that they continue to align the interests of our employees, including in particular our executive officers, with those of our long-term shareholders while avoiding unnecessary or excessive risk.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John L. Miclot, J. Patrick Mackin and Amy S. Paul currently serve as members of the compensation committee of our board of directors. During 2018, John L. Miclot, J. Patrick Mackin, Kevin C. O’Boyle and Elizabeth H. Weatherman served as members of the compensation committee.  No member of the compensation committee is or was an officer or employee of ours or any of our subsidiaries while serving on the compensation committee.  In addition, no executive officer of ours currently serves or served during 2018 as a director or a member of the compensation committee of any entity that has or had an executive officer serving as our director or a member of the compensation committee.

DIRECTOR COMPENSATION
OVERVIEW

Under the terms of our shareholder-approved board of directors compensation policy, the compensation packages for our non-executive directors are determined by our non-executive directors, based upon a recommendation by the compensation committee.  Such compensation is determined by our non-executive directors pursuant to the terms of our articles of association, which provide that if all directors have a conflict of interest in the matter to be acted upon, the matter shall be approved by our non-executive directors.  In determining non-executive director compensation, we target compensation in the market median range of our peer companies; although, we may deviate from the median if we determine necessary or appropriate on a case-by-case basis.
Under the terms of our non-executive director compensation program, compensation for our non-executive directors is comprised of both cash compensation and equity-based compensation.  Cash compensation is in the form of annual retainers for non-executive directors, chairman, committee chairs, and committee members.  Equity-based compensation is in the form of annual stock option and RSU award grants.  Each of these components is described in more detail below.  We do not provide perquisites and other personal benefits to our non-executive directors.  Our non-executive director compensation program is consistent with our shareholder-approved board of directors compensation policy.
RECENT CHANGES TO PROGRAM

In 2018, the compensation committee engaged Mercer to review our non-executive director compensation program.  In so doing, Mercer analyzed the outside director compensation levels and practices of our peer companies.  Mercer used the same peer group as was approved by the compensation committee and used to gather compensation information for our executive officers.  Based on Mercer’s recommendations, the compensation committee recommended and our board of directors approved the following changes to our non-executive director compensation program, effective January 1, 2019:
•	$2,000 increase in the premium for the chair of our compensation committee;
•	$1,000 increase in the premium for our compensation committee members (including our chair);
•	$15,000 increase in the annual equity-based compensation award; and
•	reduction in the vesting period of annual stock options from two years to one year.
CASH COMPENSATION

The table below sets forth the annual cash retainers paid to each non-executive director and the additional annual cash retainers paid to the chairman and each board committee chair and board committee member during 2018 and to be paid during 2019:
	Annual cash retainer
Description	2018 ($)	2019 ($)
Non-executive director	60,000	60,000
Chairman premium	75,000	75,000
Audit committee chair premium	20,000	20,000
Compensation committee chair premium	13,000	15,000
Nominating, corporate governance and compliance committee chair premium	10,000	10,000
Strategic transactions committee chair premium	10,000	10,000
Audit committee member (including chair)	15,000	15,000
Compensation committee member (including chair)	7,000	8,000
Nominating, corporate governance and compliance committee member (including chair)	7,000	7,000
Strategic transactions committee member (including chair)	5,000	5,000

The annual cash retainers are paid on a quarterly basis in arrears within 30 days of the end of each calendar quarter.  For example, the retainers for the first calendar quarter covering the period from January 1 through March 31 are paid within 30 days of March 31.
 In addition, each non-executive director receives a cash travel stipend of $2,000 for each board meeting attended in person that takes place in the Netherlands or other location outside the United States.
EQUITY-BASED COMPENSATION

The equity-based component of our non-executive director compensation consists of annual stock option and RSU awards granted under our 2017 plan.  During 2018, each non-executive director received $195,000 in equity grants, one-half of which was paid in stock options and the remaining one-half paid in RSU awards.  The number of ordinary shares underlying the awards was determined based on the 10‑trading day average closing sale price of an ordinary share, as reported by the Nasdaq Global Select Market, and as determined on the third trading day prior to the date of anticipated corporate approval of the award.  These grants were effective as of the same date as annual employee equity grants.
The stock options have a term of 10 years, a per share exercise price equal to 100% of the fair market value of an ordinary share on the grant date and vest in annual installments over a two-year period so long as the director is still a director as of such date.  The RSU awards vest in full on the one-year anniversary of the grant date so long as the director is still a director as of such date.  In 2019, our non-executive directors will receive $210,000 in annual equity awards and the stock options will vest in full on the one-year anniversary of the grant date.
ELECTION TO RECEIVE EQUITY-BASED COMPENSATION IN LIEU OF CASH COMPENSATION

Our non-executive director compensation policy allows our non-executive directors to elect to receive an RSU award in lieu of 100% of their annual cash retainers payable for services to be rendered as a non-executive director, chairman and chair or member of any board committee.  Each non-executive director who elects to receive an RSU award in lieu of such director’s annual cash retainers is granted an RSU award under our 2017 plan for that number of ordinary shares as determined by dividing the aggregate dollar amount of all annual cash retainers anticipated to be payable to such director for the period commencing on July 1 of each year to June 30 of the following year by the 10-trading day average closing sale price of our ordinary shares as reported by the Nasdaq Global Select Market and as determined on the third trading day prior to the date of anticipated corporate approval of the award.  These RSU awards are typically granted effective as of the same date that other director equity grants are made and vest in four equal installments on the following September 30th, December 31st, March 31st and June 30th.
If a non-executive director who elected to receive an RSU award in lieu of such director’s annual cash retainers is no longer a director before such director’s interest in all of the ordinary shares underlying RSU award have vested and become issuable, then, subject to certain exceptions, the director will forfeit his or her rights to receive all of the shares underling such RSU award that have not vested and been issued as of the date the director’s status as a director so terminates.  In such case, the non-executive director will receive in cash a pro rata portion of his or her annual cash retainers for the quarter in which the director’s status as a director terminates.
If a non-executive director who elected to receive an RSU award in lieu of such director’s annual cash retainers becomes entitled to receive an increased or additional annual cash retainer during the period from July 1 to June 30 of the next year, such director will receive such increased or additional annual cash retainer in cash until July 1 of the next year when the director may elect (on or prior to June 30 of the next year) to receive an RSU award in lieu of such director’s annual cash retainers.

If a non-executive director who elected to receive an RSU award in lieu of such director’s annual cash retainers experiences a change in the director’s membership on one or more board committees or chair positions prior to June 30 of the next year such that the director becomes entitled to receive annual cash retainers for the period from July 1 to June 30 of the next year aggregating an amount less than the aggregate amount used to calculate the director’s most recent RSU award received, the director will forfeit as of the effective date of such board committee or chair change his or her rights to receive a pro rata portion of the shares underlying such RSU award reflecting the decrease in the director’s aggregate annual cash retainers and the date on which such decrease occurred.  In addition, the vesting of the RSU award will be revised appropriately to reflect any such change in the number of shares underlying the RSU award and the date on which such change occurred.
SUMMARY OF CASH AND OTHER DIRECTOR COMPENSATION

The table below summarizes the compensation received by each individual who served as a non-executive director of our company during the fiscal year ended December 30, 2018.  While Mr. Palmisano did not receive additional compensation for his service as executive director, a portion of his compensation was allocated to his service as executive director.  For more information regarding the allocation of Mr. Palmisano’s compensation, please refer to footnote (1) to the table in the “Executive Compensation–Summary Compensation Information” section of this proxy statement.
Name	Fees earned or paid in cash(1) ($)	Stock awards(2)(3) ($)	Option awards(4)(5) ($)	All other compensation(6)(7) ($)	Total ($)
Gary D. Blackford	82,000	93,160	94,017	4,000	273,177
J. Patrick Mackin	33,500	93,160	94,017	—	220,677
John L. Miclot	80,000	93,160	94,017	2,000	269,177
Kevin C. O’Boyle	82,000	93,160	94,017	4,000	273,177
Amy S. Paul	77,000	128,228	94,017	4,000	303,245
David D. Stevens	147,000	93,160	94,017	4,000	338,177
Richard F. Wallman	100,000	138,720	94,017	4,000	336,737
Elizabeth H. Weatherman	89,000	133,689	94,017	4,000	320,706

(1)
Unless a director otherwise elects to convert all of his or her annual retainers into RSU awards, annual retainers are paid in cash on a quarterly basis in arrears within 30 days of the end of each calendar quarter.  Three of our non-executive directors elected to convert their annual retainers covering the period of service from July 1, 2018 to June 30, 2019 into RSU awards and accordingly, were granted an RSU award on July 24, 2018 under our 2017 plan for that number of ordinary shares as determined based on the following formula: (a) the aggregate dollar amount of all annual cash retainers that otherwise would have been payable to the director for services to be rendered as a non-executive director, chairman and chair or member of any board committee (based on such director’s board committee memberships and chair positions as of the grant date), divided by (b) the 10‑trading day average closing sale price of an ordinary share, as reported by the Nasdaq Global Select Market, and as determined on the third trading day prior to the date of anticipated corporate approval of the award.  The RSU award vests and the underlying shares become issuable in four as nearly equal as possible quarterly installments, on September 30, December 31, March 31 and June 30, in each case so long as the director is a director of our company as of such date.

The table below sets forth: (a) the number of RSU awards granted to the director on July 24, 2018; (b) the total amount of annual retainers converted by such director into RSU awards; (c) of such total amount of annual retainers converted into RSU awards, the amount attributed to the director’s service during 2018, which amount is included in the “Fees earned or paid in cash” column for each director; (d) the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718; and (e) the incremental grant date fair value for the stock awards above and beyond the amount of annual retainers for 2018 service converted into RSU awards.

Name	Total amount of retainers converted into RSU awards ($)	Number of RSU awards (#)	Amount of retainer converted into RSU awards attributable to 2018 service ($)	Grant date fair value of RSU awards ($)	Incremental grant date fair value of RSU awards received during 2018 ($)
Ms. Paul	77,000	3,004	38,500	73,568	35,068
Mr. Wallman	100,000	3,902	50,000	95,560	45,560
Ms. Weatherman	89,000	3,472	44,500	85,029	40,529
(2)
On July 24, 2018, each non-executive director received an RSU award for 3,804 ordinary shares granted under the 2017 plan.  The RSU awards vest and the underlying shares become issuable on the one-year anniversary of the grant date, so long as the director is a director of our company as of such date.  In addition, as described above in note (1), each of Ms. Paul, Mr. Wallman and Ms. Weatherman elected to convert his or her annual retainers covering the period of service from July 1, 2018 to June 30, 2019 into RSU awards under our 2017 plan.  The amount reported in the “Stock awards” column represents the aggregate grant date fair value for the July 24, 2018 RSU awards granted to each director in 2018 and for each of Ms. Paul, Mr. Wallman and Ms. Weatherman, the incremental grant date fair value for the additional RSU awards granted to him or her as described above in note (1), in each case as computed in accordance with FASB ASC Topic 718.  The grant date fair value for RSU awards is determined based on the closing sale price of our ordinary shares on the grant date.

(3)
As of December 30, 2018, each non-executive director held the following number of unvested stock awards (all of which are in the form of RSU awards): Mr. Blackford (3,804); Mr. Mackin (3,804); Mr. Miclot (3,804); Mr. O’Boyle (3,804); Ms. Paul (6,057); Mr. Stevens (3,804); Mr. Wallman (6,731); and Ms. Weatherman (6,408).

(4)
On July 24, 2018, each non-executive director received a stock option to purchase 9,907 ordinary shares at an exercise price of $24.49 per share granted under the 2017 plan.  Such option expires on July 24, 2028 and vests with respect to one-half of the underlying ordinary shares on each of July 24, 2019 and July 24, 2020, so long as the individual remains a director of our company as of such date.  Amounts reported in the “Option awards” column represent the aggregate grant date fair value for option awards granted to each director in 2018 computed in accordance with FASB ASC Topic 718.  The grant date fair value of $9.49 per share is determined based on our Black-Scholes option pricing model using the following specific assumptions: risk free interest rate:  2.75%; expected life: 6.66 years; expected volatility: 32.4%; and expected dividend yield: 0.

(5)
The table below provides information regarding the aggregate number of options to purchase ordinary shares outstanding at December 30, 2018 and held by each of the non-executive directors named in the above table:

Name	Aggregate number of shares underlying options	Exercisable/ unexercisable	Range of exercise price(s) ($)	Range of expiration date(s)
Mr. Blackford	89,354	74,309/15,045	15.01-29.06	05/13/2019-07/24/2028
Mr. Mackin	9,907	0/9,907	24.49	07/24/2028
Mr. Miclot	104,819	89,774/15,045	15.01-29.06	05/13/2019-07/24/2028
Mr. O’Boyle	103,508	88,463/15,045	18.04-27.86	06/03/2020-07/24/2028
Ms. Paul	104,819	89,774/15,045	15.01-29.06	05/13/2019-07/24/2028
Mr. Stevens	84,201	69,156/15,045	15.01-29.06	05/13/2019-07/24/2028
Mr. Wallman	39,747	24,702/15,045	21.24-27.86	05/12/2021-07/24/2028
Ms. Weatherman	31,947	16,902/15,045	21.24-27.86	07/19/2026-07/24/2028
(6)	Represents travel stipends.
(7)
We do not provide perquisites and other personal benefits to our non-executive directors.  Any perquisites or personal benefits actually provided to any non-executive director were less than $10,000 in the aggregate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROCEDURES REGARDING APPROVAL OF RELATED PARTY TRANSACTIONS

As provided in our audit committee charter, all related party transactions are to be reviewed and pre-approved by the audit committee.  Related party transactions are transactions to which we were or are a participant and in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
a related person (including any director, director nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family) had or will have a direct or indirect material interest.

In determining whether to approve a related party transaction, the audit committee generally will evaluate the transaction in terms of (i) the benefits to our Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally.  The audit committee will then document its findings and conclusions in written minutes.  In the event a transaction relates to a member of the audit committee, that member will not participate in the audit committee's deliberations.
RELATED PARTY TRANSACTIONS

We are unaware of any related party transactions that have occurred since the beginning of our last fiscal year or any currently proposed related party transactions requiring disclosure in this proxy statement.

STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below sets forth certain information concerning the beneficial ownership of our ordinary shares as of May 10, 2019, by each person known by us to beneficially own more than 5% of our ordinary shares.  The calculations in the table below assume that there are 126,122,077 ordinary shares outstanding.  Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included ordinary shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right, the conversion of any other security, and the issuance of ordinary shares upon the vesting of restricted stock units.  The ordinary shares that a shareholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other person.
Class of securities	Name and address of beneficial owner	Number of shares beneficially owned	Percent of class
Ordinary shares	FMR LLC(1)	18,762,241	14.9%
Ordinary shares	The Vanguard Group, Inc.(2)	11,171,818	8.9%
Ordinary shares	T. Rowe Price Associates, Inc.(3)	9,966,234	7.9%
Ordinary shares	BlackRock, Inc.(4)	9,101,329	7.2%

(1)
Based solely on information contained in a Schedule 13G/A of FMR LLC, an investment advisor, filed with the SEC on February 13, 2019, with sole investment discretion with respect to all such shares and sole voting authority with respect to 2,266,333 shares.  Abigail P. Johnson is a Director, the Chairman and Chief Executive Officer of FMR LLC.  Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC.  The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.  Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees.  FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.  The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based solely on information contained in a Schedule 13G/A of The Vanguard Group, Inc., an investment adviser, filed with the SEC on February 11, 2019, reflecting beneficial ownership as of December 31, 2018, with sole investment discretion with respect to 10,912,341 shares, sole voting authority with respect to 254,103 shares, shared investment discretion with respect to 259,477 shares and shared voting authority with respect to 15,875 shares.  The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
Based solely on information contained in a Schedule 13G/A of T. Rowe Price Associates, Inc., an investment advisor, filed with the SEC on February 14, 2019, reflecting beneficial ownership as of December 31, 2018, with sole investment discretion with respect to all such shares, and sole voting authority with respect to 1,669,110 shares.  The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(4)
Based solely on information contained in a Schedule 13G/A of BlackRock, Inc., a parent holding company, filed with the SEC on February 7, 2019, reflecting beneficial ownership as of December 31, 2018, with sole investment discretion with respect to all such shares, and sole voting authority with respect to 8,840,798 shares.  The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

SECURITY OWNERSHIP OF MANAGEMENT

The table below sets forth certain information concerning the beneficial ownership of our ordinary shares as of May 10, 2019, by each of our directors and named executive officers and all of our current directors and executive officers as a group.
The calculations in the table below assume that there are 126,122,077 ordinary shares outstanding.  Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included ordinary shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right, the conversion of any other security, and the issuance of ordinary shares upon the vesting of restricted stock units.  The ordinary shares that a shareholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other person.
Class of securities	Name and address of beneficial owner	Number of shares beneficially owned(1)	Percent of class
Ordinary shares	David D. Stevens	140,484	*
Ordinary shares	Gary D. Blackford	137,715	*
Ordinary shares	J. Patrick Mackin	4,000	*
Ordinary shares	John L. Miclot	116,876	*
Ordinary shares	Kevin C. O’Boyle	64,326	*
Ordinary shares	Amy S. Paul	121,325	*
Ordinary shares	Richard F. Wallman	147,233	*
Ordinary shares	Elizabeth H. Weatherman	28,909	*
Ordinary shares	Robert J. Palmisano	2,623,922	2.0%
Ordinary shares	Lance A. Berry	357,979	*
Ordinary shares	Peter S. Cooke	51,855	*
Ordinary shares	Andrew C. Morton	26,001	*
Ordinary shares	Kevin D. Cordell	192,944	*
Ordinary shares	All directors and executive officers as a group (24 persons)	4,915,175	3.8%

*	Represents beneficial ownership of less than 1% of our outstanding ordinary shares.
(1)
Includes for the persons listed below the following ordinary shares subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 10, 2019 and ordinary shares issuable upon the vesting of RSU awards within 60 days of May 10, 2019:

Name	Options	RSU awards
David D. Stevens	58,847	—
Gary D. Blackford	71,732	—
J. Patrick Mackin	—	—
John L. Miclot	79,465	—
Kevin C. O’Boyle	55,740	—
Amy S. Paul	79,465	732
Richard F. Wallman	24,702	733
Elizabeth H. Weatherman	16,902	868
Robert J. Palmisano	2,100,922	96,000
Lance A. Berry	259,811	15,441
Peter S. Cooke	43,720	8,135
Andrew C. Morton	20,325	5,676
Kevin D. Cordell	152,851	10,893
All directors and executive officers as a group (24 persons)	3,698,245	184,689

STOCK OWNERSHIP GUIDELINES

We have established stock ownership guidelines that are intended to further align the interests of our directors and executive officers with those of our shareholders.  The stock ownership guideline for our non-executive directors is that number of ordinary shares with a value equal to five times the amount of the annual cash retainer paid to directors in consideration for their service as members of our board of directors.  Stock ownership targets for our executive officers have been set at that number of our ordinary shares with a value equal to a multiple of the executive’s annual base salary, with the multiple equal to four times for our President and Chief Executive Officer and one and a half to two times for our other executive officers.  Each director and executive officer has five years from the date of appointment or hire or, if the ownership multiple has increased during his or her tenure, five years from the date established in connection with such increase to reach his or her stock ownership targets.  Until the applicable stock ownership target is achieved, each director and executive officer subject to the guidelines is required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or the vesting of restricted stock unit awards.  Most of our directors and executives currently meet their respective individual stock ownership guideline.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and all persons who beneficially own more than 10% of our outstanding ordinary shares to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares.  Directors, executive officers, and greater than 10% beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to the fiscal year ended December 30, 2018, and based on written representations by our directors and executive officers, all required Section 16(a) reports under the Exchange Act for our directors, executive officers, and beneficial owners of greater than 10% of our ordinary shares were filed on a timely basis during the fiscal year ended December 30, 2018.

OTHER MATTERS
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2020 ANNUAL GENERAL MEETING

DATE OF THE 2020 ANNUAL GENERAL MEETING
We anticipate that our 2020 Annual General Meeting will be held in June 2020.
PROPOSALS PURSUANT TO RULE 14-8
If any shareholder wishes to propose a matter for consideration at our 2020 Annual General Meeting, the proposal should be delivered to James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement and form of proxy for our 2020 Annual General Meeting, a proposal must be received by our Senior Vice President, General Counsel and Secretary on or before January 17, 2020, unless the date of the 2020 Annual General Meeting is changed by more than 30 days from the date of the 2020 Annual General Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.
NOMINATIONS AND PROPOSALS PURSUANT TO OUR BYLAWS
Any other shareholder proposals to be presented at our 2020 Annual General Meeting, including director nominations, must be given in writing to our Senior Vice President, General Counsel and Secretary no later than 60 days prior to our 2020 Annual General Meeting, as required by our articles of association.
Proposals and nominations that are not received by the dates specified above will be considered untimely.  In addition, proposals must comply with the laws of the Netherlands, our articles of association and the rules and regulations of the SEC.  You may contact James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, for a copy of the relevant provisions of our articles of association regarding the requirements for making shareholder proposals.
COST OF SOLICITATION OF PROXIES

The board of directors is soliciting your proxy, and we will bear the cost of this solicitation of proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding ordinary shares.
We have retained Morrow Sodali LLC, a proxy solicitation firm, to solicit proxies in connection with the Annual General Meeting at a cost of approximately $15,000, plus reimbursement of out-of-pocket expenses.  Proxies may be solicited by mail, personal interview, e-mail, telephone, facsimile or via the Internet by Morrow Sodali LLC or, without additional compensation, by certain of our directors, officers and employees.

HOUSEHOLDING OF ANNUAL GENERAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.  This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies.  This year, a number of brokers with customers who are our shareholders will be “householding” our proxy materials unless contrary instructions have been received from the customers.  We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed.  Requests for additional copies should be directed to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, (+ 31) 20 521-4777.
Once a shareholder has received notice from his or her broker that the broker will be “householding” communications to the shareholder’s address, “householding” will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent.  If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker.  Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the shareholder’s name, our company, at the address or telephone number provided above.
COPIES OF 2018 ANNUAL REPORT ON FORM 10-K AND DUTCH STATUTORY ANNUAL ACCOUNTS

Our annual report on Form 10-K, including the financial statements and the financial statement schedules thereto, and our Dutch statutory annual accounts for the fiscal year ended December 30, 2018 are available without charge upon written request to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.  The annual report on Form 10-K and Dutch statutory annual accounts for the fiscal year ended December 30, 2018 are also available on our website at www.wright.com.

Your vote is important.  Please promptly vote your Wright ordinary shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

/s/ David D. Stevens
David D. Stevens
Chairman

Amsterdam, The Netherlands
May 17, 2019

ANNEX I – RECONCILIATION OF NON-GAAP  FINANCIAL MEASURES
To supplement our consolidated financial statements prepared in accordance with United States generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures. In this proxy statement, we use non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP adjusted gross margin. EBITDA is calculated by adding back to net loss from continuing operations charges for interest, provision (benefit) from income taxes, depreciation, and amortization expenses. EBITDA, as adjusted, is calculated by excluding non-cash share-based compensation expense, non-operating income and expense, as well as other adjustments as described below, from EBITDA. Non-GAAP adjusted gross margins are calculated by excluding transaction and transition costs from gross profit from continuing operations and dividing by net sales from continuing operations.

We use these non-GAAP financial measures in making operating decisions because we believe these measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development activities and how we should allocate resources to both ongoing and prospective business initiatives. We use these measures to help make budgeting and spending decisions, for example, between research and development and selling, general and administrative expenses. Additionally, management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their performance incentive plan compensation targets. Further, these non-GAAP financial measures facilitate management’s internal comparisons to both our historical operating results and to our competitors’ operating results by factoring out potential differences caused by charges not related to our regular, ongoing business, including without limitation, non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, legal settlements, and tax positions.

These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP measures and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of our non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP. These measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures. Accordingly, we qualify our use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Fiscal year ended
	December 30, 2018	December 31, 2017
Net loss from continuing operations	$(169,304)	$(64,937)
Interest expense, net	80,247	74,644
Benefit for income taxes	(536)	(34,968)
Depreciation	59,497	56,832
Amortization	26,730	28,396
Non-GAAP EBITDA	(3,366)	59,967
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	26,120	19,393
Other expense (income), net	81,797	5,570
Inventory step-up amortization	352	—
Transaction and transition costs	12,013	12,400
Incentive and indirect tax projects	—	8,965
Non-GAAP adjusted EBITDA	$116,916	$88,365
Net sales from continuing operations	$836,190	$744,989
Non-GAAP adjusted EBITDA margin	14.0%	11.9%

ADJUSTED GROSS MARGINS

	Fiscal year ended
	December 30, 2018	December 31, 2017
Gross profit from continuing operations, as reported	$656,037	$584,042
Gross margins from continuing operations, as reported	78.5%	78.4%
Reconciling items impacting gross profit
Inventory step-up amortization	352	—
Transaction and transition costs	4,421	3,095
Non-GAAP gross profit from continuing operations, as adjusted	$660,810	$587,137
Net sales from continuing operations	836,190	744,989
Non-GAAP adjusted gross margins from continuing operations	79.0%	78.8%

WRIGHT MEDICAL GROUP N.V.
AMENDED AND RESTATED 2017 EQUITY AND INCENTIVE PLAN
(Effective June 28, 2019)
1.	Purpose of Plan.
The purpose of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan (this “Plan”) is to advance the interests of Wright Medical Group N.V. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in shareholder value and aligning the interests of such individuals with the interests of shareholders through opportunities for equity participation in the Company. The original version of this Plan initially became effective upon its approval by the Company’s shareholders on June 23, 2017 (the “Initial Effective Date”) and at that time replaced the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan (the “Prior Plan”), although awards outstanding under the Prior Plan as of the Initial Effective Date remained outstanding in accordance with their terms. After the Initial Effective Date, no more grants of awards were made under the Prior Plan.  This Plan has been approved by the Board and shall become effective upon approval by the shareholders of the Company on June 28, 2019 (the “Effective Date”) and shall affect only Awards granted on or after the Effective Date; provided, however, the limits in Section 4 of this Plan shall apply to all Awards granted on or after the Initial Effective Date.
2.	Definitions.
The following terms will have the meanings set forth below, unless the context clearly otherwise requires.  Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.
2.1          “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Affiliate, including:  (a) disclosing confidential information of the Company or any Affiliate to any person not authorized by the Company or Affiliate to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Affiliate or (c) interfering with the relationships of the Company or any Affiliate and their respective employees, independent contractors, customers, prospective customers and vendors.
2.2            “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” will have the meaning given such term under Rule 405 of the Securities Act, and any other Person determined by the Committee to be an “Affiliate” for purposes of this Plan.
2.3              “Annual Award Limit” or “Annual Awards Limits” have the meaning set forth in Section 4.4.
2.4              “Annual Performance Cash Awards” has the meaning set forth in Section 10.1 of this Plan.
2.5      “Applicable Accounting Standard” means generally accepted accounting principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.6             “Applicable Law” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.
2.7       “Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.
2.8            “Award Agreement” means either: (a) a written or electronic (as provided in Section 24.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 24.8) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.
2.9           “Board” means the management Board of Directors of the Company, provided, however, that if the management Board of Directors does not exist, “Board” means the Board of Directors of the Company.
2.10       “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of Shares to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver Shares to be issued upon such exercise directly to such broker or dealer or its nominee.
2.11           “Cash-Based Award” means an Award made pursuant to this Plan that is denominated in cash.
2.12          “Cause” means, unless otherwise provided in an Award Agreement,
(a)               “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries or Affiliates (an “Individual Agreement”), or
(b)               if there is no such Individual Agreement or if it does not define Cause:
(i)         the Participant has engaged in conduct that in the judgment of the Committee constitutes gross negligence, misconduct, or gross neglect in the performance of the Participant’s duties and responsibilities or conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the Participant at the expense of the Company or any Subsidiary or Affiliate;
(ii)            the Participant has engaged or is about to engage in conduct materially injurious to the Company or any Subsidiary or Affiliate;
(iii)         the Participant has engaged in or is about to engage in conduct that is materially inconsistent with the Company’s legal and healthcare compliance policies, programs or obligations, including but not limited to the Company’s Code of Business Conduct and the Company’s Code of Conduct on Insider Trading and Confidentiality;

(iv)         the Participant’s bar from participation in programs administered by the United States Department of Health and Human Services or the United States Food and Drug Administration or any succeeding agencies;
(v)        the Participant’s conviction of or entering of a guilty or no contest plea to a felony charge (or equivalent thereof) in any jurisdiction; or
(vi)      the Participant has engaged in a material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary or Affiliate or a breach of any policy of the Company for which termination of employment or service is a permissible consequence of such breach.
Before a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to subclauses (i) through (vi) above, and its determination will be final. Notwithstanding the foregoing, if, within one (1) year subsequent to the Participant’s voluntary termination for any reason or involuntary termination by the Company or any Affiliate without Cause, it is discovered by the Company that the Participant’s employment could have been terminated for Cause, such Participant’s employment will be deemed to have been terminated for Cause for all purposes under this Plan if the Committee so determines in good faith during such one-year period.
2.13           “Change in Control” means, unless otherwise provided in an Award Agreement or any Individual Agreement:
(a)            the acquisition (other than from the Company) after the Effective Date by any person, entity, or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either the then-outstanding ordinary shares or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors;
(b)            individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) will be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;
(c)            consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the reorganized, merged, consolidated, or other surviving corporation (or its direct or indirect parent corporation);
(d)               the consummation of a liquidation or dissolution of the Company; or

(e)            the consummation of the sale of all or substantially all of the assets of the Company (40% or more of the total gross fair market value of all of the assets of the Company) with respect to which persons who were the shareholders of the Company immediately prior to such sale do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the acquiring corporation (or its direct or indirect parent corporation).
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides tor a change in the time or form of payment upon a Change in Control, then, solely for purposes of applying such change in time or form of payment provision, a Change in Control shall be deemed to have occurred upon an event described in this Section 2.13 only if the event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
2.14         “Change in Control Protection” means provisions intended to protect a pre-Change in Control Award Participant from forfeiting the vesting or lapse of pre-Change in Control Awards as a result of: (a) a termination without Cause or for Good Reason, in each case within a specified period of time after the Change in Control; or (b) suffering a Termination of Continued Employment.
2.15        “Code” means the United States Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.
2.16          “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” within the meaning of the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Shares may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board.  If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein. In all instances where discretion is accorded to the Committee under this Plan, the Committee will exercise such discretion reasonably and in good faith.
2.17      “Company” means Wright Medical Group N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, and any successor thereto as provided in Section 24.6 of this Plan; provided, however, that for purposes of Section 17 of this Plan and the definitions of “Cause,” “Good Reason,” “Change in Control Protection” and “Termination of Continued Employment” as used in Section 17 of this Plan, the term “Company” also includes any Subsidiary or Affiliate of the Company.
2.18         “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
2.19           [Intentionally deleted]

2.20          “Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.
2.21           “Director” means a member of the Board.
2.22           “Disability” means, unless otherwise provided in an Award Agreement, with respect to a Participant who is a party to an Individual Agreement, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or in all other cases, means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
2.23           “Dividend Equivalents” has the meaning set forth in Section 3.2(l) of this Plan.
2.24          “Effective Date” means June 28, 2019 or such later date as this Plan is initially approved by the Company’s general meeting of shareholders.
2.25           “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.
2.26       “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof.  An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period.  An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.27          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.  Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.28          “Fair Market Value” means, with respect to the Shares, as of any date: (a) the closing sale price of the Shares as of such date at the end of the regular trading session, as reported by the NASDAQ Stock Market, The New York Stock Exchange, NYSE American or any national securities exchange on which the Shares are then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Shares are not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Shares are not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code or any other Applicable Law.  If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest.  No member of the Committee will be liable for any determination regarding the fair market value of the Shares that is made in good faith.
2.29           “Full Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
2.30           “Good Reason” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following without the prior written consent of the Participant, unless such act or failure to act is corrected by the Company within thirty (30) days of the occurrence:
(a)            a material reduction in the Participant’s then current responsibilities or  assignment to the Participant of  duties materially inconsistent with such Participant’s then current range of duties and responsibilities; For the avoidance of doubt, the following circumstances would be considered a material reduction of a Participant’s responsibilities: (i) the reporting structure of a Participant who reports to the Chief Executive Officer of the entire organization is modified or the Participant is informed that it will be modified such that the Participant would no longer report to such Chief Executive Officer or (ii) a Participant who is the Chief Executive Officer or organization-wide leader of a material function in a public company would no longer be, or is informed that he or she will no longer be, the Chief Executive Officer or organization-wide leader of such function, or would no longer lead that function in a public company environment;
(b)      a material reduction (i.e., more than ten percent (10%)) in the Participant’s aggregate annualized compensation target (including bonus opportunity as a percentage of base salary) and benefits opportunities, except for an across the board reduction or modification to any benefit plan affecting all similarly situated Participants;
(c)           failure to pay to the Participant any portion of the Participant’s current compensation and benefits, under any plan, program or policy of, or other contract or agreement within thirty (30) days of the date such compensation and/or benefits are due;
(d)        cancellation or material reduction in scope of any indemnification and/or director and officer liability insurance;
(e)            the relocation or the Participant is informed of the anticipated relocation of the Participant’s then current principal place of employment  (“Principal Location”) to a location which is more than forty (40) miles from the Principal Location; or
(f)           material breach other than by the Participant of any material provision of the Participant’s employment, severance or similar agreement.
Notwithstanding any of the foregoing, placing the Participant on a paid leave for up to ninety (90) days pending a determination of whether there is a basis to terminate the Participant for Cause will not constitute Good Reason. The Participant’s continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.  In all events, if the Participant fails to deliver a notice of termination with respect to a termination of the Participant’s employment for Good Reason within ninety (90) days after the Participant becomes aware of the event giving rise to such right to terminate or the Company cures such act within thirty (30) days of receipt of the notice, the Participant will be deemed to waive the Participant’s right to terminate for Good Reason with respect to such event.

2.31         “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.
2.32         “Incentive Stock Option” means a right to purchase Shares granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.
2.33          “Individual Agreement” has the meaning set forth in Section 2.12 of this Plan.
2.34          “Individual Performance Goals” has the meaning set forth in Section 10.4 of this Plan.
2.35           “Individual Performance Participants” has the meaning set forth in Section 10.4 of this Plan.
2.36           “Initial Effective Date” has the meaning set forth in Section 1 of this Plan.
2.37          “Maximum Payout” has the meaning set forth in Section 10.3 of this Plan.
2.38           “Non-Employee Director” means a Director who is not an Employee.
2.39         “Non-Employee Director Award” means any Non-Statutory Stock Option, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan.
2.40        “Non-Statutory Stock Option” means a right to purchase Shares granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.
2.41           “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
2.42        “Other Cash-Based Award” means an Award, denominated in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.
2.43          “Other Stock-Based Award” means an Award, denominated in Shares, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.
2.44          “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.
2.45          “Participation Factor” has the meaning set forth in Section 10.2 of this Plan.
2.46         “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of Shares, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.47         “Performance-Based Compensation” means compensation under an Award, the amount of which, or entitlement to which, is contingent on the satisfaction of pre-established Performance Goals relating to a Performance Period.
2.48          “Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures during the specified Performance Period, as set forth in the related Award Agreement.
2.49           “Performance Measure Element” has the meaning set forth in Section 13.1 of this Plan.
2.50        “Performance Measures” mean: (a) any one or more of the measures described in Section 13.1 of this Plan on which the Performance Goals are based and which measures are approved by the Company’s shareholders; and (b) any other performance measures as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement for purposes of determining the applicable Performance Goal.
2.51        “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.
2.52        “Period of Restriction” means the period when a Restricted Stock Award or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 of this Plan.
2.53     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
2.54        “Plan” means this Wright Medical Group N.V. 2017 Equity and Incentive Plan, as may be amended from time to time.
2.55          “Plan Year” means the Company’s fiscal year.
2.56          “Previously Acquired Shares” means Shares that are already owned by the Participant.
2.57          “Prior Plan” means the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan.
2.58          “Redemption Amount” has the meaning set forth in Section 6.5(b).
2.59          “Reduced Shares” has the meaning set forth in Section 6.5(b).
2.60         “Restricted Stock Award” means an award of Shares granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8; provided, however, that Restricted Stock Awards will not be issued under this Plan if not permitted pursuant to Applicable Law.

2.61       “Restricted Stock Unit” means an award denominated in Shares granted to an Eligible Recipient pursuant to Section 8 of this Plan.
2.62          “Scale Back” has the meaning set forth in Section 9.5.
2.63        “Securities Act” means the United States Securities Act of 1933, as amended.  Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.
2.64          “Separation from Service” has the meaning set forth in Section 17.3(b) of this Plan.
2.65          “Shares” means the ordinary shares of the Company, par value €0.03 per share, or the number and kind of shares of stock or other securities into which such Shares may be changed in accordance with Section 4.5 of this Plan.
2.66       “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of Shares, cash or a combination of both, equal to the difference between the Fair Market Value of one or more Shares and the grant price of such Shares under the terms of such Stock Appreciation Right.
2.67       “Stock-Based Award” means any Award denominated in Shares made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Other Stock-Based Awards.
2.68       “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.69           “Successor” has the meaning set forth in Section 17.1 of this Plan.
2.70         “Target Payout” has the meaning set forth in Section 10.2 of this Plan.
2.71        “Tax Date” means the date any withholding or employment related tax obligation arises under the Code or other Applicable Law for a Participant with respect to an Award.
2.72          “Tax Laws” has the meaning set forth in Section 24.9 of this Plan.
2.73          “Tax-Related Items” has the meaning set forth in Section 16.1 of this Plan.
2.74         “Termination of Continued Employment” means termination of an individual’s employment with the Company or if the individual is a Director, his or her service as a Director, without Cause in connection with a Change in Control and includes, by way of example and without limitation, the following circumstances: (i) such individual is notified within the sixty (60) day period preceding the Change in Control that the individual’s employment is or will be terminated without Cause prior to or after the Change in Control, (ii) such individual is notified within the sixty (60) day period preceding the Change in Control that the individual’s continued employment with the Company after the Change in Control is conditioned upon acceptance of a position with the Successor or an Affiliate of the Successor under terms which would entitle the individual to resign for Good Reason and the individual in fact resigns for Good Reason on this basis, and (iii) such individual is a Director of the Company and will not become a Director of the Successor Parent immediately after the Change in Control.

3.	Plan Administration.
3.1            The Committee.  This Plan will be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. Notwithstanding anything in this Plan to the contrary, to the extent required by the laws of The Netherlands, Awards granted pursuant to this Plan (to the extent they constitute Stock-Based Awards or other rights to acquire Shares) shall be deemed to have been granted subject to the approval of such Award (including its terms and conditions as established by the Committee) by the Board (if and to the extent the Company’s general meeting of shareholders has delegated such authority to the Board) or by the Company’s general meeting of shareholders itself (if and to the extent the Company’s general meeting of shareholders has not delegated such authority to the Board), and no Awards will be effective until such approval, as applicable, is received.  The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum.  The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise.  The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.
3.2             Authority of the Committee.  In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:
(a)               To designate the Eligible Recipients to be selected as Participants;
(b)          To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of Shares to be subject to each Award, any exercise price or grant price, the manner in which Awards will vest, become exercisable or settled and paid out, whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;
(c)               To determine the time or times when Awards will be granted;
(d)               To determine the duration of each Award;
(e)              To determine the terms, restrictions and other conditions to which the grant of an Award or the payment or vesting of Awards may be subject, including a requirement to execute an agreement which makes the Eligible Recipient subject to non-competition provisions and other restrictive covenants which run in favor of the Company and its Affiliates;
(f)             To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective;
(g)               To determine Fair Market Value in accordance with Section 2.28 of this Plan;

(h)               To amend this Plan or any Award Agreement, as provided in this Plan;
(i)              To adopt subplans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which except as otherwise provided in this Plan, such subplans or special provisions may take precedence over other provisions of this Plan;
(j)            To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;
(k)             To determine at the time an Award is granted whether such Award will be settled in Shares, cash or in any combination thereof; and
(l)         To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant, subject to Section 14 of this Plan and any other provision of this Plan and which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, Shares, or in any combination of both.
3.3            Delegation.  To the extent permitted by Applicable Law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.  At all times, the delegatee appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.
3.4             No Re-pricing.  Notwithstanding any other provision of this Plan other than Section 4.5 of this Plan, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price or grant price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price or grant price; or (iii) other Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan.  For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares are less than the exercise price of the Option or grant price of the Stock Appreciation Right.
3.5             Participants Based Outside of the United States.  In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee will have no authority, however, to take action pursuant to this Section 3.5:  (a) to reserve Shares or grant Awards in excess of the limitations provided in Section 4.1 of this Plan; (b) to effect any re-pricing in violation of Section 3.4 of this Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price or grant price less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date in violation of Section 6.3 or Section 7.3 of this Plan; or (d) for which shareholder approval would then be required pursuant to Section 21.2 of this Plan.

4.	Shares Available for Issuance.
4.1           Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of Shares that will be available for issuance under this Plan will be the sum of:
(a)              11,200,000 Shares (which constitutes 5,000,000 Shares plus an additional 6,200,000 Shares); plus
(b)             the number of Shares remaining available for issuance under the Prior Plan but not subject to outstanding awards as of the Initial Effective Date (which constitutes 1,329,648 Shares); plus
(c)            the number of additional Shares subject to awards outstanding under the Prior Plan as of the Initial Effective Date but only to the extent that such outstanding awards are forfeited, cancelled, expire or otherwise terminate without the issuance of such Shares after the Initial Effective Date.
4.2            Limits on Incentive Stock Options, Full Value Awards and Non-Employee Director Awards.  Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan,
(a)            the maximum aggregate number of Shares that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 11,200,000 Shares;
(b)              the maximum aggregate number of Shares that will be available for issuance pursuant to Full Value Awards granted after the Effective Date under this Plan will be 3,380,000 (which constitutes the sum of (i) 2,480,000 of the additional 6,200,000 Shares available for issuance under Section 4.1(a)); and (ii) 900,000 of the Shares remaining available for issuance under the Plan as of the Effective Date);
(c)               the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $450,000 (increased to $600,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a Non-Employee Director's initial service as a Non-Employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).

4.3           Accounting for Awards.  Shares that are issued under this Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of Shares remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of Shares subject to a stock-settled Stock Appreciation Right or other Stock-Based Award will be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Right or other Stock-Based Award.  Furthermore, any Shares withheld to satisfy tax withholding obligations on Awards issued under this Plan, any Shares withheld to pay the exercise price or grant price of Awards under this Plan and any Shares not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5, the “net exercise” of any other Award pursuant to Section 24.4 or settlement of a Stock Appreciation Right in Shares pursuant to Section 7.6 will be counted against the Shares authorized for issuance under this Plan and will not be available again for grant under this Plan.  Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of Shares available for future grant of Awards.  Any Shares related to Awards granted under this Plan or under the Prior Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, will be available again for grant under this Plan and correspondingly increase the total number of Shares available for issuance under this Plan under Section 4.1. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a Subsidiary pursuant to Section 22 of this Plan or otherwise will not be counted against Shares available for issuance pursuant to this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or Shares which have been reacquired by the Company.
4.4          Annual Awards Limits.  The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, will apply to grants of Awards:
(a)             The maximum aggregate number of Shares subject to Options and Stock Appreciation Rights granted to any one Participant in any one Plan Year will be 2,000,000 Shares.
(b)             The maximum aggregate number of Shares subject to Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units granted to any one Participant in any one Plan Year will be 2,000,000 Shares.
(c)              The maximum aggregate dollar amount or number of Shares granted with respect to Performance Awards to any one Participant in any one Plan Year may not exceed $5,000,000 or 2,000,000 Shares, determined as of the date of payout.
(d)            The maximum aggregate dollar amount granted with respect to Annual Performance Cash Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.
(e)         The maximum aggregate dollar amount granted with respect to Other Cash-Based Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.
(f)             The maximum aggregate number of Shares granted with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 2,000,000 Shares, determined as of the date of payout.

In applying the foregoing Annual Award Limits, (i) all Awards of the specified type granted to the same person in the same Plan Year will be aggregated and made subject to one limit; (ii) the Share limits applicable to Options and Stock Appreciation Rights refer to the number of Shares underlying such Awards; (iii) the Share limit under clause (b), (c) or (f) refers to the maximum number of Shares that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (b), (c) or (f) assuming a maximum payout; (iv) Awards other than Cash-Based Awards that are settled in cash will count against the applicable share limit under clause (a), (b), (c) or (f) and not against the dollar limit under clause (d) or (e); and (v) the dollar limit under clause (d) or (e) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (d) or (e) assuming a maximum payout.  The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code, including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.
4.5              Adjustments to Shares and Awards.
(a)            In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or Shares the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment or substitutions (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2 of this Plan and the Annual Award Limits set forth in Section 4.4 of this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards; provided, however, that this Section 4.5 will not limit the authority of the Committee to take action pursuant to Section 17 of this Plan in the event of a Change in Control.  The determination of the Committee as to the foregoing adjustments and/or substitutions, if any, will be final, conclusive and binding on Participants under this Plan.
(b)            Notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the limits in Section 4.2 of this Plan and the Annual Award Limits in Section 4.4 of this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.
4.6            Minimum Vesting Requirements on Awards. Notwithstanding any other provision of the Plan to the contrary: (a) any Full Value Awards granted to Employees under this Plan which vest on the basis of the Participant’s continued employment with the Company will not provide for vesting which is any more rapid than ratably over a three (3) year period after the Grant Date and will not vest earlier than the one-year anniversary of the date the Award is granted; (b) any Awards granted under the Plan will vest no earlier than the one-year anniversary of the date the Award is granted; and (c) any Awards under this Plan which vest upon the attainment of Performance Goals will provide for a Performance Period of at least one (1) year; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 4.1 of the Plan may be granted to any one or more eligible Directors, Consultants or Employees without respect to such minimum vesting conditions. Nothing in this Section 4.6 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of employment or service or the consummation of a Change in Control. This Section 4.6 will be inapplicable to substitute Awards granted pursuant to Section 22 of this Plan.
5.	Participation.
Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion.  Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

6.	Options.
6.1            Grant.  An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  Incentive Stock Options may be granted solely to eligible Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying Shares constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.
6.2            Award Agreement.  Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.  The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.
6.3            Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
6.4            Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).  Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.5              Payment of Exercise Price.
(a)             The total purchase price of the Shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(b)             In the case of a “net exercise” of an Option, a Participant will receive the number of Shares underlying the Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise (the “Reduced Shares”).  In the event of a “net exercise” of an Option, the Option to purchase the Reduced Shares will be settled in exchange for the right to receive an amount (the “Redemption Amount”) equal to the Fair Market Value of the Reduced Shares on the date of exercise.  The Redemption Amount payable to the Participant will automatically be offset by the Company against the amount the Participant is required to pay to exercise the Option.  Thereafter, the Participant will receive the number of Shares as reduced by the Reduced Shares.  Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares cancelled to pay the exercise price of an Option under the “net exercise,” (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding pursuant to Section 16 of this Plan.
(c)            For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.
6.6             Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the Shares to be purchased in accordance with Section 6.5 of this Plan.
7.	Stock Appreciation Rights.
7.1          Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying Shares constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.
7.2             Award Agreement.  Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
7.3             Grant Price.  The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date.

7.4        Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 19 of this Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.
7.5          Manner of Exercise.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of this Plan, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.
7.6             Settlement.  Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a)               The excess of the Fair Market Value of a Share on the date of exercise over the per Share grant price; by
(b)               The number of Shares with respect to which the Stock Appreciation Right is exercised.
7.7            Form of Payment.  Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of this Plan will be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination thereof, as the Committee determines.
8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.
8.1         Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion.  Restricted Stock Units will be similar to Restricted Stock Awards except that no Shares are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in Shares but paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, will determine at the time of grant and as provided in the Award Agreement.
8.2        Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of restricted Shares, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.
8.3             Conditions and Restrictions.  Subject to the terms and conditions of this Plan, including Section 4.6 of this Plan, the Committee will impose such conditions or restrictions on a Restricted Stock Award, Restricted Stock Units or Deferred Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share underlying a Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under Applicable Laws or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock Award, Restricted Stock Units or Deferred Stock Units.

8.4             Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will be granted the right to exercise full voting rights with respect to the Shares underlying such Restricted Stock Award during the Period of Restriction. A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units granted hereunder.
8.5              Dividend Rights.
(a)            Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other shareholders. Notwithstanding the foregoing, any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional Shares subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.
(b)           Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Unit awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with any amount equal to all cash dividends paid on one Share while the Restricted Stock Unit or Deferred Stock Unit is outstanding.  Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units receive any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.
8.6            Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a notation on the book-entry notations representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the Shares in a book-entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7            Lapse of Restrictions; Settlement. Except as otherwise provided in this Plan, Shares underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).  Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying Shares, (b) in Shares or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.
9.	Performance Awards.
9.1            Grant.  An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.
9.2           Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the amount of cash, Shares, or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
9.3        Vesting.  Subject to the terms of this Plan, the Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.
9.4              Earning of Performance Award Payment.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
9.5           Committee Discretion to Scale Back Awards.  At any time during a Performance Period of more than one fiscal year, the Committee may, in its discretion, cancel a portion of a Performance Award prior to the conclusion of the Performance Period (a “Scale Back”), provided that:
(a)              the Performance Award has not yet vested;
(b)        based on financial information contained in the financial statements or similar internal reports of the Company or any Subsidiary, as the case may be, the Committee determines that the Performance Goals for the Performance Period cannot be achieved at least at the minimum levels established at the time of grant;
(c)             once a Performance Award is Scaled Back, it may not again be increased to add or recover a Performance Award that was canceled; and
(d)            Performance Awards canceled in a Scale Back will again be available to the Committee for grant of new Performance Awards for any future Performance Period.  This provision will not be used in any manner that could have the effect of repricing a previous Performance Award.

9.6            Form and Timing of Performance Award Payout.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout or payment on the Performance Awards vested or earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payout or payment of vested or earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement.  Subject to the terms of this Plan, the Committee, in its sole discretion, may payout or pay vested or earned Performance Awards in the form of cash or in Shares (or in a combination thereof) as determined at the time of grant and set forth in the Award Agreement equal to the value of the vested or earned Performance Awards at the close of the applicable Performance Period. Payout or payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends or the end of the calendar year in which the Performance Period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement.  The determination of the Committee with respect to the form of payout or payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the Performance Award.  Any Shares issued in payout of vested Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee at the time of grant and set forth in the Award Agreement, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.
9.7         Dividend Rights.  Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on Shares that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.
10.	Annual Performance Cash Awards.
10.1        Grant.  Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Eligible Recipients Awards denominated in cash in such amounts and upon such terms as the Committee may determine at the time of grant and set forth in the Award Agreement, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).
10.2        Target Payout.  The target amount that may be paid with respect to an Annual Performance Cash Award (the “Target Payout”) may be determined by the Committee pursuant to Section 13.2 of this Plan at the time of grant and set forth in the Award Agreement and may be based on a percentage of a Participant’s actual annual base compensation at the time of grant (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the second to last sentence of this Section 10.2.  The Chief Executive Officer may approve modifications to the Participation Factor for any Participant, if such modification is based on level of responsibility.  The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at less or greater than the Target Payout.
10.3          Maximum Payout. The Committee also may establish at the time of grant and as set forth in the Award Agreement a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Cash Award in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established.  The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.

10.4        Individual Performance Goals.  At the time an Annual Performance Cash Award is granted and as set forth in the Award Agreement, the Committee may provide for an increase in the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 10.2 and 10.3 of this Plan) for selected Participants (“Individual Performance Participants”) to reflect the achievement of individual performance goals (“Individual Performance Goals”) established at that time by the Committee.  The Committee will have the discretion to reduce by an amount up to 100% the amount that would otherwise be paid under the payout formula to an Individual Performance Participant based on the Committee’s reasonable and good faith evaluation of the individual’s achievement of the Individual Performance Goals.
10.5       Payment.  Payment of any earned Annual Performance Cash Awards will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and Individual Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends or the end of the calendar year in which the Performance Period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.
11.	Non-Employee Director Awards.
11.1       Automatic and Non-Discretionary Awards to Non-Employee Directors.  Subject to such terms and conditions, consistent with the other provisions of this Plan, the Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement. Such Non-Employee Director Awards will not be subject to management’s discretion.
11.2      Deferral of Award Payment; Election to Receive Award in Lieu of Retainers.  The Committee may permit Non-Employee Directors the opportunity to defer the payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time. In addition, the Committee may permit Non-Employee Directors to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainers, meeting fees, or other fees in Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Stock-Based Awards as contemplated by this Plan in lieu of cash.
12.	Other Cash-Based Awards and Other Stock-Based Awards.
12.1          Other Cash-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan in such amounts and upon such terms as the Committee may determine.
12.2          Other Stock-Based Awards.  Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan in such amounts and subject to such terms and conditions as the Committee will determine.  Such Awards may involve the transfer of actual Shares to Participants as a bonus or in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, or payment in cash or otherwise of amounts based on the value of Shares, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.3          Value of Other Cash-Based Awards and Other Stock-Based Awards.  Each Other Cash-Based Award will specify a payment amount or payment range as determined by the Committee.  Each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, as determined by the Committee.  The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award.  If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.
12.4         Payment of Other Cash-Based Awards and Other Stock-Based Awards.  Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash for any Other Cash-Based Award and in cash or Shares for any Other Stock-Based Award, as the Committee determines at the time of grant and as set forth in the Award Agreement, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.
13.	Performance-Based Compensation.
13.1     Performance Measures.  The Performance Goals may include one or more specified objective Performance Measures that are based on any of the following Performance Measure elements as determined by the Committee (each, a “Performance Measure Element”): sales and revenue measures: gross revenue, sales allowances, net revenue, invoiced revenue, collected revenue, revenues from new products, revenue growth, unit sales, bad debts, orders, backlog; expense measures: direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, total expenses; profitability and productivity measures: gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net income before taxes, net or operating income excluding non-recurring charges, net cash flow, net cash flow from operations; asset utilization and effectiveness measures: cash, excess cash, accounts receivable, inventory (WIP or finished goods), inventory days on hand, days sales outstanding, current assets, working capital, total capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, manufacturing overhead variance; debt and equity measures: accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, total equity; shareholder and return measures: earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, price/earnings ratio, market capitalization, book value, debt coverage ratios, return on assets, return on equity, return on invested capital, economic profit (for example, economic value added); customer and market measures: customer satisfaction, customer retention, customer service/care, brand awareness and perception, market share, warranty rates, product quality, inventory, strategic business objectives; organizational and employee measures: headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, employee diversity. Any Performance Measure Element can be a Performance Measure.  In addition, any of the Performance Measure Element(s) can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations) based on the Performance Measure Elements to create a Performance Measure. Any Performance Measure(s) may be used to measure the performance of the Company or Subsidiary as a whole or any division or business unit of the Company, product or product group, region or territory, or Subsidiary, or any combination thereof, as the Committee may deem appropriate.  Any Performance Measure(s) can be compared to the performance of a peer group or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure(s) above as compared to various stock market indices.  The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to any Performance Measure(s) specified in this Section 13.1.

13.2         Establishment of Performance Goals.  Unless otherwise determined by the Committee, any Award that is intended to qualify as Performance-Based Compensation will be granted, and Performance Goals for such an Award will be established, by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period to which the Performance Goals relate; provided, however, that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after twenty-five percent (25%) of the Performance Period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.
13.3          Certification of Payment.  Before any payment is made in connection with any Award that is intended to qualify as Performance-Based Compensation, the Committee must certify in writing, as reflected in the minutes, that the Performance Goals established with respect to such Award have been achieved.
13.4        Evaluation of Performance.  The Committee may provide in any such Award Agreement including Performance Goals, or in applicable resolutions, that any evaluation of performance may include or exclude any event that occurs during a Performance Period as determined appropriate by the Committee, including:  (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
13.5         Adjustment of Performance Goals, Performance Periods or other Vesting Criteria.  Subject to Section 13.6 of this Plan, the Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 13.4 or 4.5(a) of this Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

13.6         Adjustment of Performance-Based Compensation.  The Committee retains the discretion to adjust Awards that are intended to qualify as Performance-Based Compensation either upward or downward.
13.7         Committee Discretion.  In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.  In addition, the Committee may grant Performance Awards based on Performance Measures other than those set forth in Section 13.1 of this Plan.
14.	Dividend Equivalents.
Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Award (including any Award that has been deferred), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested.  Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on Shares that are subject to an Option or Stock Appreciation Right and further, no dividend or Dividend Equivalents will be paid out with respect to any unvested Awards.
15.	Effect of Termination of Employment or Other Service.
15.1       Termination Due to Cause.  Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause all outstanding Awards held by the Participant as of the effective date of such termination will be immediately terminated and forfeited.
15.2      Termination Due to Death or Disability.  Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or the terms of an Individual Agreement or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 15.4, 15.5 and 17 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability of a Participant:
(a)            All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of the date of such termination, remain exercisable for a period of one (1) year after the date of such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of the date of such termination will be terminated and forfeited;

(b)            All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;
(c)              All outstanding unvested Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.
15.3         Termination for Reasons Other than Death or Disability.  Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 15.4, 15.5 and 17 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than for Cause or death or Disability of a Participant:
(a)            All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited; provided, however, that notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option;
(b)            All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;
(c)             All outstanding unvested Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by the Company without Cause prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.

15.4     Modification of Rights upon Termination.  Notwithstanding the other provisions of this Section 15, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; (b) the Committee may not take any action not permitted pursuant to Section 13.6 of this Plan; and (c) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.5, 15.5 or 21 of this Plan).
15.5           Additional Forfeiture Events.
(a)         Effect of Actions Constituting Cause or Adverse Action.  Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 15.5, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any Shares subject to any Award).  The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of Shares upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action.  The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 15.5(a) will not apply to any Participant following a Change in Control.
(b)             Forfeiture or Clawback of Awards Under Applicable Law and Company Policy.  All Awards under this Plan will be subject to any required automatic clawback, forfeiture or other penalties pursuant to any Applicable Law, including without limitation under Section 304 of the Sarbanes-Oxley Act of 2002. In addition, all Awards under this Plan will be subject to clawback, forfeiture or other penalties pursuant to any policy of the Company, as in effect from time to time, and such clawback, forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

16.	Payment of Withholding Taxes.
16.1          General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of Shares received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding or employment related tax to the Company before taking any action, including issuing any Shares, with respect to an Award.  When withholding Shares for taxes is effected under this Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. Notwithstanding any of the foregoing and regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by a Participant will be such Participant’s responsibility.
16.2      Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 16.1 of this Plan by withholding Shares underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Shares withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.
17.	Change in Control.
17.1           Continuation, Assumption or Substitution of Outstanding Awards. In the event of a Change in Control in which the surviving or successor organization (or parent thereof) (the “Successor”) proposes to continue, assume or substitute equivalent awards (with such adjustments as may be required or permitted by Section 4.5 of this Plan), any substitute equivalent award must (a) have a value at least equal to the value of the Award being substituted; (b) relate to a publicly-traded equity security of the Successor involved in the Change in Control or another publicly traded entity that is affiliated with the Successor following the Change in Control; (c) be the same type of award as the Award being substituted; (d) be vested to the extent the Award being substituted was vested at the time of the Change in Control and (e) have other terms and conditions (including by way of example, vesting, exercisability and Change in Control Protection that are the same or more favorable to the Participant than the terms and conditions of the Award being substituted, in each case, as reasonably determined by the Committee (as constituted prior to the Change in Control) in good faith. If a Participant’s Award is continued, assumed or substituted by the Successor pursuant to this Section 17.1, then, provided such Participant has not suffered a Termination of Continued Employment in connection with the Change in Control, and subject to the remaining provisions of this Section 17, such Award will not vest or lapse solely as a result of the Change in Control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed or substituted and will continue to vest or lapse pursuant to such terms.

17.2      Termination of Continued Employment; No Continuation, Assumption or Substitution of Outstanding Awards; Dissolution or Liquidation. If an Award Participant suffers a Termination of Continued Employment in connection with a Change in Control, or if for any reason outstanding Awards are not continued, assumed or substituted with equivalent awards pursuant to Section 17.1 of this Plan (including where the proposed terms offered by the Successor are determined by the Committee not to meet the requirements of Section 17.1), or in the case of a dissolution or liquidation of the Company, such outstanding Awards will be subject to the following rules, in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control:
(a)           Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become fully vested and exercisable. The  Committee will give Participants a reasonable opportunity (at least 20 days if practicable) to exercise any or all Options and Stock Appreciation Rights before the transaction resulting in the Change in Control (including cashless exercise by such Participants) (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void and such Options and Stock Appreciation Rights will be restored to their status as if there had been no Change in Control). If a Participant does not exercise all Options and Stock Appreciation Rights prior to the Change in Control, the Committee will pay such Participant in exchange for the cancellation of each such unexercised Option and Stock Appreciation Right the difference between the exercise price for such Option or the grant price for such Stock Appreciation Right and the per Share consideration provided to other similarly situated shareholders in such Change in Control; provided, however, that if the exercise price of such Option or the grant price of such Stock Appreciation Right exceeds the aforementioned consideration provided, then such unexercised Option or Stock Appreciation Right will be canceled and terminated without any payment.
(b)             Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. All restrictions imposed on Restricted Stock, Restricted Stock Units or Deferred Stock Units that are not performance-based will lapse and be of no further force and effect. Restricted Stock Units or Deferred Stock Units will be settled and paid in cash or Shares and at such time, each as provided in the Award Agreement; provided, however that if any such payment is to be made in Shares, the Committee may in its discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control; and provided, further, that if the Change in Control does not take place, the restrictions imposed on such Restricted Stock, Restricted Stock Units or Deferred Stock Units will be restored to their status as if there had been no Change in Control.
(c)           Vesting, Payment and Achievement Performance-Based Awards. All Awards that are performance-based and for which the Performance Period has been completed as of the date of the Change Control but have not yet been paid will vest and be paid in cash or Shares and at such time, each as provided in the Award Agreement, based on actual attainment of each Performance Goal. All performance-based Awards for which the Performance Period has not been completed as of the date of the Change in Control will with respect to each Performance Goal, vest and be paid out for the entire Performance Period (and not pro rata) based on actual performance achieved through the date of the Change in Control with the manner of payment to be made in cash or Shares as provided in the Award Agreement as soon as reasonably practicable after the Change in Control, but no later than within thirty (30) days following the date of the Change in Control; provided, however that if any such payment is to be made in Shares, the Committee may in its reasonable discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control; and provided, further, that if the Change in Control does not take place, the performance-based vesting imposed on such performance-based Awards will be restored to their status as if there had been no Change in Control.

17.3       Treatment of Awards Upon Termination Subsequent to Continuation, Assumption or Substitution of Awards. If within two (2) years following a Change in Control, (i) a Participant’s employment with the Company is terminated by the Successor (or an Affiliate thereof) without Cause, or if the Participant is a Director, his or her service as a Director is terminated by the Successor (or an Affiliate thereof) without Cause or (ii) the Participant resigns as an Employee for Good Reason, then the following rules will apply to all of the continued, assumed or substituted Awards held by such Participant:
(a)              Vesting of Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become immediately vested and exercisable in full and will remain exercisable for the remainder of their respective terms.
(b)             Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. All restrictions imposed on Restricted Stock, Restricted Stock Units or Deferred Stock Units that are not performance-based will lapse and be of no further force and effect. Such Restricted Stock Units and Deferred Stock Units will be settled and paid in cash or Shares as provided in the Award Agreement. If such Restricted Stock Units or Deferred Stock Units are exempt from the requirements of Section 409A of the Code, the Restricted Stock Units or Deferred Stock Units will be paid within thirty (30) days following such termination or resignation. If such Restricted Stock Units or Deferred Stock Units are subject to the requirements of Section 409A of the Code, then the Restricted Stock Units or Deferred Stock Units will be paid within the thirty (30) day period following the Participant’s separation from service (within the meaning of Section 409A of the Code) (a “Separation from Service”); provided, however, that if at the time of the Participant’s Separation from Service, such Participant is a “specified employee” (within the meaning of Code Section 409A), then payment will be suspended, except as permitted under Code Section 409A, until the first business day after the earlier of (i) the date that is six (6) months after the date of the Participant’s Separation from Service or (ii) the Participant’s death.
(c)              Vesting, Payment and Achievement of Performance-Based Awards. All Awards that are performance-based and for which the Performance Period has been completed as of the date of such termination or resignation but have not yet been paid will vest and be paid in cash or Shares and at such time, each as provided in the Award Agreement, based on actual attainment of each Performance Goal. All performance-based Awards for which the Performance Period has not been completed as of the date of such termination or resignation will with respect to each Performance Goal, vest and be paid out for the entire Performance Period (and not pro rata) based on actual performance achieved through the date of such termination or resignation with the manner of payment to be made in cash or Shares as provided in the Award Agreement within thirty (30) days following the date of such termination or resignation. If such Awards are subject to the requirements of Section 409A of the Code, then the Awards will be paid within the thirty (30) day period following the Participant’s Separation from Service; provided, however, that if at such time, such Participant is a “specified employee” (within the meaning of Code Section 409A), then payment will be suspended, except as permitted under Code Section 409A, until to the first business day after the earlier of (i) the date that is six (6) months after the date of the Separation from Service or (ii) the Participant’s death.
17.4        Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Section 17 may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Award Participant without the prior written consent of the Participant.

17.5            Limitation on Change in Control Payments.  Notwithstanding anything in Section 17.1, 17.2 or 17.3 of this Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of a Stock-Based Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 17.1, 17.2 or 17.3 of this Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further that such payments will be reduced (or acceleration of vesting eliminated) in the following order: (a) Options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (b) pro rata among Awards that constitute deferred compensation under Section 409A of the Code, and (c) finally, among the Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 17.5 will not apply and any “payments” to a Participant pursuant to Section 17.1, 17.2 or 17.3 of this Plan will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Award to become subject to the adverse tax consequences specified in Section 409A of the Code.
18.	Rights of Eligible Recipients and Participants; Transferability.
18.1         Employment.  Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.
18.2          No Rights to Awards. No Participant or Eligible Recipient will have any claim to be granted any Award under this Plan.
18.3          Rights as a Shareholder.  Except as otherwise provided in an Award Agreement, a Participant will have no rights as a shareholder with respect to Shares covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such Shares and then subject to any restrictions or limitations as provided herein or in the Award Agreement.
18.4           Restrictions on Transfer.
(a)         Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)            A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.
(c)             Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.
18.5      Non-Exclusivity of this Plan.  Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
19.	Securities Law and Other Restrictions.
Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any Shares under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of Shares issued pursuant to Awards granted under this Plan, unless (a) such issuance of Shares is in accordance with Applicable Law (including without limitation insider trading laws), including without limitation any requirement that the Shares be fully paid-up under applicable Dutch corporate law; (b) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (c) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

20.	Deferred Compensation; Compliance with Section 409A.
The timing of any payment under this Plan may be governed by any election to defer receipt of a payment made under a Company deferred compensation plan or arrangement. It is intended that all Awards issued under this Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code.  With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a Separation from Service; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A, (d) if any amount becomes payable under such Award on account of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s Separation from Service or (ii) the Participant’s death, and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A.
21.	Amendment, Modification and Termination.
21.1          Generally.  Subject to other subsections of this Section 21 and Sections 3.4 and 21.2 of this Plan, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award.  The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of Shares or other terms and conditions of an Award, extend the term of an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect, including without limitation Section 3.4 of this Plan and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.
21.2    Shareholder Approval.  No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable state corporate laws or regulations, applicable federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4 of this Plan; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of Shares issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of Shares which may be issued or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price or grant price as set forth in Sections 6.3 and 7.3 of this Plan.
21.3      Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 13.5, 15, 20 or 21.4 of this Plan.

21.4           Amendments to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.  By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to any Award granted under this Plan without further consideration or action.
22.	Substituted Awards.
The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
23.	Effective Date and Duration of this Plan.
This Plan is effective as of the Effective Date.  This Plan will terminate at midnight on the day before the ten (10) year anniversary of the Initial Effective Date, and may be terminated prior to such time by Board action.  No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
24.	Miscellaneous.
24.1       Usage.  In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.
24.2      Unfunded Plan.  Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan.  Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual.  To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be.  All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.
24.3       Relationship to Other Benefits. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards under this Plan will be included as “compensation” for purposes of computing the benefits payable to any Participant under any pension, retirement (qualified or non-qualified), savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

24.4           Issuance of Fully Paid-Up Shares; Fractional Shares.
(a)            If new Shares are issued under this Plan, on such Shares at least the nominal value of such Shares is required to be paid. The following alternative methods to pay-up the nominal value of newly issued Shares are permitted under this Plan: (i) payment of an amount in cash at least equal to the aggregate nominal value of the Shares issued; (ii) deducting an amount from the Participant’s net wage and transferring such amount to the Company on behalf of the Participant in order to pay-up the aggregate nominal value of newly issued Shares; (iii) applying (debiting) the Company’s freely distributable reserves for an amount equal to the aggregate nominal value of the newly issued Shares; (iv) payment by means of a “net exercise” of an Option pursuant to Section 6.5(b) of this Plan; and (v) any other method determined and approved by the Committee. The Committee will determine (x) whether any of the aforementioned alternative methods to pay-up newly issued Shares will be permitted in respect of a specific Award and (y) the settlement mechanisms applicable in respect of the aforementioned alternative methods to pay-up newly issued Shares.
(b)        No fractional Shares will be issued or delivered under this Plan or any Award.  The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.
24.5         Governing Law; Mandatory Jurisdiction.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.  Unless otherwise expressly provided in an Award Agreement, the Company and recipients of an Award under this Plan hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the States of Tennessee and Delaware relative to any and all disputes, issues and/or claims that may arise out of or relate to this Plan or any related Award Agreement.  The Company and recipients of an Award under this Plan further agree that any and all such disputes, issues and/or claims arising out of or related to this Plan or any related Award Agreement will be brought and decided in the Federal or State courts of the States of Tennessee or Delaware, with such jurisdiction and venue selected by and at the sole discretion of the Company.
24.6       Successors.  All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
24.7          Construction.  Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the Applicable Law.  If any provision of this Plan or any Award Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid.  The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.
24.8          Delivery and Execution of Electronic Documents.  To the extent permitted by Applicable Law, the Company may:  (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

24.9          No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.
24.10      Indemnification.  Subject to any limitations and requirements under Applicable Law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Association, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

PRINS BERNHARDPLEIN 200  1097 JB AMSTERDAM THE NETHERLANDS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 26, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 26, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E79518-P23036 KEEP THIS PORTION FOR YOUR RECORDS WRIGHT MEDICAL GROUP N.V. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals:
1. Appointment of an executive director nominated by the Board of Directors Nominee: For Against Abstain 1a. Appointment of Robert J. Palmisano for executive director. Mark "For" to appoint Palmisano. For Against Abstain Appointment of eight non-executive directors nominated by the Board of Directors
3.Appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 29, 2019. Nominees: 4.Adoption of our Dutch statutory annual accounts for the fiscal year ended December 30, 2018. 1b. Appointment of David D. Stevens for non-executive director. Mark "For" to appoint Stevens. 1c. Appointment of Gary D. Blackford for non-executive director.
Mark "For" to appoint Blackford. 1d. Appointment of J. Patrick Mackin for non-executive director.
Mark "For" to appoint Mackin. 1e. Appointment of John L. Miclot for non-executive director. Mark "For" to appoint Miclot. 1f.Appointment of Kevin C. O’Boyle for non-executive director. Mark "For" to appoint O’Boyle. 1g. Appointment of Amy S. Paul for non-executive director. Mark "For" to appoint Paul.
1h. Appointment of Richard F. Wallman for non-executive director. Mark "For" to appoint Wallman.
1i.Appointment of Elizabeth H. Weatherman for non-executive director. Mark "For" to appoint Weatherman.2.  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.5.Release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 30, 2018.6.Extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 28, 2020 on the open market, through privately negotiated transactions or in one or more self- tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction.7.Limited authorization of our board of directors to issue ordinary shares or grant rights to subscribe for ordinary shares up to 20% of our issued and outstanding shares at the time of the issue until June 28, 2021.8.Limited authorization of our board of directors to resolve to exclude or restrict our shareholders’ pre-emptive rights under Dutch law with respect to the ordinary shares and rights to subscribe therefor that the board of directors may issue or grant pursuant to the authority in proposal 7 above until June 28, 2021.9.Approval of the Wright Medical Group N.V. Amended and Restated 2017 Equity and Incentive Plan.10.Approval, on an advisory basis, of our executive compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Said attorneys and proxies, or other substitutes (or if only one), at said meeting, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.
Signature [PLEASE SIGN WITHIN BOX]                                                                                                  Date            Signature (Joint Owners)                                                      Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E79519-P23036 WRIGHT MEDICAL GROUP N.V. PROXY
Annual General Meeting of Shareholders June 28, 2019 (Solicited on Behalf of the Board of Directors) The undersigned shareholder of Wright Medical Group N.V. hereby constitutes and appoints Robert J. Palmisano, Lance A. Berry and James A. Lightman or any one of them, to act as the attorneys and proxies of the undersigned, each  with full power of substitution and revocation, to  vote for and otherwise to  represent in  the name, place and stead of  the undersigned at our Annual General Meeting of Shareholders to be held at  our offices at  Prins Bernhardplein 200,  1097 JB Amsterdam, the Netherlands, on Friday, June 28, 2019 at 12:00 p.m. (Central European Time), the number of votes the undersigned would be entitled to cast if personally present at the meeting. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE
DIRECTOR NOMINEES IN PROPOSAL NO. 1 AND "FOR" EACH OTHER PROPOSAL. The instructions entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting.